As filed with the Securities and Exchange Commission on February 9 , 2012
Registration No. 333-172543

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Amendment No. 6
to
Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SearchCore, Inc.
(Exact name of registrant as specified in its charter)

Nevada	8741	43-2041643
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1300 Dove Street, Suite 100 Newport Beach, CA 92660	(855) 420-2262
(Address, including zip code, of registrant’s principal executive offices)	(Telephone number, including area code)

James Pakulis, Chief Executive Officer SearchCore, Inc. 1300 Dove Street, Suite 100 Newport Beach, CA 92660 (855) 420-2262
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Brian A. Lebrecht, Esq.
The Lebrecht Group, APLC
9900 Research Drive
Irvine, CA  92618
(949) 635-1240

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock offered for sale	5,000,000		$3.00		$15,000,000	$1741.50
Common Stock of certain selling shareholders	4,397,500	(1)	$2.80	(2)	$12,313,000	$1,429.54
Total Registration Fee						$3,171.04

(1)
Consists of shares of common stock held by 30 selling shareholders.  Pursuant to Rule 416 of the Securities Act, this registration statement shall be deemed to cover additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms that provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend paid with respect to, the registered securities.

(2)	The registration fee is calculated pursuant to Rule 457(c) of the Securities Act of 1933 based on the average of the high and low transaction prices on February 22, 2011.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the SEC is effective.  This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 9 , 2012

PROSPECTUS

Up to 9,397,500 shares of common stock

SEARCHCORE, INC.

We are hereby registering 5,000,000 shares, representing 5.7% of our outstanding common stock if all shares are sold, for sale by us to investors at a price of $3.00 per share.  We are also hereby registering up to 4,397,500 shares, representing approximately 5.3% of our current outstanding common stock, for sale by 30 of our existing shareholders.  This offering will terminate on the earlier of (i) when all 9,397,500 shares are sold or (ii) on the date which is three years after the effective date hereof, unless we terminate it earlier.

Investing in the common stock involves risks.   SearchCore, Inc.  (formerly General Cannabis, Inc.). While not a development stage company, is a company with limited operations, limited income, and limited assets, and you should not invest unless you can afford to lose your entire investment.  See “Risk Factors” beginning on page 4.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.  Our common stock is governed under The Securities Enforcement and Penny Stock Reform Act of 1990, and as a result you may be limited in your ability to sell our stock.

Shares sold for our benefit will be sold at a price of $3.00 per share.  These shares will be offered by certain of our officers and directors, primarily, James Pakulis and Douglas Francis, our Chief Executive Officer and President, respectively, on a best efforts basis with no minimum.

Shares sold by selling stockholders will be sold by them on their own behalf at prevailing market prices or at privately negotiated prices.  The selling stockholders, and any participating broker-dealers, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the “Securities Act,” and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.   SearchCore, Inc. is not selling any of the shares held by selling stockholders and therefore will not receive any proceeds therefrom.  The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Our common stock is quoted on the OTCQX tier of the marketplace maintained by OTC Markets Group, Inc. under the symbol “ SRER. ”  The closing price of our common stock as reported by OTC Markets Group, Inc. on January 18, 2012 was $1.40.

The date of this prospectus is __________________, 201 2

PROSPECTUS SUMMARY

SEARCHCORE, INC.

Recent Name Change

Effective on January 6, 2012, we changed our name from General Cannabis, Inc. to SearchCore, Inc. This change was to more accurately highlight the technology aspect of our business, and our intentions to expand into lines of business outside of the medicinal cannabis industry.

We are a technology service provider, currently primarily involved in the medicinal cannabis industry.

We are not engaged in the growing, harvesting, cultivation, possession, or distribution of cannabis.  Instead, we assist the physicians, dispensaries, and end-users within the medicinal cannabis industry in finding each other and in advertising their businesses.

All of our operations are conducted through our wholly-owned subsidiaries, each of which is incorporated or qualified to do business in the states in which it does so.

Corporate Information

SearchCore, Inc. was formed on July 14, 2003 in the State of Nevada as Tora Technologies, Inc. On November 21, 2006, it changed its name to Makeup.com Limited, on January 29, 1010, it changed its name to LC Luxuries Limited, and on November 5, 2010, it changed its name to General Cannabis, Inc. Finally, on January 6, 2012, the company changed its name to SearchCore, Inc.

Our corporate headquarters are located at 1300 Dove Street, Suite 100, Newport Beach, California 92660, and our telephone number is (855) 420-2262.  Our website is http://www.searchcore.com/ .  Information contained on our website is not incorporated into, and does not constitute any part of, this prospectus.

The Offering

Securities Offered:

Shares Offered by SearchCore:	We are registering to sell to new investors up to 5,000,000 shares of common stock. We will sell these shares to new investors at $3.00 per share

Shares Offered by Selling Stockholders:	We are registering 4,397,500 shares for sale by 30 selling stockholders, all of which are existing holders of our common stock (see list of Selling Stockholders)

RISK FACTORS

Any investment in our common stock involves a high degree of risk.  You should consider carefully the following information, together with the other information contained in this prospectus, before you decide to buy our common stock.  If one or more of the following events actually occurs, our business will suffer, and as a result our financial condition or results of operations will be adversely affected.  In this case, the market price, if any, of our common stock could decline, and you could lose all or part of your investment in our common stock.

We face risks in developing our products and services and eventually bringing them to market.  We also face risks that we will lose some, or all of our market share in existing businesses to competition, or we risk that our business model becomes obsolete.  The following risks are material risks that we face.  If any of these risks occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed.  We are not engaged in the growing, harvesting, cultivation, possession, or distribution of cannabis.  Instead, we assist the physicians, dispensaries, and end-users within the medicinal cannabis industry in finding each other.  The physicians and medical clinics are our direct clients.  However, other entities in the medicinal cannabis industry, such as dispensaries, may and do utilize our internet finder sites in order to procure business.

Risk Factors Related to the Business of the Company

Some of the business activities of some of our customers, while believed to be compliant with applicable state law, are illegal under federal law because they violate the Federal Controlled Substances Act.  If our customers are closed by law enforcement authorities, it will materially and adversely affect our business.

The medicinal cannabis industry is currently conducted in the 16 states, plus the District of Columbia, that have passed laws either decriminalizing or legalizing the medicinal use of cannabis.  However, under United States federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal.  Most of our customers are dispensaries that possess and transfer cannabis which we believe are for medical purposes, and we manage physician offices where patients, if warranted, receive a letter of recommendation from a physician permitting them to enter a dispensary and acquire medicinal cannabis, both of which are considered to be illegal under the Controlled Substances Act.  We do have customers that are not involved in the medicinal cannabis industry, although they are not material to our overall business.  The federal, and in some cases state, law enforcement authorities have frequently closed down dispensaries and investigated and/or closed physician offices that provide medicinal cannabis recommendations.  To the extent that an affected dispensary or physician office is a customer of ours, and that dispensary or physician office is closed, it will negatively affect our revenue, and to the extent that it prevents or discourages new dispensaries and physician offices from entering the medicinal cannabis industry, we will have fewer customers and thus it would have a material negative affect on our business and operations.

Recently, the U.S. Attorney’s Office in California has publicized their intent to pursue not only growers and sellers of medicinal cannabis, but also newspapers, radio stations, and other outlets that run advertisements for medicinal cannabis dispensaries. Dispensaries constitute a material percentage of our revenue stream, and if they were prevented from advertising and thus growing their business, it could have a material adverse effect on ours. In addition, while not specifically identified in the publicized statements, our websites could be considered an outlet that runs advertisements for the medicinal cannabis industry. Legal action by the U.S. Attorney’s Office against outlets that run advertisements for dispensaries may have a material effect on our business. Predicated on the legal action taken, it may cause a decrease in sales to the point where we are unable to continue as a going concern.

Because the business activities of some of our customers is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to those customers.  As a result, we may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

Under United States federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal.  We provide services to customers that are engaged in those illegal businesses.  As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities.  The federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.”  18 U.S.C. §2(a).

Our business, and specifically the advertisements we sell for activities that may be deemed to be illegal under federal law, may be found to be in violation of this law, and the federal government could decide to bring an action against us.  As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment.  Such an action would have a material negative effect on our business and operations.

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of operations.  We may not successfully address all of the risks and uncertainties or successfully implement our existing and new products and services.  If we fail to do so, it could materially harm our business and impair the value of our common stock, resulting in a loss to shareholders.  Even if we accomplish these objectives, we may not generate the positive cash flows or profits we anticipate.  Although we were incorporated in Nevada in 2003, the vast majority of the business that we conduct now was started or acquired in 2010.  Unanticipated problems, expenses and delays are frequently encountered in establishing a new business and developing new products and services.  These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development, the inability to employ or retain talent, inadequate sales and marketing, and regulatory concerns.  The failure by us to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce, curtail, or discontinue operations.  No assurance can be given that we can or will ever be successful in our operations and operate profitably.

Approximately 17% of our gross revenue in 2011 came from a single contractual arrangement with a professional medical corporation that owns medicinal cannabis clinics. If that contract was terminated, or if those clinics were shut down (voluntarily or by law enforcement), we would lose significant revenue.

We are retained by Kien P. Tran, M.D., Inc., a professional medical corporation, by a management agreement to manage, market and provide administrative services to medical clinics. We currently manage ten clinics pursuant to this arrangement. The Management Contract may be terminated, by either party, on 30-days notice. T ermination of this agreement would have a material negative impact on our revenue.

If we are unable to meet our future capital needs, we may be required to reduce or curtail operations, or shut down completely.

To date we have relied on cash flow from operations and funding from a small group of individual investors, including James Pakulis, to fund operations.  We have limited cash liquidity and capital resources.  Our cash on hand as of December 31, 2010, was approximately $1.39 million.  For the year ended December 31, 2010, our total revenue was approximately $3.57 million, and our net income was $350,500, consisting of $414,400 of operating income, $1,100 in interest expense, and a $62,000 provision for Income Tax.  At September 30, 2011, our cash on hand was approximately $1.39 million, and for the nine months ended September 30, 2011, our total revenue was approximately $10.38 million, and our net income was approximately $1.28 million.

Our future capital requirements will depend on many factors, including our ability to market our products successfully, cash flow from operations, locating and retaining talent, and competing market developments.  Our business model requires that we spend money (primarily on advertising and marketing) in order to generate revenue.  Based on our current financial situation we may have difficulty continuing our operations at their current level, or at all, if we do not raise additional financing in the near future.  Additionally, we would like to continue to acquire assets and operating businesses, which will likely require additional cash.  Although we currently have no specific plans or arrangements for acquisitions or financing, we intend to raise funds through private placements, public offerings or other financings.  Any equity financings would result in dilution to our then-existing stockholders.  Sources of debt financing may result in higher interest expense.  Any financing, if available, may be on unfavorable terms.  If adequate funds are not obtained, we may be required to reduce, curtail, or discontinue operations.  There is no assurance that our existing cash flow will be adequate to satisfy our existing operating expenses and capital requirements.

Because we face intense competition, we may not be able to operate profitably in our markets.

The market for the services that we offer is highly competitive.  The competition will most likely increase if more states permit the use of medicinal cannabis.  The increased competition may hinder our ability to successfully market our products and services.  We may not have the resources, expertise or other competitive factors to compete successfully in the future.  We expect to face additional competition from existing competitors and new market entrants in the future. Some of our competitors will have greater resources than we do.  As a result, these competitors may be able to:

●	develop and expand their product and service offerings more rapidly;

●	adapt to new or emerging changes in customer requirements more quickly;

●	take advantage of acquisition and other opportunities more readily; and

●	devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies than we can. See “The Company - Competition.”

If no additional states allow the medicinal use of cannabis, or if one or more states that currently allow it reverse their position, we may not be able to continue our growth, or the market for our products and services may decline.

Currently, sixteen states and the District of Columbia allow the use of medicinal cannabis.  There can be no assurance that number of states that allow the use of medicinal cannabis will grow, and if it does not, there can be no assurance that the sixteen existing states and/or the District of Columbia won’t reverse their position and disallow it.  If either of these things happens, then not only will the growth of our business be materially impacted, we may experience declining revenue as the market for our products and services declines.

If we are unable to attract and retain key personnel, we may not be able to compete effectively in our market.

Our success will depend, in part, on our ability to attract and retain key management, including primarily James Pakulis and Douglas Francis, but also our technical experts and sales and marketing personnel.  We attempt to enhance our management and technical expertise by recruiting qualified individuals who possess desired skills and experience in certain targeted areas.  We have also employed management from companies that we have acquired.  Our inability to retain employees and attract and retain sufficient additional employees, and information technology, engineering and technical support resources, could have a material adverse effect on our business, financial condition, results of operations and cash flows.  The loss of key personnel could limit our ability to develop and market our products.

Because our officers and directors control a large percentage of our common stock, they have the ability to influence matters affecting our shareholders.

Our officers and directors beneficially own over 68% of our outstanding common stock.  As a result, they have the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares.  Because they control such shares, investors may find it difficult to replace our directors and management if they disagree with the way our business is being operated.  Because the influence by these insiders could result in management making decisions that are in the best interest of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.  See “Principal Shareholders.”

We may not be able to effectively manage our growth and operations, which could materially and adversely affect our business.

We have, and may in the future, experience rapid growth and development in a relatively short period of time.  The management of this growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs, increased marketing activities, the ability to attract and retain qualified management personnel and the training of new personnel.  We intend to utilize outsourced resources, and hire additional personnel, in order to manage our expected growth and expansion.  Failure to successfully manage our possible growth and development could have a material adverse effect on our business and the value of our common stock.

In the states where medicinal cannabis is permitted, local laws and regulations could adversely affect our clients, including causing some of them to close, which would materially and adversely affect our business.

Even in areas where the medicinal use of cannabis is legal under state law, there are also local laws and regulations that affect our clients.  For example, in some cities or counties a medical cannabis dispensary is prohibited from being located within a certain distance from schools or churches.  These local laws and regulations may cause some of our customers to close, impacting our revenue and having a material effect on our business and operations.  In addition, the enforcement of identical rules or regulations as it pertains to medicinal cannabis may vary from municipality to municipality, or city to city.

Our websites are visible in jurisdictions where medicinal use of cannabis is not permitted, and as a result we may be found to be violating the laws of those jurisdictions.

Internet websites are visible by people everywhere, not just in jurisdictions where the activities described therein are considered legal.  As a result, we may face legal action from a state or other jurisdiction against us for engaging in activity illegal in that state or jurisdiction.

Our industry is experiencing rapid growth and consolidation that may cause us to lose key relationships and intensify competition.

The medicinal cannabis industry is undergoing rapid growth and substantial change.  This includes new states that may allow medicinal use of marijuana.  This has resulted in increasing consolidation and formation of strategic relationships.  For example, we have already consolidated several businesses in the medicinal cannabis industry, and we have entered into strategic advertising relationships with a laboratory that tests cannabis.  A cancellation of our relationship with this group or any group that we form a relationship in the future may have a negative impact on the company because it could limit our advertising exposure or the number of customers that use our websites.  We make no assurance that any relationship we have established will continue.

Acquisitions or other consolidating transactions that don’t involve us could nevertheless harm us in a number of ways, including:

●
we could lose strategic relationships if our strategic partners are acquired by or enter into relationships with a competitor (which could cause us to lose access to distribution, content, technology and other resources);

●	The relationship between us and the strategic partner may deteriorate and cause an adverse effect on our business;

●	we could lose customers if competitors or users of competing technologies consolidate with our current or potential customers; and

●	our current competitors could become stronger, or new competitors could form, from consolidations.

Any of these events could put us at a competitive disadvantage, which could cause us to lose customers, revenue and market share.  Consolidation could also force us to expend greater resources to meet new or additional competitive threats, which could also harm our operating results.

We rely on the continued reliable operation of third parties’ systems and networks and, if these systems and networks fail to operate or operate poorly, our business and operating results will be harmed.

Our operations are in part dependent upon the continued reliable operation of the information systems and networks of third parties.  These include a variety of service providers including web browsers sites such as Google or MSN in which the majority of our customers locate us, internet and telephone providers or other communication providers such as for cell phone and texting.  If these third parties do not provide reliable operation, our ability to service our customers will be impaired and our business, reputation and operating results could be harmed.

The Internet and our network are subject to security risks that could harm our business and reputation and expose us to litigation or liability.

Online commerce and communications depend on the ability to transmit confidential information and licensed intellectual property securely over private and public networks.  Any compromise of our ability to transmit and store such information and data securely, and any costs associated with preventing or eliminating such problems, could damage our business, hurt our ability to distribute products and services and collect revenue, threaten the proprietary or confidential nature of our technology, harm our reputation, and expose us to litigation or liability.  We also may be required to expend significant capital or other resources to protect against the threat of security breaches or hacker attacks or to alleviate problems caused by such breaches or attacks.  Any successful attack or breach of our security could hurt consumer demand for our products and services, and expose us to consumer class action lawsuits and harm our business.

We may be unable to adequately protect our proprietary rights.

Our ability to compete partly depends on the superiority, uniqueness and value of our intellectual property and technology, including both internally developed technology and technology licensed from third parties.  To the extent we are able to do so, in order to protect our proprietary rights, we will rely on a combination of trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions.  Despite these efforts, any of the following occurrences may reduce the value of our intellectual property:

●	Our applications for trademarks and copyrights relating to our business may not be granted and, if granted, may be challenged or invalidated;

●	Issued trademarks and registered copyrights may not provide us with any competitive advantages;

●	Our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology;

●	Our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we develop; or

●	Another party may obtain a blocking patent and we would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our products.

We may be forced to litigate to defend our intellectual property rights, or to defend against claims by third parties against us relating to intellectual property rights.

We may be forced to litigate to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of other parties’ proprietary rights.  Any such litigation could be very costly and could distract our management from focusing on operating our business.  The existence and/or outcome of any such litigation could harm our business.

        Further, because the content of much of our intellectual property concerns cannabis and other activities that are not legal in some state jurisdictions, we may face additional difficulties in defending our intellectual property rights.

Interpretation of existing laws that did not originally contemplate the Internet could harm our business and operating results.

The application of existing laws governing issues such as property ownership, copyright and other intellectual property issues to the Internet is not clear.  Many of these laws were adopted before the advent of the Internet and do not address the unique issues associated with the Internet and related technologies.  In many cases, the relationship of these laws to the Internet has not yet been interpreted.  New interpretations of existing laws may increase our costs, require us to change business practices or otherwise harm our business.

It is not yet clear how laws designed to protect children that use the Internet may be interpreted, and such laws may apply to our business in ways that may harm our business.

The Child Online Protection Act and the Child Online Privacy Protection Act impose civil and criminal penalties on persons distributing material harmful to minors (e.g., obscene material) over the Internet to persons under the age of 17, or collecting personal information from children under the age of 13.  We do not knowingly distribute harmful materials to minors or collect personal information from children under the age of 13.  The manner in which these Acts may be interpreted and enforced cannot be fully determined, and future legislation similar to these Acts could subject us to potential liability if we were deemed to be non-compliant with such rules and regulations, which in turn could harm our business.

We may be subject to market risk and legal liability in connection with the data collection capabilities of our products and services.

Many of our products are interactive Internet applications that by their very nature require communication between a client and server to operate.  To provide better consumer experiences and to operate effectively, our products send information to our servers.  Many of the services we provide also require that a user provide certain information to us.  We post an extensive privacy policy concerning the collection, use and disclosure of user data involved in interactions between our client and server products.

Because we are in the cannabis industry, we have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liabilities.

Insurance that is otherwise readily available, such as workers compensation, general liability, and directors and officers insurance, is more difficult for us to find, and more expensive, because we engaged in the medicinal cannabis industry.  Thus far, we have been successful in finding such policies, however it is at a cost that is higher than other businesses.  There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us.  If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

Risks Related To Our Common Stock

As a result of published articles and research reports, and television interviews by our Chief Executive Officer that mentioned our offering, we may have violated Section 5 of the Securities Act, and may have to rescind sales of our securities pursuant to this Prospectus.

Section 5 of the Securities Act prohibits the offer and sale of the securities included in this Prospectus prior to the effectiveness of the registration statement of which this Prospectus is a part.  During the time that this Prospectus was under review by the Commission, several articles and research reports were published that referenced us, the medicinal cannabis industry, and this offering.  In addition, our Chief Executive Officer, James Pakulis, participated in television interviews with Fox News and MSNBC that discussed the company, the medicinal cannabis industry, and this offering.  It is possible that these public communications could be considered an offer of securities in violation of Section 5.  If they were deemed to be an offer in violation of Section 5 by the Commission or a state securities regulator, they could force us to make a rescission offer to some or all of the purchasers of the securities.  At the time of a rescission offer, we may or may not have the resources to fund the repurchase of the securities, and it may have a detrimental effect on our business and operations.

Our common stock is listed for quotation on the OTCQX tier of the marketplace maintained by OTC Markets Group, Inc., which may make it more difficult for investors to resell their shares due to suitability requirements.

Our common stock is currently quoted on the OTCQX tier of the marketplace maintained by OTC Markets Group, Inc.  Broker-dealers often decline to trade in over the counter stocks given the market for such securities are often limited, the stocks are more volatile, and the risk to investors is greater.  These factors may reduce the potential market for our common stock by reducing the number of potential investors.  This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of their shares.  This could cause our stock price to decline.

If we are unable to pay the costs associated with being a public, reporting company, we may not be able to continue trading on the OTCQX and/or we may be forced to discontinue operations.

We expect to have significant costs associated with being a public, reporting company, which may raise substantial doubt about our ability to continue trading on the OTCQX and/or continue as a going concern.  These costs include compliance with the Sarbanes-Oxley Act of 2002, which will be difficult given the limited size of our management, and we will have to rely on outside consultants.  Accounting controls, in particular, are difficult and can be expensive to comply with.

Our ability to continue trading on the OTCQX and/or continue as a going concern will depend on positive cash flow, if any, from future operations and on our ability to raise additional funds through equity or debt financing.  If we are unable to achieve the necessary product sales or raise or obtain needed funding to cover the costs of operating as a public, reporting company, our common stock may be deleted from the OTCQX and/or we may be forced to discontinue operations.

We do not intend to pay dividends in the foreseeable future.

We do not intend to pay any dividends in the foreseeable future.  We do not plan on making any cash distributions in the manner of a dividend or otherwise.  Our Board presently intends to follow a policy of retaining earnings, if any.

We have the right to issue additional common stock and preferred stock without consent of stockholders.  This would have the effect of diluting investors’ ownership and could decrease the value of their investment.

We have additional authorized, but unissued shares of our common stock that may be issued by us for any purpose without the consent or vote of our stockholders that would dilute stockholders’ percentage ownership of our company.

In addition, our certificate of incorporation authorizes the issuance of shares of preferred stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors.  Our certificate of incorporation has authorized issuance of up to 20,000,000 shares of preferred stock in the discretion of our Board.  The shares of authorized but undesignated preferred stock may be issued upon filing of an amended certificate of incorporation and the payment of required fees; no further stockholder action is required.  If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock.  Such terms could include, among others, preferences as to dividends and distributions on liquidation.

Our President and Chief Executive Officer will eventually be permitted to sell some of their stock, which may have a negative effect on our stock price and ability to raise additional capital, and may make it difficult for investors to sell their stock at any price.

Douglas Francis and James Pakulis, our President and Chief Executive Officer, respectively, are the owners of an aggregate of 57,804,579 shares of our common stock, representing over 68% of our total issued shares.  On October 17, 2011, we entered into a Lock-Up Agreement with each of them that prevents them from selling any of their securities until the earlier to occur of (i) three months after effectiveness of the registration statement of which this prospectus is a part, (b) we are no longer selling our securities in a primary sale pursuant to the registration statement, or (c) the closing sale price for our common stock is over $3.00 for twenty (20) consecutive trading days.  Once one or more of these conditions are satisfied, either of them may be able to sell up to 1% of our outstanding stock (currently approximately 831,000 shares) every 90 days in the open market pursuant to Rule 144, which may have a negative effect on our stock price and may prevent us from obtaining additional capital.  In addition, if either of them are selling their stock into the open market, it may make it difficult or impossible for investors to sell their stock at any price.

Our common stock is governed under The Securities Enforcement and Penny Stock Reform Act of 1990.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock.  The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management.  Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation, and the effects of competition.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions.  These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement.  We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders.  We will not receive any proceeds from the sale of shares of common stock by the selling stockholders in this offering.  However, if we are able to sell the entire 5,000,000 shares we will receive up to $15,000,000 from the sale of common stock we are registering at $3.00 per share, in an offering conducted by our officers and directors.

We do not intend to engage any broker/dealers for the sale of the shares, and thus do not expect to pay any sales commissions, in which event, if all shares are sold, the net proceeds to us would be $15,000,000 based on an offering price of $3.00 per share.  However, if we do decide to pay sales commissions, the net proceeds (at an offering price of $3.00 per share and potential sales commissions of up to 10% of the gross proceeds) from the sale of all the shares which we intend to offer to new investors would then be a maximum of $13,500,000.  Furthermore, we will have paid expenses in connection with the registration and sale of the common stock by the selling security holders, who may be deemed to be underwriters in connection with their offering of shares.

These proceeds would be received from time to time as sales of these shares are made by us.  As set forth in the following table, we will use those proceeds primarily for the acquisition of Internet intellectual property and revenue generating businesses, plus additional staffing needs, with the remainder used for general working capital for operations.  We intend to use the proceeds in the following order of priority:

	Assumed Offering (1)		Maximum Offering
Description of Use	Amount	Percent	Amount	Percent

Internet Domain Name Acquisitions	$2,000,000	40%	$5,000,000	33.3%

Business Acquisitions	1,000,000	20%	6,000,000	40.0%

Staffing Needs	500,000	10%	1,500,000	10.0%

Working Capital	1,500,000	30%	2,500,000	16.7%

Total (2)	$5,000,000	100.0%	$15,000,000	100.0%

(1)	Assumes that we raise $5,000,000 in this offering. This offering is conducted on a best efforts basis with no minimum; therefore, we could raise less than $5,000,000.

(2)
The Offering is being sold by our officers and directors, who will not receive any compensation for their efforts.  No sales fees or commissions will be paid to such officers or directors.  Shares may be sold by registered broker or dealers who are members of the NASD and who enter into a Participating Dealer Agreement with us.  Such brokers or dealers may receive commissions up to ten percent (10%) of the price of the Shares sold.

The above budgeted amounts are only for initial working purposes since we do not know how much we will need to spend on these items.  Even if we are able to sell the maximum shares and we are not able to sufficiently expand operations and increase revenues, we do not know how long these funds will last, and we have no other specific plans for raising additional funds.  The portion of any net proceeds not immediately required will be invested in certificates of deposit or similar short-term interest bearing instruments.

DETERMINATION OF OFFERING PRICE

Our management has established the price of $3.00 per share based upon their estimates of the market value of SearchCore, Inc. (formerly General Cannabis, Inc.) and the price at which potential investors might be willing to purchase the shares offered.

We are registering up to 4,397,500 shares for resale by existing holders of our common stock.  These shares may be sold by the selling stockholder at prevailing market prices or privately negotiated prices on any over the counter quotation medium or inter-dealer quotation system.

SELLING SECURITY HOLDERS

The following table provides information with respect to shares offered by the selling stockholders:

Selling stockholder	Shares for sale	Shares before offering	Percent before offering	Shares after offering	Percent after offering (1)

Ardelu Trust (2)	200,000	200,000	<1%	-	-
Steven J. Baldwin	20,000	20,000	<1%	-	-
Robert S. Wrinkle	2,000	2,000	<1%	-	-
Harvey L. & Harlene F. Backman Rev Fam Tr (3)	36,000	36,000	<1%	-	-
James A. & Jenifer A. Ryan	1,000	1,000	<1%	-	-
Mark & Analee Reutlinger (Community Property)	100,000	100,000	<1%	-	-
Mircha Panduru	5,000	5,000	<1%	-	-
Ronald L. Webb	3,000	3,000	<1%	-	-
Raphael A. Morris	100,000	100,000	<1%	-	-
Robert and Leonora Turkovich, JT	30,000	30,000	<1%	-	-
Robert M. Phillps	1,000	1,000	<1%	-	-
Sherrie L. Backman	20,000	20,000	<1%	-	-
Brian Fritz	15,000	15,000	<1%	-	-
Penelope S. McTaggart	50,000	50,000	<1%	-	-
David E. Backman	10,000	10,000	<1%	-	-
Monty M. Elkins 1995 Trust (4)	4,500	4,500	<1%	-	-
Ronnie Colsen	50,000	50,000	<1%	-	-
Mark Oring	25,000	25,000	<1%	-	-
Craig R. Jonov	100,000	100,000	<1%	-	-
Kim Opler	375,000	375,000	<1%	-	-
Donald B. Lashley	125,000	125,000	<1%	-	-
Millennium Trust Company, LLC FBO Sherrie Backman Roth IRA	30,000	30,000	<1%	-	-
Revyv, LLC (5)	250,000	500,000	<1%	250,000	<1%
Synergistic Resources, LLC (6)	2,000,000	2,000,000	2.40%	-	-
Justin Hartfield (7)	250,000	8,200,000	9.84%	7,950,000	9.0%
Keith Hoerling (7)	250,000	8,200,000	9.84%	7,950,000	9.0%
Millennium Trust Company, LLC FBO David E Backman Roth IRA #90GP29016	50,000	50,000	<1%	-	-
Nina Beatrice Rung-Hoch	120,000	120,000	<1%	-	-
The Lebrecht Group, APLC (8)	100,000	100,000	<1%	-	-
Adnant, LLC (9)	75,000	75,000	<1%	-	-

Total	4,397,500	20,547,500	24.7%	16,150,000	18.3%

(1)
Based on 88,340,256 shares outstanding, which includes the 5,000,000 shares offered for sale to new investors by us in this offering.  This offering is on a best-efforts basis with no minimum, therefore, we could sell less than 5,000,000 shares being offered to new investors.

(2)	The trust is controlled by Randall Delue.

(3)	The trust is controlled by Harvey L. & Harlene F. Backman, its Trustees.

(4)	The trust is controlled by Monty M. Elkins, its Trustee.

(5)
Revyv, LLC is controlled by James Johnson, Robert Johnson, and David Johnson, its members.  James Johnson and David Johnson were formerly employed by our wholly-owned subsidiary, General Management Solutions, Inc.

(6)	Synergistic Resources, LLC is controlled by Brent Inzer, its manager. Brent Inzer is employed by us.

(7)
All shares of stock held by Mr. Hartfield and Mr. Hoerling (whether included in this registration statement or not) are subject to a written lock-up agreement whereby none of the shares may be sold prior to June 30, 2011, up to twenty five percent (25%) of the shares may be sold beginning on June 30, 2011, and the remaining shares may be sold beginning on November 30, 2011.  Mr. Hartfield and Mr. Hoerling are employed by us.

(8)	The Lebrecht Group, APLC is our legal counsel. Voting and dispositive control for securities owned by The Lebrecht Group, APLC is with Brian A. Lebrecht.

(9)	Adnant, LLC is controlled by Sabas Carrillo, its manager. Mr. Carrillo provides services to us as an independent contractor in the areas of accounting and financial statement preparation.

All of the shares held by the selling stockholders are restricted securities as that term is defined in Rule 144 promulgated under the Securities Act of 1933.  Further, SearchCore, Inc. (formerly General Cannabis, Inc.) was, prior to November 19, 2010, a non-operating shell company.  As a result, selling shareholders are not eligible to resell their shares in the open market unless and until the earlier of (i) the effectiveness of the registration statement of which this Prospectus is a part, or (ii) until SearchCore “cures” its shell status by meeting the following requirements: (1) it is no longer a shell company as defined in Rule 144(i)(1), (2)it has filed all reports (other than Form 8-K reports) required under the Exchange Act for the preceding 12 months (or for a shorter period that the issuer was required to file such reports and materials); and, (3) it has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1), and at least one year has elapsed since the issuer filed that information with the Commission.  The Company filed “Form 10 information” with the Commission on March 3, 2011.  Those selling stockholders that are affiliates will further be limited to selling a maximum of one percent (1%) of our outstanding shares of common stock every 90 days.

PLAN OF DISTRIBUTION

We, through our officers and directors, intend to offer up to 5,000,000 shares at a price of $3.00 per share to potential investors.  We have not at this point engaged any broker-dealers licensed by The Financial Industry Regulatory Authority for the sale of these shares and presently have no intention to do so.  If we engaged any broker-dealers, they may be acting as underwriters for the offering of these shares.

Our officers and directors intend to seek to sell the common stock to be sold by us in this offering by contacting persons with whom they have had prior contact who have expressed interest in us, and by seeking additional persons who may have interest through various methods such as mail, telephone, and email.  Any solicitations by mail, telephone, or email will be preceded by or accompanied by a copy of this Prospectus.  We do not intend to offer the securities over the Internet or through general solicitation or advertising.  Our officers and directors are relying on an exemption from registration as a broker-dealer pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 in that they are not statutorily disqualified, are not associated with a broker or dealer, are not receiving compensation related to these transactions, and perform substantial other duties for us.

Our common stock is quoted on the OTCQX tier of the marketplace maintained by OTC Markets Group, Inc. under the symbol “ SRER. ”  The selling stockholders will be able to sell their shares referenced under “Selling Security Holders” from time to time at prevailing market prices or in privately negotiated sales.  Any securities sold in brokerage transactions will involve customary brokers’ commissions.

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders, who may be deemed to be underwriters in connection with their offering of shares.  The estimated expenses of issuance and distribution are set forth below:

Registration Fees	Approximately	$7,900
Transfer Agent Fees	Approximately	500
Costs of Printing and Engraving	Approximately	500
Legal Fees	Approximately	45,000
Accounting and Audit Fees	Approximately	35,000
Total		$88,900

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states.  In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them.  The selling stockholders and any brokers, dealers or agents that participate in the distribution of common stock may be considered underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by those underwriters, brokers, dealers or agents may be considered underwriting discounts and commissions under the Securities Act of 1933.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock.  The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

In accordance with Regulation M under the Securities Exchange Act of 1934, neither we nor the selling stockholders (other than our officers and directors who will sell shares of common stock on our behalf, and then only in compliance with Regulation M) may bid for, purchase or attempt to induce any person to bid for or purchase, any of our common stock while we or they are selling stock in this offering.  Neither we nor any of the selling stockholders intends to engage in any passive market making or undertake any stabilizing activity for our common stock.  None of the selling stockholders will engage in any short selling of our securities.  We have been advised that under the rules and regulations of the FINRA, any broker-dealer may not receive discounts, concessions, or commissions in excess of 10% in connection with the sale of any securities registered hereunder.

On October 17, 2011, we entered into a Lock-Up Agreement with James Pakulis and Douglas Francis that prevents them from selling any of their securities until the earlier to occur of (i) three months after effectiveness of the registration statement of which this prospectus is a part, (b) we are no longer selling our securities in a primary sale pursuant to the registration statement, or (c) the closing sale price for our common stock is over $3.00 for twenty (20) consecutive trading days.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001, and 20,000,000 shares of preferred stock, par value $0.001.  As of the date of this Registration Statement, there are 83,340,256 shares of our common stock issued and outstanding, and no shares of preferred stock issued or outstanding.

Common Stock.  Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders.  There is no cumulative voting with respect to the election of our directors or any other matter.  Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors.  The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore.  Cash dividends are at the sole discretion of our Board of Directors.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.  Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock.  We are authorized to issue 20,000,000 shares of preferred stock.  The rights, privileges, and preferences of our preferred stock can be set by our Board of Directors without further shareholder approval.  We have not authorized or established any series’ of preferred stock, and none are anticipated.  There are no shares of preferred stock issued or outstanding.  The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

Dividend Policy.  We have not declared or paid a cash dividend on our capital stock in our last two fiscal years and we do not expect to pay cash dividends on our common stock in the foreseeable future.  We currently intend to retain our earnings, if any, for use in our business.  Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Options, Warrants and Convertible Securities.  On November 19, 2010, we entered into an Agreement and Plan of Reorganization and Merger pursuant to which we acquired 100% of the membership interests of WeedMaps, LLC, a Nevada limited liability company.  In addition to the consideration paid, the two principals of WeedMaps, LLC can collectively earn up to an aggregate of Sixteen Million (16,000,000) additional shares of our common stock pursuant to certain earn-out provisions in the Purchase Agreement.

Pursuant to the terms of a marketing services agreement with Crystal Research Associated, LLC dated October 5, 2010, we issued four-year warrants to acquire 250,000 shares of our common stock at $4.00 per share.

INTEREST OF NAMED EXPERTS AND COUNSEL

The Lebrecht Group, APLC serves as our legal counsel in connection with this offering.  The Lebrecht Group owns 100,000 shares of our common stock.

DESCRIPTION OF BUSINESS

Recent Name Change

Effective on January 6, 2012, we changed our name from General Cannabis, Inc. to SearchCore, Inc.  This change was to more accurately highlight the technology aspect of our business, and our intentions to expand into lines of business outside of the medicinal cannabis industry.  Our core service is to help businesses (currently dispensaries) connect with consumers and businesses in their internet searches.  Currently, when a consumer or business utilizes our technological platform, they are searching primarily for dispensaries, dispensary related items, social engagement and/or reviews.  We believe that the success of our technology enables us to expand to non-cannabis related industries and provide comparable features.  The company has not yet identified the specific industries in which it will offer our technological services.  However, once we identify a viable industry, we will then apply the same technological methodology that we apply to the medicinal cannabis industry.  Specifically, retaining a sales team to contact stores in that industry and offer our finder site and search engine optimization services.  The stores will pay a fee to us , and we then will market and promote their products and services on a custom website.  The end result is increased traffic to the stores, and increased revenue to us .  Therefore, our business model is being modified in the sense that we are intending to expand our technology based services to a larger audience.

We provide a focused variety of services to the medicinal cannabis industry. We are not engaged in the growing, harvesting, cultivation, possession, or distribution of cannabis.  Instead, we assist the physicians, dispensaries, and end-users in the medicinal cannabis industry in finding each other and in advertising their businesses.  We were incorporated in the State of Nevada in 2003.

The Medicinal Cannabis Industry

Sixteen states, plus the District of Columbia, have adopted laws that exempt patients from state criminal penalties who use medicinal cannabis under a physician’s supervision.  These are collectively generally referred to as the states that have de-criminalized medicinal cannabis, although there is a subtle difference between de-criminalization and legalization, and each state’s laws are different.  The states are as follows (in alphabetical order):

●	Alaska,

●	Arizona,

●	California,

●	Colorado,

●	Delaware

●	District of Columbia,

●	Hawaii,

●	Maine,

●	Michigan,

●	Montana,

●	Nevada,

●	New Jersey,

●	New Mexico,

●	Oregon,

●	Rhode Island,

●	Vermont, and

●	Washington.

Medical cannabis decriminalization is generally referred to as the removal of all criminal penalties for the private possession and use of cannabis by adults, including cultivation for personal use and casual, nonprofit transfers of small amounts.  Legalization is generally referred to as the development of a legally controlled market for cannabis, where consumers purchase from a safe, legal, and regulated source.

The United States federal government regulates drugs through the Controlled Substances Act (21 U.S.C. § 811), which places controlled substances, including cannabis, in a schedule.  Cannabis is classified as a Schedule I drug, which is viewed as highly addictive and having no medical value.  Doctors may not prescribe cannabis for medical use under federal law, however they can recommend its use under the First Amendment.  In 2010, the United States Veterans Affairs Department clarified that veterans using medicinal cannabis will not be denied services or other medications that are denied to those using illegal drugs.

Our Principal Services

Our principal services are offered through the following wholly owned subsidiaries.

WeedMaps Media, Inc.

WeedMaps Media, Inc. is our wholly-owned subsidiary, and its primary operation is the Internet website, www.weedmaps.com.  Weedmaps.com is an online finder site service that allows patients to find local medical cannabis dispensaries, which are also referred to as collectives.  Dispensaries are locations where patients who have received letters of recommendation from a health care provider can purchase medicinal cannabis, as well as a variety of other non-cannabis related items including, but not limited to, apparel accessories, posters, bumper stickers, concert tickets, books and musical CD’s.

WeedMaps.com specializes in search engine optimization (SEO) for widely used medical cannabis industry search terms.  The dispensaries pay a fee to WeedMaps in order to subscribe to the various services available.  WeedMaps.com has an estimated six million page views per month.  Weedmaps.com generates income by providing the dispensary owner a variety of advertising choices, including gold, silver and bronze advertising packages.  The Gold Listing comes up first on the Google Map, first on the Regional Listing Page, and first on the Featured Five Slide Bar and also has a large distinctive red icon on the Google map all of which, taken together, allow for heightened visibility.  The Silver Listing comes up second on the Regional listing Page, second on the Featured Five Slide Bar and has a large distinctive blue icon on the Google map allowing for heightened visibility.  The Bronze listing comes up third on the Regional Listing Page and third on the Featured Five Slide Bar.  The preferred positions convert at higher click through rate to the customer’s actual listing page.  On average, the click through rate for a premium listing compared to a standard listing in their geographical regions is 4-to-1 for a Gold, 3-to-1 for a Silver and 2-to-1 for a Bronze.  Predicated on the select package, WeedMaps markets the respective dispensary online, and advertises their products.

The range of prices charged for each advertising package tier differs per region, and per each tier package. We currently market to 140 regions. Regions are internally created based on geographic location and demographics. The smallest number and the highest number of regions over the past six months is 130 and 150, respectively. The complete range of pricing includes the following: Gold packages range from $700 to $10,000 per month; the Silver Package range is from $500 to $6,000 per month; the Bronze Package range is from $500 to $5,000 per month; the Copper Package range is from $500 to $4,000 per month; and the Nickel Package range is from $500 to $3,000 per month. Listing costs vary per region based on site traffic, number of page views received per region, geographical demographics, and patient demand.

The cost per featured listing, which includes Gold, Silver, Bronze, Copper and Nickel Packages, vary per region and remain in place for a minimum of 90 days (3 months). In addition, the cost per each featured listing per each geographical area varies which is predicated on site traffic, number of page views received per region, geographical demographics, and patient demand. Note, in regions where there is a significant number of dispensaries and therefore demand, then Copper and Nickel packages are available. A Copper listing is displayed 4th on a Regional Listing Page and a Nickel listing is displayed 5th on a Regional Listing Page. However, in regions in which there is a smaller client count, the Copper and Nickel packages are not available as a result of limited demand.

In general, clients begin in a lower advertising tier and move up advertising tiers, typically to premium tiers, as their exposure and associated foot traffic increase.  On average, clients typically remain clients of our site for seven months .  In a small percentage of cases the client will get to maximum patient capacity in terms of foot traffic at their location, then they downgrade to an advertising tier with less exposure on our website.

User search results are populated on a regional listing page and then displayed in order of program sponsorship (aka Gold displays 1st, Silver 2nd, etc.). In regions where the club count is minimal then less preferred placement packages are available. For example, if there are only 3 clubs in a Region then the Silver and Bronze packages may not be available. However as regions grow in client count then premium positions then become available, and consequently, the value per each tier may increase.

One of the primary methods for us to convert clients to a “paying” status is to allow clients to list and have minimal exposure on our site without paying a fee. It is customary that once a client is represented on our site with an icon, then that client begins to increase traffic. As a result, the client typically desires to convert into a paying customer, increasing their exposure on our site, and increasing their traffic to their location. As an example, a regional listing page can display up to 40 sponsored (paying) locations and an unlimited amount of non-paying listing. Sponsored (paying) clients, in most cases, are provided page 1 placement. So at the end of a given month, if the sponsor count is above 40 then the regional listing page is typically divided into smaller regions, provided it does not detract from the user experience.

Paying clients are clients that are not on our free listing advertising tier and are in essence, paying clients. The number of clients refers to the number of paying clients we have at any one point in time.

The terms for advertising on the site are month to month.  On average, clients typically remain clients of our site for seven months .  In a small percentage of cases the client will get to maximum patient capacity and downgrade to an advertising tier with less exposure on our website.

We do not receive varying revenue amounts based on our three advertising package tiers.  In general, customers typically remain in the same advertising tier month-to-month.  The revenue, or the price of each advertising package tier, is predicated on several internal factors that taken together determine the price of the three tiers within a certain region, which for example include, but are not limited to, a certain region’s population, site traffic, listing density, and reasonable distances of travel for consumers.  Said differently, advertising package tier pricing differs from region to region (i.e. Gold tier in Region A will differ to Region B), but does not typically vary within the same region (i.e. Gold tier in Region A typically remains the same month-to-month).

On a daily basis WeedMaps also promotes “WeedFreebies” on the website.  This is a form of advertising in which a dispensary pays a fee and is allowed to donate a product from their dispensary which is advertised on the WeedMaps website.  The dispensary receives additional promotion on the website in the form of banner advertising.  The donated products are delivered to the recipients in one of two methods depending on the geographic location of the recipient.  If the recipient is located near the retail establishment of the donor sponsor, then the recipient will pick up the donated product directly from the sponsor.  If the recipient is not located near the retail establishment of the donor sponsor, then the donated product is sent via a third party courier service.

We take possession of the donated product only if we need to photograph the product for the games display, or if it is to be shipped.  For our customers to participate in this promotion they must pay a fee in order to be allowed to donate a product, each of our customers that have donated a product has delivered the product to the winning recipient.  However, should one of our customers fail to deliver the prize to the winning recipient, the winning recipient is supplied with a gift card from us in the amount of the value of the prize.

WeedMaps has a variety of other income streams including providing video content to the dispensary, and photo packages.

MMJMenu

On January 5, 2012, WeedMaps acquired substantially all the assets of MMJMenu, LLC. The assets consist primarily of the intellectual property associated with MMJMENU, including its website (www.mmjmenu.com), a variety of related websites, and its customers.

General Health Solutions, Inc.

General Health Solutions, Inc. (dba CannaCenters.com) is our wholly-owned subsidiary, and through a contractual arrangement with a professional medical corporation, manages medical cannabis clinics.  The medical clinics managed by General Health Solutions are all located throughout California.  Individuals that believe they may benefit from medical cannabis schedule a doctor’s appointment at one of the clinics throughout the state to be seen by a California licensed physician.  After the medical evaluation, if the physician believes the patient suffers from any of the symptoms or ailments as defined by law, the physician provides the patient a Letter Of Recommendation (LOR).  The LOR allows the patient to visit an independent dispensary, and after their LOR is verified, the patient is permitted to enter the dispensary and purchase any number of cannabis and non-cannabis related products.

General Health Solutions, Inc. receives compensation from the professional medical corporation, and handles all billing, collections, administrative functions and marketing, leaving the physician to focus his or her time on medical treatment and evaluation of patients.  General Health Solutions provides marketing on behalf of the professional medical corporation.  The web based advertising generates telephone calls from potential patients interested in scheduling a doctor’s appointment.  The call center operated by General Health Solutions averages approximately 800 incoming calls per day, and sets between 150 and 250 appointments per day, resulting in approximately 4,000 patients seen per month.  Gross revenues for the clinics under management were over $4 million in 2010.  We have recently re-branded this part of business under the name of CannaCenters and CannaCenters.com.

General Marketing Solutions, Inc.

General Marketing Solutions, Inc. is our wholly-owned subsidiary, and its primary operation is the Internet website, www.cannabiscenters.com.   Though primarily in the development stage, the website aids prospective patients in finding physicians across the country that support and recommend medicinal cannabis.  There is a patient verification system which verifies the authenticity of the patient’s Letter Of Recommendation.  This is an internal control system designed to validate the status of a patient to law enforcement, dispensaries and other interested parties, as well as a social media platform for users.

General Merchant Solutions, Inc.

Prior to August 1, 2011, General Merchant Solutions supplied dispensaries with credit card processing services, however, due to market conditions (specifically lack of reliable financing) we felt it to be in our best interests to discontinue providing merchant services to dispensaries.  The remaining credit card processing business proved to be only nominally profitable, and on October 31, 2011, General Merchant Solutions discontinued all retail credit card processing operations.  The entity is held as an entity in good standing with no operations.

General Management Solutions, Inc.

    General Management Solutions, Inc., is our wholly-owned subsidiary that oversees and provides all of the human resources issues for employees including hiring, terminating, and employee benefits.

Other Subsidiaries

     We have two additional wholly-owned subsidiaries whose operations are relatively inactive at this time, namely General Processing Corporation, CannaCenters Corporation (dba CannaCenters), and a third subsidiary, LV Luxuries Incorporated (which operated as makeup.com), whose operations have been discontinued.  As of right now we have no imminent or specific plans for either of the entities and they are held as corporations in good standing with no operations.

Recent Acquisitions

WeedMaps, LLC

On November 19, 2010, we entered into an Agreement and Plan of Reorganization and Merger (the “WeedMaps Purchase Agreement”) pursuant to which we acquired 100% of the membership interests of WeedMaps, LLC, a Nevada limited liability company (“WeedMaps”), pursuant to the terms of which WeedMaps was merged with and into WeedMaps Media, Inc. (“Merger Sub”), our wholly-owned subsidiary (the “Merger”).  Prior to the Merger, SearchCore (formerly General Cannabis, Inc.) was deemed to be a non-operating public shell corporation with nominal net assets and WeedMaps was a private operating company with significant operations.  For accounting purposes the transaction is considered to be a reverse merger treated as a recapitalization of SearchCore where SearchCore is the surviving legal entity and the accounting acquiree, and WeedMaps is considered to be the accounting acquirer and the legal acquiree.  The assets and liabilities of WeedMaps are recorded at their historical cost with the equity structure of SearchCore.  No goodwill was recorded in the transaction.  SearchCore was deemed a continuation of the business of WeedMaps and the historical financial statements of WeedMaps became the historical financial statements of SearchCore.

See Note 3 Recapitalization in the financials statements filed herewith for a discussion regarding the elimination of the historical results of operation and the accumulated deficit of SearchCore including its wholly owned subsidiary, LV Luxuries Incorporated, as a result of the Merger and the associated reverse merger accounting and recapitalization of SearchCore (formerly General Cannabis, Inc.).

The total purchase price was $54,962,269, which pursuant to the WeedMaps Purchase Agreement consisted of:

i.
the issuance of 16,400,000 shares of common stock to two individuals, Justin Hartfield (“Hartfield”) and Keith Hoerling (“Hoerling”) (“Hartfield” and “Hoerling” together as “Sellers”), which shares were issued on January 20, 2011;

ii.
the issuance of Secured Promissory Notes with the aggregate principal amount of $3,600,000, in the form of four $900,000 principal amount 0.35% Secured Promissory Notes, two issued to each of the Sellers, half of which principal matures on June 30, 2012, and half of which principal matures on January 10, 2013; and

iii.	up to an aggregate of 16,000,000 additional shares of common stock pursuant to certain Earn-out Provisions in the WeedMaps Purchase Agreement.

Pursuant to the WeedMaps Purchase Agreement, the Earn-out Provisions provide that for a period of three years following the acquisition of WeedMaps, each of the Sellers will be eligible to earn and be issued a certain number of shares of common stock based upon the following formula as follows:

i.
In year one following the acquisition of WeedMaps, each of the Sellers will be eligible to earn and be issued 3,000,000 shares of common stock on January 31, 2012, if the gross revenues of Merger Sub (WeedMaps,  was merged with and into WeedMaps Media, Inc. (“Merger Sub”)), for the fiscal year ended December 31, 2011 are at least 20% higher than they were for the fiscal year ended December 31, 2010. If the 2011 gross revenues of Merger Sub are at least 10%, but less than 20%, higher than the 2010 gross revenues, then the number of shares to be issued shall be reduced to 1,250,000 shares to each of the Sellers. If the 2011 gross revenues of Merger Sub are less than 10% higher than the 2010 gross revenues, then no shares shall be issued hereunder.

ii.
In year two following the acquisition of WeedMaps, each of the Sellers will be eligible to earn and be issued 3,000,000 shares of common stock on January 31, 2013, if the gross revenues of Merger Sub for the fiscal year ended December 31, 2012 are at least 20% higher than they were for the fiscal year ended December 31, 2011. If the 2012 gross revenues of Merger Sub are at least 10%, but less than 20%, higher than the 2011 gross revenues, then the number of shares to be issued shall be reduced to 1,250,000 shares to each of the Sellers. If the 2012 gross revenues of Merger Sub are less than 10% higher than the 2011 gross revenues, then no shares shall be issued.

iii.
In year three following the acquisition of WeedMaps, each of the Sellers will be eligible to earn and be issued 2,000,000 shares of common stock on January 31, 2014, if the gross revenues of Merger Sub for the fiscal year ended December 31, 2013 are at least 20% higher than they were for the fiscal year ended December 31, 2012. If the 2012 gross revenues of Merger Sub are at least 10%, but less than 20%, higher than the 2013 gross revenues, then the number of shares to be issued shall be reduced to 1,250,000 shares to each of the Sellers. If the 2013 gross revenues of Merger Sub are less than 10% higher than the 2012 gross revenues, then no shares shall be issued.

To date the payments made to Mr. Hartfield and Mr. Hoerling total $820,000, combined.  We are confident that we will continue to pay no less than $100,000 per month over the next five months to Mrrs. Hartfield and Hoerling thereby paying down $1,320,000 of the $1,800,000 owed on June 30, 2012 as per the original Note date November 19th, 2010, as amend ed .  Thereafter, the balance owed on June 30th, 2012 will be $480,000.  Historically we have maintained an ongoing cash balance of no less than $1,000,000, and on most occasions approximately $1,200,000.  We believe we will not be adversely affected should we need to pay $480,000 to the noteholders on or before June 30th, 2012.  Alternatively, we believe we may be able to raise capital from the sale of securities included in this registration statement, or raise funds via a private placement.   Finally , the noteholders have verbally agreed to negotiate an extension on the notes, or in the alternative to accept payments of $100,000 per month until the notes are paid in full , if necessary.   However, there can be no assurance that we will be able to continue to make payments, that we will be able to pay off the notes, or that the noteholders will uphold their agreement to extend the notes.  If we are unable to satisfy our obligations under the notes, it will have a material negative effect on our cash flow, operations, profitability, and we could be forced to return WeedMaps to Mrrs. Hartfield and Hoerling.

All of the shares of common stock issued or to be issued to Hartfield and Hoerling are subject to the terms of a Lock-Up Agreement whereby none of the shares may be sold prior to June 30, 2011, up to twenty five percent (25%) of the shares may be sold beginning on June 30, 2011, and the remaining shares may be sold beginning on November 30, 2011.

Also on November 19, 2010, we entered into at-will employment agreements with each of Hartfield and Hoerling, with compensation to each of Thirty Thousand Dollars ($30,000) per month.

This business is now operated as WeedMaps Media, Inc.

Synergistic Resources, LLC

On December 3, 2010, we entered into a Reorganization and Asset Acquisition Agreement pursuant to which we acquired substantially all the assets of Synergistic Resources, LLC, a California limited liability company.  The assets consisted primarily of the intellectual property and established marketing associated with the name Marijuana Medicine Evaluation Centers, including its website (www.marijuanamedicine.com), and the assignment of a Management Services Agreement pursuant to which we initially managed twelve (12) medicinal cannabis clinics (we now manage 10).  As consideration for the purchase, we issued an aggregate of Two Million (2,000,000) shares of our common stock, and paid Fifty Thousand Dollars ($50,000) cash, to Synergistic Resources.  Also effective on December 3, 2010, we entered into an at-will employment agreement with Brent Inzer, the sole manager and member of Synergistic Resources, with compensation of Fifteen Thousand Dollars ($15,000) per month.

This business is now operated as General Health Solutions, Inc. At one time, General Health Solutions managed 14 clinics, but in the fourth quarter of 2010 we terminated our arrangement at four of the clinics as a result of underperformance as compared to our original projections.

Revyv, LLC

On January 11, 2011, we entered into a Reorganization and Asset Acquisition Agreement  pursuant to which we acquired substantially all the assets of Revyv, LLC.  The assets consisted primarily of the intellectual property associated with the name CannabisCenters, including its website (www.cannabiscenters.com), its related physician software and patient verification system, and numerous existing contracts.  As consideration for the purchase, which closed on January 13, 2011, we issued an aggregate of Five Hundred Thousand (500,000) shares of our common stock to Revyv, LLC or its assigns.  Effective on January 10, 2011, we entered into an at-will employment agreement with each of James Johnson and David Johnson, each of which are members of Revyv, LLC.  The compensation due to each was $12,500 per month.  Neither James Johnson nor David Johnson are currently employed by us.

This business is now operated as General Marketing Solutions, Inc.

Marijuana.com

On November 18, 2011, we entered into a Domain Name Purchase Agreement with an unrelated party for the purchase of “marijuana.com.”  Pursuant to the terms of the Agreement, the purchase price was $4,250,000, payable $125,000 on the date of execution of the Agreement, and the remaining balance over sixty nine (69) consecutive months at the fixed and equal amount of $60,659 per month , beginning on January 18, 2012, pursuant to a Non-Recourse Secured Promissory Note of the same date.  In addition to the purchase price, beginning on the tenth (10th) business day of the month immediately following the first full month after the Transfer Date, we will pay to the Seller, or its assigns, an amount equal to ten percent (10%) of the gross revenue generated by the Domain Name (the “Revenue Payment”) until such time as the Note is paid in full (the “Revenue Obligation Period”).  The Revenue Payment will be accounted for pursuant to ASC 805-10-55-25 as a separate transaction.  Since the Revenue Payments formula is a specified percentage of earnings (i.e. 10%), it is a profit-sharing arrangement and will be expensed as it is paid .  The operations and/or revenues generated from marijuana.com were not part of the URL purchase.  The domain name www.marijuana.com is considered a premium domain name due to its level of monthly page views.  We intend to increase our brand recognition by utilizing marijuana.com as a referral page to Weedmaps.com, and selling advertising banner space on the site.   There can be no assurance that we will be able to make the payments or that we will be able to pay off the notes.  If we are unable to satisfy our obligations under the notes, it will have a material negative effect on our cash flow, operations, profitability, and we could be forced to return marijuana.com to the seller .

MMJMenu

On January 5, 2012, WeedMaps acquired substantially all the assets of MMJMenu, LLC. The assets consist primarily of the intellectual property associated with MMJMENU, including its website (www.mmjmenu.com), a variety of related websites, and its customers. As consideration for the purchase, we issued an aggregate of Two Hundred Thousand (200,000) shares of our common stock to MMJMenu, LLC. In addition, we have agreed to issue up to an additional One Hundred Thousand (100,000) shares of our common stock if certain revenue milestones are met in 2012 and 2013.

Effective on January 4, 2012, we entered into an at-will employment agreement with each of Alex Weidmann and Justin We i dmann, each of which are members of MMJMenu, LLC.

NORML

In the second quarter of 2011, we entered into a verbal agreement with the National Organization for the Reform of Marijuana Laws (NORML) in which we agreed to have our technology department redesign the NORML website. In exchange we receive discounted banner advertising space on the newly designed website, and radio promotions.  We completed the redesign in October, 2011 and entered into an Advertising and Promotion Agreement at that time.

Divestitures

On February 1, 2010, we sold the domain name makeup.com, its associated domain names and certain intellectual property rights associated with these domain names for $2,000,000, of which we paid $200,000 in fees related to the sale, which resulted in proceeds to us of $1,800,000.  We were in the business of selling beauty products, such as makeup and perfume, on the internet through the makeup.com website.

Intellectual Property

Our intellectual property portfolio is an important part of our business.  We currently own over 250 Internet domain names related to the cannabis industry.  We currently have one trademark.  We use a combination of trademark, copyright, trade secret and other intellectual property laws, and confidentiality agreements to protect our intellectual property.  Our employees and independent contractors are required to sign agreements acknowledging that all inventions, trade secrets, works of authorship, developments and other processes generated by them on our behalf are our property, and assigning to us any ownership that they may claim in those works.  Despite our precautions, it may be possible for third parties to obtain and use without consent intellectual property that we own.  Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.

From time to time, we may encounter disputes over rights and obligations concerning intellectual property.  While we believe that our product and service offerings do not infringe the intellectual property rights of any third party, we cannot assure you that we will prevail in any intellectual property dispute.  If we do not prevail in such disputes, we may lose some or all of our intellectual property protection, be enjoined from further sales of the applications determined to infringe the rights of others, and/or be forced to pay substantial royalties to a third party.

Competition

We know that there is intense competition in the medicinal cannabis industry.  However, because of the conflict of federal laws and state laws, and because most of the participants in the industry are privately held, publicly available information is difficult to find.  A CNBC article1 estimated the total cannabis market at between $35 and $45 billion.  There are over 1,200 cannabis dispensaries in California alone, and over 200 medical clinics that will issue a medical cannabis recommendation.he following is a list of known competitive referral websites for either dispensaries or clinics:

●	Pot Locator (http://www.potlocator.com/)

●	THC Finder (http://www.thcfinder.com/)

●	GPS 420 (http://www.gps420.com/)

●	Marijuana Dispensaries 411 (http://www.gps420.com/)

●	WeedTracker (http://weedtracker.com/cannabis/)

●	Los Angeles Cannabis Clubs (http://www.losangelescannabisclubs.com/)

●	Leaf Ly (http://www.leafly.com/explore)

●	Sticky Guide (http://www.stickyguide.com/)

●	LA Weed Maps (http://caweedmaps.com/)

●	Cannagen (http://cannagen.com/)

●	Dispensary Finder (http://www.dispensaryfinder.com/)

●	Herban Tracker (http://herbantracker.com/)

●	Roll it Up (http://www.rollitup.org/colorado-patients/334363-new-dispensary-finder-website.html)

●	MMJ Finder (http://mmjfinder.com/)

●	Daily Buds (http://www.dailybuds.com/)

●	Kush Pages (http://kushpages.com/)

Research and Development

        We have not spent a material amount on research and development activities.

Our Employees

        We have 82 full-time employees and/or contractors working in our office, three of which are our officers, 54 of which are engaged in marketing, publishing and development, and 28 of which are engaged in administrative functions.

_________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
1 How Big Is The Marijuana Market?
http://www.cnbc.com/id/36179677?__source=usatoday|marijuana&par=usatoday&loc=interstitialskip

ORGANIZATION WITHIN LAST FIVE YEARS

SearchCore, Inc. was formed on July 14, 2003 in the State of Nevada as Tora Technologies, Inc.  On November 21, 2006, it changed its name to Makeup.com Limited, and on January 29, 1010, changed its name again to LC Luxuries Limited.  Finally, on November 5, 2010, the company changed its name to SearchCore, Inc.

DESCRIPTION OF PROPERTY

Our executive offices are located in Newport Beach, California, at 1300 Dove Street, Newport Beach, CA 92660.  Our office space is approximately 20,332 square feet pursuant to a three year lease that began in March 2011 and ends on January 31, 2014.  The lease is at a rate of $39,647.40 per month with payments beginning in August 2011, with standard increases annually.

LEGAL PROCEEDINGS

We are not a party to or otherwise involved in any legal proceedings.

In the ordinary course of business, we are from time to time involved in various pending or threatened legal actions.  The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations.  However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

INDEX TO FINANCIAL STATEMENTS

Restated Consolidated Balance Sheet as of September 30, 2011 (unaudited) and December 31, 2010 (audited)	F-2
Restated Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2011 and 2010	F-3
Restated Consolidated Statements of Cash Flows for the Three and Nine Months Ended September 30, 2011 and 2010	F-4
Notes to Financial Statements	F-5 to F-28

Report of Independent Registered Public Accounting Firm	F-29
Restated Consolidated Balance Sheet as of December 31, 2010 and 2009	F-30
Restated Consolidated Statements of Operations for the Years Ended December 31, 2010 and 2009	F-31
Restated Consolidated Statements of Cash Flows for the Years Ended December 31, 2010 and 2009	F-32
Restated Consolidated Statements of Stockholders’ Equity (Deficit) for the Years Ended December 31, 2010 and 2009	F-33
Notes to Financial Statements	F-34 to F-64

SELECTED FINANCIAL DATA

SearchCore, Inc. (formerly General Cannabis, Inc.)	For the Nine Months Ended September 30,	For the Years Ended December 31,
	2011	2010	2009
	(unaudited)	(audited)	(audited)

Statement of Operations Data:

Total revenues	$10,382,121	$3,576,484	$94,823
Operating income	2,136,518	414381	21,879

Net income	1,283,731	350,495	21,879

Balance Sheet Data:

Cash and cash equivalents	$1,387,113	$1,388,574	$16,513
Current assets	1,609,214	2,492,911	25,213
Total assets	7,942,870	7,639,862	543,598

Current liabilities	$1,059,804	$1,287,023	$3,334
Total liabilities	22,627,073	22,862,269	3,334
Total stockholders’ equity (deficit)	(14,684,203)	(16,509,430)	21,879

Total dividends per common share	$-	$-	$-

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

You should read the following discussion in conjunction with our financial statements and the related notes and other financial information included in this Form S-1.  In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially.  Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Form S-1, particularly in the Section titled Risk Factors.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Summary Overview

We are a technology service provider, currently primarily involved in the medicinal cannabis industry.  We are not engaged in the growing, harvesting, cultivation, possession, or distribution of cannabis.  Instead, we assist the physicians, dispensaries, and end-users within the medicinal cannabis industry in finding each other and in advertising their businesses.  All of our operations are conducted through our wholly-owned subsidiaries.

Approximately 82% of our 2011 revenue is generated by WeedMaps Media, Inc., which is a finder website that aids consumers in finding medicinal cannabis dispensaries.  The dispensaries pay a fee to WeedMaps Media in order to post, on WeedMaps.com, their dispensary information.

Approximately 17% of our 2011 revenue is generated by General Health Solutions, Inc. which, through a contractual arrangement with a professional medical corporation named Kien P. Tran, M.D., Inc., manages medical cannabis clinics. At one time, General Health Solutions managed 14 clinics, but in the fourth quarter of 201 1 we terminated our agreement at four of the clinics as a result of underperformance as compared to our original projections. We anticipate a positive affect on our overall net profitability as a result of the closure of these unprofitable, or negligibly profitable, clinics.

In February 2010, we sold most of our then-existing domain names and intellectual property (the makeup.com business) to a third party, although we did continue to manage our third-party merchant card services.

Restatement of Financial Statements and Recapitalization

We have restated our financial statements for the years ended December 31, 2010 and 2009 and for the nine months ended September 30, 2011.  During December 2011 we determined that the method we previously used to account for the merger with WeedMaps, LLC did not accurately reflect the transaction and that the transaction would be better reflected by being accounted for as a reverse merger treated as a recapitalization. We have restated our financial statements to reflect this basis of accounting.

Please see Note 1 General in the footnotes to the f inancial s tatements for a summary that reflects the conversion of the membership interest of WeedMaps into shares of our common stock, the elimination of our accumulated deficit including our wholly owned subsidiary LV Luxuries, and for a comparative summary of the consolidated balance sheets, consolidated statements of operations, and statement of cash flows for the year ended December 31, 2010, as restated.

Reliance on Strategic Partners

The medicinal cannabis industry is undergoing rapid growth and substantial change, such as new states that are allowing medicinal use of marijuana, and an increase in businesses servicing the industry, which has resulted in increasing consolidation and formation of strategic relationships.  A cancellation of our relationship with one or more of these groups may have a negative impact on the company.  We expect this consolidation and strategic partnering to continue.  Acquisitions or other consolidating transactions could harm us in a number of ways, including:

●
we could lose strategic relationships if our strategic partners are acquired by or enter into relationships with a competitor (which could cause us to lose access to distribution, content, technology and other resources);

●	The relationship between us and the strategic partner may deteriorate and cause an adverse effect on our business;

●	we could lose customers if competitors or users of competing technologies consolidate with our current or potential customers; and

●	our current competitors could become stronger, or new competitors could form, from consolidations.

Any of these events could put us at a competitive disadvantage, which could cause us to lose customers, revenue and market share.  Consolidation could also force us to expend greater resources to meet new or additional competitive threats, which could also harm our operating results.

Our operations are in part dependent upon the continued reliable operation of the information systems and networks of third parties.  If these third parties do not provide reliable operation, our ability to service our customers will be impaired and our business, reputation and operating results could be harmed.

Recent Law Enforcement Public Statements

Recently, the U.S. Attorney’s Office in California has publicized their intent to pursue not only growers and sellers of medicinal cannabis, but also newspapers, radio stations, and other outlets that run advertisements for medicinal cannabis dispensaries. Dispensaries constitute a material percentage of our revenue stream, and if they were prevented from advertising and thus growing their business, it could have a material adverse effect on ours. In addition, while not specifically identified in the publicized statements, our websites could be considered an outlet that runs advertisements for the medicinal cannabis industry. Legal action by the U.S. Attorney’s Office against outlets that run advertisements for dispensaries may have a material effect on our business. Predicated on the legal action taken, it may cause a decrease in sales to the point where we are unable to continue as a going concern. Consequently, we believe that the expanded direction of the company, which is to provide finder site and search capabilities to non-cannabis related industries, is the most prudent direction for our company and shareholders.

Three and Nine Months Ended September 30, 2011 compared to the Three and Nine Months Ended September 30, 2010

Our revenue growth is primarily a result of three acquisitions, two of which occurred in the fourth quarter of 2010, now operated as WeedMaps Media, Inc. and General Health Solutions, Inc., and one of which occurred in the first quarter of 2011, now operated as General Marketing Solutions, Inc.  The impact and timing of these acquisitions is referenced below.

Results of Operations

Revenue and Operating Expenses

Our sales, total revenue, total operating expenses and operating income for the three and nine months ended September 30, 2011, compared to the three and nine months ended September 30, 2010, were as follows:

	9 Months Ended September 30, 2011	3 Months Ended September 30, 2011	9 Months Ended September 30, 2010	3 Months Ended September 30, 2010

Sales	$10,382,121	$4,126,195	$2,011,187	$944,121
Total revenue	10,382,121	4,126,195	2,011,187	944,121
Total operating expenses	8,069,583	3,327,756	1,514,126	529,816

Operating income	$2,136,518	$758,200	$497,061	$414,305

The increase in sales, from $944,121 for the three months ended September 30, 2010 to $4,126,195 for the three months ended September 30, 2011, an increase of 337%, and from $2,011,187 for the nine months ended September 30, 2010 to $10,382,121 for the nine months ended September 30, 2011, an increase of 416%, is primarily attributable to a significant increase in our listing fee revenue generated by our subsidiary, WeedMaps Media, Inc., which is a result of an increase in the number of customers and an increase in the number of ‘listing packages’ offered to customers.

WeedMaps Media, Inc., which is a medical-cannabis industry-focused, marketing and media company, had revenues of $3,574,858 and $8,494,394 for the three and nine months ended September 30, 2011, respectively, and $944,121 and $2,011,187 for the three and nine months ended September 30, 2010, respectively.

During the three months ended September 30, 2011, we had 2,302 paying clients for total sales revenue of $3,574,858.  Nickel listings generated $17,570 in revenue, Copper listings generated $442,600 in revenue, Bronze listings generated $415,690 in revenue, Silver listings generated $389,495 in revenue and Gold listings generated $752,688 in revenue.  The balance of revenue was generated through the various other smaller income streams as referenced above.

Below is a summary presentation of the average number of clients during each of the three and nine month periods ended September 30, 2011 and 2010, as well as those outstanding at the end of each period:

	Three months ended September 30, 2010	Nine months ended September 30, 2010	Three months ended September 30, 2011	Nine months ended September 30, 2011

Average number of paying clients	656	476	1,762	1,473

Total clients at the end of the period	745	745	1,805	1,805

Below is a summary presentation of all listing packages for the three months ended September 30, 2011 and September 30, 2010:

	Three Months Ended September 30, 2011		Three Months Ended September 30, 2010
All listing Packages	No. of Paying Clients	Total Revenue from Listing Package	No. of Paying Clients	Total Revenue from Listing Package
Bronze	128	$415,690	37	$82,154
Copper	129	442,600	-	-
Daily Deals	138	310,167	-	-
Delivery Plus	584	279,260	-	-
Dr. Listing	43	39,369	-	-
Email Text	11	9,950	-	-
Gold	136	752,688	54	280,277
Listing Deluxe	9	19,682	-	-
Listing Plus	919	826,704	682	442,663
Nickel	12	17,570	-
Medbox	-	-	1	3,000
Photo's	13	1,800	1	400
Silver	131	389,495	37	129,082
Texting	27	35,195	5	6,545
Video Strain Review	13	8,474	-	-
Weed Freebies	6	20,200	-	-
Weed TV	3	6,014	-	-

	2,302	$3,574,858	817	$944,121

Below is a summary presentation of all listing packages for the nine months ended September 30, 2011 and September 30, 2010:

	Nine Months Ended September 30, 2011		Nine Months Ended September 30, 2010
All listing Packages	No. of Paying Clients	Total Revenue from Listing Package	No. of Paying Clients	Total Revenue from Listing Package
Bronze	245	$838,420	63	$152,846
Copper	259	909,017	-	-
Daily Deals	273	649,129	-	-
Delivery Plus	899	643,943	-	-
Dr. Listing	72	55,149	-	-
Email Text	24	14,987	-	-
Gold	176	1,819,804	89	580,412
Listing Deluxe	32	57,683	-	-
Listing Plus	1,716	2,234,481	999	997,233
Medbox	1	65,000	1	1,695
Photo's	13	9,405	1	400
Silver	162	861,944	75	268,760
Spring Gathering	29	155,765	-	-
Texting	120	83,757	30	9,840
Video Strain Review	13	22,079	-	-
Weed Freebies	6	58,324	-	-
Weed TV	3	15,505	-	-

	4,043	$8,494,394	1,258	$2,011,187

Texting, p hotos, and v ideo are in most cases included with a premium package (Gold, Silver, Bronze, Copper, Nickel) as they provide captivating and engaging content for our user base.  In some cases they are offered individually; for example, during the nine months ended September 30, 2011 , p hoto’s generated $6,160, $2,400 and $4,520 during each three month period , respectively.   For the same time period, t exts generated $32,462, $34,700 and $28,437, respectively, and v ideos generated $21,100, $14,869 and $49,297, respectively.

The three listing packages (Bronze, Silver and Gold) are further broken down into three categories; Listing Plus, Daily Deals and Delivery Plus.  Listing Plus is the basic package which allows a customer to fully edit there listing on WeedMaps.com with unlimited updates and pictures. Customers can add photos, create a menu, and get visibility on the product finder section.  They also can respond to customer reviews and update live community streams, and receive unlimited customer support. Listing Plus revenue , broken down by each three month period during the nine months ended September 30, 2011, was $731,749, $830,761 and $729,131, respectively.

Daily Deals are coupons that are displayed on the geo-targeted Main Page and on the Regional Listing Page for users to view and redeem at their convenience.  The dispensary provides us the information they wish to have on the coupon, and the customer then uses the coupons secret code to redeem at the dispensary.  Daily Deals revenue, broken down by each three month period during the nine months ended September 30, 2011, was $243,058, $310,952 and $286,882, respectively.

Delivery Plus is the basic package for delivery services and allows a customer to fully edit there listing on WeedMaps.com with unlimited updates and pictures. Customer can add photos, create a menu, and get visibility on the product finder section.  They also can respond to customer reviews, and update our live community stream, and receive unlimited customer support.  Delivery Plus revenue, broken down by each three month period during the nine months ended September 30, 2011, was $277,240 and $345,055, respectively.

General Health Solutions, Inc., our medical clinic management segment , which through a contractual arrangement with a professional medical corporation, manages medical cannabis clinics, had revenues of $549,646 and $1,799,018 for the three and nine months ended September 30, 2011, respectively.  The Company did not record any revenues for General Health Solutions for three and nine months ended September 30, 2010 since it was prior to the acquisition of Synergistic Resources, LLC.

General Health Solutions, for both the three and nine months ended September 30, 2011, was operating at a loss.  For the three months ended September 30, 2011, General Health Solutions had an operating loss of $117,000, and for the nine months ended September 30, 2011, had an operating loss of $425,500.  We are required to review our intangible assets, including our management contract and goodwill associated with the Synergistic Resources acquisition, for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable.  We assess the recoverability of the intangible assets by comparing the carrying amount to the estimated future undiscounted cash flow associated with the related assets.  Since General Health Solutions had operating losses for both the three and nine months ended September 30, 2011, we anticipate testing the General Health Solutions intangible assets for impairment during the quarter ending December 31, 2011, which may result in impairment of these assets.  The expenses related to this segment for the three months ended September 30, 2011 are composed of $257,000 in advertising expense, $269,000 in payroll and employee benefits, $101,000 in rent expense, and $41,000 in other general and administrative expenses.  The expenses related to this segment for the nine months ended September 30, 2011 are composed of $660,000 in advertising expense, $785,000 in payroll and employee benefits, $38,000 in professional fees, $296,000 in rent expense, $74,000 in telephone expense and $365,000 in other general and administrative expenses.

Our operating expenses as a percentage of sales increased from 56% for the three months ended September 30, 2010, to 81% for the three months ended September 30, 2011, and increased from 75% for the nine months ended September 30, 2010 to 78% for the nine months ended September 30, 2011.  This is a result of hiring technology specialists for our research and development department.  Specifically, this includes the retention of additional coders, programmers and engineers whose responsibilities include, but are not limited, to developing software and additional finder sites.  In addition, we have recently hired media related personnel for the creation of pre and post video production.

The increase in operating expenses, from $529,816 for the three months ended September 30, 2010 to $3,327,756 for the three months ended September 30, 2011, an increase of 528%, and from $1,514,126 for the nine months ended September 30, 2010 to $8,069,583 for the nine months ended September 30, 2011, an increase of 433%, is also attributable, almost exclusively, to support our efforts to expand our operations during the nine months ended September 30, 2011 as compared to the nine months ended September 30, 2010, which was accompanied by increases in salaries and employee benefits, increases in professional fees which included fees for legal and accounting work as well as expenses related to our Securities and Exchange Commission filings and for fees paid to consultants related to business development, investor relations, sales contract work, increases in general and administrative expenses primarily attributable to non-cash amortization expense associated with our recent acquisitions, and expenses associated with moving into our new offices and the associated leasehold improvements and purchases of office furniture and equipment.  Non-cash amortization expense was $110,800 during the nine months ended September 30, 2011 as compared to zero during the nine months ended September 30, 2010.  The increase in non-cash amortization expense is associated with our recent acquisitions.

Our operating expenses as a percentage of sales increased from 56% for the three months ended September 30, 2010, to 81% for the three months ended September 30, 2011, and increased from 75% for the nine months ended September 30, 2010 to 78% for the nine months ended September 30, 2011.

Our revenue increased by 416% during the nine months ended September 30, 2011 as compared to the nine months ended September 30, 2010 and our operating expenses increased by 433% during the same period resulting in an increase in our operating income from $497,061 for the nine months ended September 30, 2010 to $2,136,518 for the nine months ended September 30, 2011, an increase of 330%.  Our revenues increased by 337% for the three months ended September 30, 2011, as compared to the three months ended September 30, 2010, while our operating expenses increased significantly by 528% during the same period, resulting in an increase in our operating income from $414,305 to $758,200, an increase of 83%.

Liquidity and Capital Resources

Our cash, current assets, intangible assets, total assets, current liabilities, and total liabilities as of September 30, 2011 and December 31, 2010 were as follows:

	September 30, 2011 (unaudited)	December 31, 2010 (audited)	Percentage Change

Cash	$1,387,113	$1,388,574	<1%
Total current assets	1,609,214	1,104,337	46%

Intangible assets:
Management contract	1,341,420	1,424,297	-6%
Domain names	663,559	23,076	2776%
Goodwill	3,204,941	2,718,538	18%
Total intangible assets	5,209,920	4,165,911	25%

Total assets	7,942,870	7,639,862	4%

Total current liabilities	1,383,804	1,287,023	8%
Total long term liabilities	21,567,269	22,862,269	-6%
Total liabilities	$22,951,073	$24,149,292	-5%

We had a nominal decrease in cash from $1,388,574 at December 31, 2010 to $1,387,113 at September 30, 2011, a decrease of $1,461.

Our intangible assets at September 30, 2011 consist almost entirely of assets acquired in the previously discussed WeedMaps, Synergistic Resources, and Revyv acquisitions.  The assets consist primarily of a management contract and domains.  These assets are necessary for our growth.  The balance is goodwill which represents the premium paid for the acquisitions.

Our current liabilities increased from $1,287,023 at December 31, 2010 to $1,383,804 at September 30, 2011, an increase of $97,000, primarily as a result of an increase in accrued liabilities arising from non-cash accrual of a $324,000 tax provision during the three months ended September 30, 2011, for a total tax provision of $853,000 for the nine months ended September 30, 2011 which was partially offset by a decrease arising from the termination of the three-year Consulting Agreement entered into by us and Douglas Francis, our President.  See Note 4 Other Current Assets in the f ootnotes to the f inancial s tatements for information regarding the Employment Agreement entered into by us and Mr. Francis contemporaneously with the Termination Agreement.

Our total long term liabilities decreased from $22,862,269 at December 31, 2010 to $21,567,269 at September 30, 2011, and is primarily as a result of a decrease in long term liabilities arising from payments on notes payables to related parties. See Note 4 Other Current Assets in the Footnotes to the Financial Statements for information regarding the Employment Agreement entered into by us and Mr. Francis contemporaneously with the Termination Agreement.

Cash Requirements

We had approximately $1.4 million in cash and cash equivalents as of September 30, 2011.  Our operating income for the three months ended September 30, 2011 was $2,136,518.  We anticipate that our revenues will continue to increase and that our revenues will continue to be enough to fund our existing operations.  However, there is no assurance that our existing cash flow will continue to be adequate to satisfy our operating expenses and capital requirements.

Sources and Uses of Cash

Operations

We had net cash from operating activities of $1,914,000 for the nine months ended September 30, 2011, as compared to $593,000 for the nine months ended September 30, 2010.  For the nine months ended September 30, 2011, the net cash provided by operating activities consisted primarily of net income of $1,284,000, an increase in accounts payable and accrued liabilities of $97,000, an increase in prepaid expenses and deposits of $569,000, plus non-cash amortization and depreciation expense of $111,000 and 51,000, respectively.  For the nine months ended September 30, 2010, the net cash provided by operating activities consisted primarily of net income (including discontinued operations) of $497,000 an increase in accounts payable and accrued liabilities of $51,000, a decrease in prepaid expenses and deposits of $45,000, plus non-cash depreciation expense of $112,000.

Investments

We had net cash used in investing activities of $620,000 for the nine months ended September 30, 2011, as compared to $121,000 for the nine months ended September 30, 2010.  For the nine months ended September 30, 2011, the net cash used in investing activities was primarily related to purchases of furniture and computers and other equipment of $472,000, plus purchases of intangible assets of $149,000.  For the nine months ended September 30, 2010, the net cash from investment activities was primarily a result of purchases of furniture and computers and other equipment of $113,000, plus purchases of intangible assets of $8,100.

Financing

We had net cash used in financing activities of $1,295,000 for the nine months ended September 30, 2011, as compared to $18,000 for the nine months ended September 30, 2010.  For the nine months ended September 30, 2011, our net cash used in financing activities consisted solely of payments on note payable to related parties.  For the nine months ended September 30, 2010, our net cash used in financing activities was as a result of convertible notes of $18,000.

Debt Instruments, Guarantees, and Related Covenants

We have no disclosure required by this Item.

Critical Accounting Estimates

Goodwill

In accordance with Goodwill and Other Intangible Assets, goodwill is defined as the excess of the purchase price over the fair value assigned to individual assets acquired and liabilities assumed and is tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis in our fourth fiscal quarter or more frequently if indicators of impairment exist. The performance of the test involves a two-step process.  The first step of the impairment test involves comparing the fair value of our reporting units with each respective reporting unit's carrying amount, including goodwill. The fair value of reporting units is generally determined using the income approach.  If the carrying amount of a reporting unit exceeds the reporting unit's fair value, the second step of the goodwill impairment test is performed to determine the amount of any impairment loss. The second step of the goodwill impairment test involves comparing the implied fair value of the reporting unit's goodwill with the carrying amount of that goodwill.  No amortization is recorded for goodwill with indefinite useful life.  No impairment of Goodwill was recognized during the nine months ended September 30, 2011 and 2010, respectively.

Intangible Assets

In accordance with Goodwill and Other Intangible Assets, intangible assets that are determined not to have an indefinite useful life are subject to amortization.  The Company amortizes intangible assets using the straight-line method over their estimated useful lives.

Impairment of Long-Lived and Intangible Assets

In accordance with Accounting for the Impairment or Disposal of Long-Lived Assets, we review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable.  The Company assesses the recoverability of the long-lived and intangible assets by comparing the carrying amount to the estimated future undiscounted cash flow associated with the related assets.  No impairment of long-lived assets was recognized during the nine months ended September 30, 2011 and 2010, respectively.

Year Ended December 31, 2010 compared to Year Ended December 31, 2009

        During the year ended December 31, 2010, we completed two acquisitions.

WeedMaps, LLC

On November 19, 2010, we entered into an Agreement and Plan of Reorganization and Merger (the “WeedMaps Purchase Agreement”) pursuant to which we acquired 100% of the membership interests of WeedMaps, LLC, a Nevada limited liability company (“WeedMaps”), pursuant to the terms of which WeedMaps, LLC was merged with and into WeedMaps Media, Inc., our wholly-owned subsidiary.  Prior to the Merger, SearchCore (formerly General Cannabis, Inc.) was deemed to be a non-operating public shell corporation with nominal net assets and WeedMaps was a private operating company with significant operations.  For accounting purposes the transaction is considered to be a reverse merger treated as a recapitalization of SearchCore where SearchCore is the surviving legal entity and the accounting acquiree, and WeedMaps is considered to be the accounting acquirer and the legal acquiree.  The assets and liabilities of WeedMaps are recorded at their historical cost with the equity structure of SearchCore.  No goodwill was recorded in the transaction.  SearchCore was deemed a continuation of the business of WeedMaps and the historical financial statements of WeedMaps became the historical financial statements of SearchCore.

See Note 3 Recapitalization in the footnotes to the financial statements filed herewith for a discussion regarding the elimination of the historical results of operation and our accumulated deficit including our wholly owned subsidiary, LV Luxuries Incorporated, as a result of the acquisition and the associated reverse merger accounting and recapitalization of SearchCore.

The total purchase price was $54,962,269, which pursuant to the WeedMaps Purchase Agreement consisted of i) the issuance of 16,400,000 shares of common stock to two individuals, Justin Hartfield and Keith Hoerling (“Hartfield” and “Hoerling” together as “Sellers”), which shares were issued on January 20, 2011; ii) the issuance of Secured Promissory Notes with the aggregate principal amount of $3,600,000, in the form of four $900,000 principal amount 0.35% Secured Promissory Notes, two issued to each of the Sellers, half of which principal matures on June 30, 2012, and half of which principal matures on January 10, 2013; and iii) up to an aggregate of 16,000,000 additional shares of common stock pursuant to certain Earn-out Provisions in the WeedMaps Purchase Agreement.

WeedMaps, LLC is now operated as WeedMaps Media, Inc., our wholly owned subsidiary.

Synergistic Resources, LLC

On December 3, 2010, we entered into a Reorganization and Asset Acquisition Agreement pursuant to which we acquired substantially all the assets of Synergistic Resources, LLC, a California limited liability company.  The assets consisted primarily of the intellectual property and established marketing associated with the name Marijuana Medicine Evaluation Centers, including its website (www.marijuanamedicine.com), and the assignment of a Management Services Agreement pursuant to which we initially managed twelve (12) medicinal cannabis clinics (we now manage 10).  As consideration for the purchase, we issued an aggregate of Two Million (2,000,000) shares of our common stock, and paid Fifty Thousand Dollars ($50,000) cash, to Synergistic Resources.

We relied upon, and the acquisition of Synergistic Resources was accounted for in accordance with, the authoritative literature described in FASB ASC 805-10 Business Combinations.  Pursuant to FASB ASC 805-10 Business Combinations, only the acquisition method may be applied to account for a business combination and also requires for an acquirer to be identified for each business combination.  The acquisition will be accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair value, and the results of Synergistic Resources operations included in General Health Solutions’ financial statements from the date of acquisition, December 3, 2010.

Synergistic Resources, LLC is now operated as General Health Solutions, Inc., our wholly owned subsidiary.

Results of Operations

Revenue and Operating Expenses

         Our sales, total revenue, total operating expenses and operating income (loss) for the year ended December 31, 2010, compared to the year ended December 31, 2009, were as follows:

	Year ended December 31, 2010	Year ended December 31, 2009	Percentage Change

Sales	$3,576,484	$94,823	3672%
Total revenue	3,576,484	94,823	3672%
Total operating expenses	3,162,103	72,944	4235%
Operating income	$414,381	$21,879	1794%

Revenues

Sales – For the years ended December 31, 2010 and December 31, 2009, revenues were $3.6 million and $95,000, respectively.  We generate revenue through the operation of our website WeedMaps.com and several associated websites together composing a large scale, medical-cannabis industry focused internet media portal that targets dispensaries, advertisers and consumers for which we charge fees to our customers for listing their related company on our website, and we also generate revenues through the management of medical cannabis clinics throughout California pursuant to a contractual arrangement with a professional medical corporation for which we charge fees for providing the professional medical corporation administrative, marketing and human resources services.

Listing Fee Revenue – For the years ending December 31, 2010 and December 31, 2009, WeedMaps Media, Inc., had revenues of $3,356,000 and $95,000, respectively.  The increase in revenues is attributable to a significant increase in the number of customers and an increase in the number of ‘listing packages’ offered to customers which introduced listings with higher price points for certain listings.

During the year ended December 31, 2010, we had 1,060 paying clients for total sales revenue of $3,355,878.  Nickel listings generated zero in revenue, Copper listings generated zero in revenue, Bronze listings generated $258,834 in revenue, Silver listings generated $415,245 in revenue and Gold listings generated $924,220 in revenue.  The balance of revenue was generated through the basic package $1,757,579.

Below is a summary presentation of all listing packages for the years ended December 31, 2010 and 2009:

	Year Ended December 31, 2010		Year Ended December 31, 2009
All listing Packages	No. of Paying Clients	Total Revenue from Listing Package	No. of Paying Clients	Total Revenue from Listing Package
Bronze	90	$258,834	-	$-
Gold	120	924,220	-	-
Listing Plus	713	1,757,579	181	94,823
Silver	105	415,245	-	-
Texting	30	9,840	-	-
Photo's	1	400	-	-
Medbox	1	1,695	-	-
	1,028	$3,355,878	181	$94,823

Below is a summary presentation of the average number of clients during each period as well as those outstanding at the end of each period:

	Year Ended December 31, 2010	Year Ended December 31, 2009
Average Number of Clients	573	181
Total clients at the end of the period	930	181

Management Fee Revenue – For the year ending December 31, 2010 (for the period from the date of the Synergistic Resources acquisition December 3, 2010 to December 31, 2010), General Health Solutions, Inc. had revenues of $221,000.  The revenues generated are attributable to the medicinal cannabis clinics for which we provide, through a contractual arrangement with a medical corporation, administrative, marketing and human resources services.

General Health Solutions, for the period from the date of the Synergistic Resources acquisition (December 3, 2010) to December 31, 2010, was operating at a loss.  For the period ended December 31, 2010, General Health Solutions had an operating loss of $43,000.  We are required to review our intangible assets, including our management contract and goodwill associated with the Synergistic Resources acquisition, for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable.  We assess the recoverability of the intangible assets by comparing the carrying amount to the estimated future undiscounted cash flow associated with the related assets.  We anticipate testing the General Health Solutions intangible assets for impairment during the quarter ending December 31, 2011, which may result in impairment of these assets.

The expenses related to this segment for the period from the date of the Synergistic Resources acquisition (December 3, 2010) to December 31, 2010 are composed of $60,000 in advertising expense, $100,000 in payroll and employee benefits, $3,000 in professional fees, $54,000 in rent expense, $18,000 in telephone expense and $29,000 in other general and administrative expenses.

Operating Expenses

Operating Expenses – During the years ended December 31, 2010 and December 31, 2009, operating expenses were $3,162,000 and $73,000, respectively.  The increase in operating expenses is attributable to significant increases in salaries and employee benefits, advertising, professional fees and general and administrative expenses which was as a result of the growth experienced by us during the year ended December 31, 2010.

Salaries And Employee Benefits – During the years ended December 31, 2010 and December 31, 2009, salaries and employee benefits were $1,139,000 and zero, respectively.  The significant increase in salaries and employee benefits during the year ended December 31, 2010 as compared to the year ended December 31, 2009, is primarily attributed to our substantially increasing our operations and hiring various employees which resulted in increases in associated salaries and employee benefits as well as increases in general and administrative costs.

Professional Fees – During the years ended December 31, 2010 and December 31, 2009, professional fees were $1,012,000 and $30,000, respectively.  The significant increase in professional fees includes fees for legal and accounting work as well as our year end audit for the years ending December 31, 2010 and December 31, 2009, for Securities and Exchange filing related matters and for fees paid to consultants related to business development, investor relations, sales contract work and to support our efforts to expand our operations during the year ended December 31, 2010.

General And Administrative Expenses – During the years ended December 31, 2010 and December 31, 2009, general and administrative expenses were $530,000 and $17,000, respectively.  The increase in general and administrative expenses is primarily attributable to significant increases in advertising and marketing expense during the year ended December 31, 2010 as compared to the year ended December 31, 2009.  Advertising expense during the years ended December 31, 2010 and December 31, 2009, were $277,000 and $300, respectively.

Net Income

For the years ended December 31, 2010 and 2009, we had net income of approximately $350,000 and $22,000, respectively, and is primarily attributed to our efforts to expand our operations during the year ended December 31, 2010 and the associated growth that we experienced which resulted in significant increases in our operating expenses.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Mendoza Berger & Company, LLP

On approximately June 1, 2010, Mendoza Berger & Company, LLP, our independent accountants previously engaged as the principal accountants to audit our financial statements, were dismissed as our independent accountants.  The decision to change independent accountants was approved by our Board of Directors and did not arise out of any dispute or disagreement with Mendoza Berger & Company, LLP.

Mendoza Berger & Company, LLP audited our financial statements, including our balance sheet as of December 31, 2008 and 2007 and our related statements of operations, changes in stockholders’ equity, and statements of cash flows for the two years then ended, which were filed with our Annual Report on Form 10K with the Commission on April 1, 2009.  The audit report of Mendoza Berger & Company, LLP on our financial statements for the period stated above (the “Mendoza Audit Period”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, but it did indicate conditions which raised substantial doubt about our ability to continue as a going concern.  During the Mendoza Audit Period, and through their termination, there were no disagreements with Mendoza Berger & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We have provided a copy of this disclosure to Mendoza Berger & Company, LLP and requested that the former accountants furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by us, and, if not, stating the respects in which they do not agree.  A copy of the letter from Mendoza Berger & Company, LLP to the Securities and Exchange Commission stating that they agree with the statements made by us is attached hereto as Exhibit 16.1.

Dale Matheson Carr-Hilton Labonte, LLP

        On June 1, 2010, we engaged Dale Matheson Carr-Hilton Labonte, LLP, Chartered Accountants, as our independent public accountant for all our audit work going forward, starting with the fiscal year ended December 31, 2009.

During the two most recent fiscal years, or any subsequent interim period, prior to engaging Dale Matheson Carr-Hilton Labonte, LLP neither we nor anyone acting on our behalf consulted with Dale Matheson Carr-Hilton Labonte, LLP regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or (ii) the type of audit opinion that might be rendered on our financial statements where either written or oral advice was provided that was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue, or (iii) any matter that was the subject of a disagreement with our former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report.

Dale Matheson Carr-Hilton Labonte, LLP audited our financial statements, including our balance sheet as of December 31, 2009 and our related statements of operations, changes in stockholders’ equity, and statements of cash flows for the year then ended.  The audit report of Dale Matheson Carr-Hilton Labonte, LLP on our financial statements for the period stated above (the “DMCL Audit Period”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, but it did indicate conditions which raised substantial doubt about our ability to continue as a going concern.  During the DMCL Audit Period, and through their termination, there were no disagreements with Dale Matheson Carr-Hilton Labonte, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We have provided a copy of this disclosure to Dale Matheson Carr-Hilton Labonte, LLP and requested that the former accountants furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by us, and, if not, stating the respects in which they do not agree.  A copy of the letter from Dale Matheson Carr-Hilton Labonte, LLP to the Securities and Exchange Commission stating that they agree with the statements made by us is attached hereto as Exhibit 16.2.

Tarvaran, Askelson & Company LLP

On approximately October 1, 2010, Dale Matheson Carr-Hilton Labonte, LLP, was dismissed as our independent accountants. The decision to change independent accountants was approved by our Board of Directors and did not arise out of any dispute or disagreement with Dale Matheson Carr-Hilton Labonte, LLP.

        On October 1, 2010, we engaged Tarvaran, Askelson & Company LLP, Certified Public Accountants, as our independent certified public accountant for all our audit work going forward, starting with the fiscal years ended December 31, 2010 and 2009.

During the two most recent fiscal years, or any subsequent interim period prior to engaging Tarvaran, Askelson & Company LLP neither we nor anyone acting on our behalf consulted with Tarvaran, Askelson & Company LLP regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or (ii) the type of audit opinion that might be rendered on our financial statements where either written or oral advice was provided that was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue, or (iii) any matter that was the subject of a disagreement with our former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth the names, ages, and biographical information of each of our current directors and executive officers, and the positions with us held by each person, and the date such person became a director or executive officer.  Our executive officers are elected annually by the Board of Directors.  The directors serve one-year terms until their successors are elected.  The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors.  Family relationships among any of the directors and officers are described below.

Name	Age	Position

James Pakulis	48	Chairman of the Board of Directors and Chief Executive Officer

Douglas Francis	33	President, Chief Strategy Officer, Director

Munjit Johal	56	Chief Financial Officer, Secretary, Treasurer, and Director

Bonni Goldstein	47	Director

Justin Hartfield	27	Chief Web Officer

Keith Hoerling	30	Chief Technology Officer

James Pakulis, age 48, has been one of our directors since August 2010, our Chief Executive Officer since November 2010, and our Chairman of the Board since January 2011.  He served as our Chairman of the Board, President and COO from August 2010 to November 2010.  Mr. Pakulis was an advisor to Synergistic Resources, LLC from January 2010 until the time of our acquisition of its assets in December 2010.  Mr. Pakulis was made a director at the time of his acquisition of control of the company in August 2010.  At Synergistic Resources, Mr. Pakulis was instrumental in enhancing the operations of the company. He provided keen leadership in upgrading the accounting department as well as streamlining the operations, including but not limited, to better call retention, and higher patient conversion rate.  Mr. Pakulis organized and oversaw, with legal counsel, the upgrade of legal documentation being used by the company, and assisted in the review and implementation of contracts and agreements.  Mr. Pakulis was also responsible for the due diligence and analysis in order to determine the viability of expanding the company’s operations outside the state of California.

Mr. Pakulis’ has extensive experience successfully negotiating business acquisitions, real estate and financial transactions (see below).  His negotiation skills have been materially beneficial for us as Mr. Pakulis has successfully lead, in part with Mr. Francis, the negotiations to acquire four separate entities and a premium domain in the course of approximately eighteen months.  In addition to negotiating the transaction, and as a result of Mr. Pakulis’ history in operations and management, he has been instrumental in incorporating the operations of our four acquired entities.  Mr. Pakulis’ attributes in management have also proven beneficial as he has overseen our consistent growth since inception in August 2010.

Mr. Pakulis has considerable experience working in industries in which there is an uncertain or changing regulatory environment, similar to the medicinal cannabis industry today. Mr. Pakulis was material in assisting with the national growth strategies and acquisitions on behalf of CliniCorp, Inc. during the transitory period in which the healthcare system experienced a paradigm shift as to how it operated when it converted from a “pay for fee” system to a healthcare managed system. And he was successful in leading his mortgage company during the financially challenging years of 2007 and 2008.

Since 1995, Mr. Pakulis has also been an owner and/or consultant in start-up companies in various industries including internet, finance, real estate and insurance.  From 2003 through 2009 Mr. Pakulis was President of Pacific West Funding Corporation.  Mr. Pakulis oversaw the operations at both locations of Pacific West Funding Corporation (California and Utah) including the financing, accounting, hiring and legal compliance issues. Mr. Pakulis also structured non-residential real estate transactions as well as sourced and allocated funds for various real estate projects.  Mr. Pakulis obtained his insurance license in 2009.

From 1995 to 2003 Mr. Pakulis acted as a financial consultant to several privately held entities located in California, as well as performed mortgage brokerage services for several firms including BrooksAmerica, a mortgage and wholesale lender located in Santa Ana, California.  From 1990 to 1995, Mr. Pakulis oversaw all mergers and acquisitions in the western United States for CliniCorp, Inc., a publicly traded entity that had specialized in healthcare clinic management and operations.  Mr. Pakulis’ role entailed sourcing, negotiation and acquiring, on behalf of CliniCorp, the assets of healthcare facilities located in California, New Mexico, Colorado and Arizona.  Mr. Pakulis also acted as the conduit between senior management at CliniCorp and the acquiring entities.  In this role Mr. Pakulis assisted management with forming stock option plans, projecting clinic revenues and negotiating key person contracts.  From 1987 to 1990, Mr. Pakulis was involved in the healthcare industry overseeing day-to-day operations for several privately held multi-disciplinary clinics in the Los Angeles area.  Mr. Pakulis primary responsibilities at these facilities included managing, staffing and training office personnel, as well establish additional locations for future medical offices. Mr. Pakulis received his BA in English from The Ohio State University in 1987.

Douglas Francis , age 33, has been one of our directors and our Chief Strategy Officer since August 2010, our President since November 2010, and was our CEO from August 2010 to November 2010 and our Chairman of the Board from November 2010 to January 2011. From 2008 until the time of our acquisition of its assets in December 2010, Mr. Francis was the CEO of Synergistic Resources, LLC, an entity specializing in the management of physician owned healthcare facilities which issued Letters Of Recommendation for patients that warrant them in the medicinal cannabis medical industry throughout California.

Mr. Francis demonstrated exceptional skills in developing operational and marketing plans for the management of the above referenced clinics.  As a result of his insight and leadership skills, he was able to expand the number of clinics under management from one to ten facilities over the course of two years.  Mr. Francis was instrumental in the creation and design of Synergistic Resources custom design marketing campaigns which was primarily based on the development of software and the implementation of technology. Specifically, the technology methodology included leveraging search engine optimization, social media outlets and corporate branding via the web.  Mr. Francis has been able to apply these traits and attributes in assisting with the growth of our technology department.  As a result of his experience in technology, communications, healthcare, and real estate, Mr. Francis has applied his skill set and has proven himself as a valuable asset in strategizing our direction and overall business goals.

In addition to the above, Mr. Francis’s responsibilities also included the integration and monitoring of web based communication and telephone systems, as well as redundant systems, which prevented minimal communication interruptions in a high call volume environment.  Mr. Francis has applied these skills and experience to improve and enhance the flow of calls and overseeing our communications systems.

Separately, Mr. Francis spearheaded the original expansion of the management of health care facilities at Synergistic Resources from one to ten facilities over the course of two years.

Mr. Francis’ expertise in the medicinal cannabis industry made him attractive as one of our directors. In November 2009 Mr. Francis also became COO of WeedMaps, LLC, which owns the domain weedmaps.com. Mr. Francis, having significant sales experience, was instrumental in combining state-of-the-art internet technology with conventional sales methodologies. As a result, Weedmaps.com has become the largest internet finder site in the country for medical dispensaries.

Mr. Francis was an independent mortgage broker for all of 2007. From October 2005 through the end of 2006, Mr. Francis served as the CEO of Embark Lending Corporation, a mortgage firm. Mr. Francis hired and trained mortgage brokers, oversaw operations and administrations, and assisted in organizing and monitoring various lines of credits originating from financing institutions. From November 2003 to August 2005, Mr. Francis served as the CEO of Home Advantage Funding, under NovaStar Home Mortgage, also a mortgage firm. During that time Mr. Francis provided a similar leadership role that he performed at Embark Lending Corporation. Mr. Francis received his BA in Finance from Chapman University in 2001.

Munjit Johal, age 56, has been a director and our Chief Financial Officer since October 20, 2006. Additionally, Mr. Johal serves as the Controller of High Tower Capital, Inc., where he has served since January 2007. Prior to that, Mr. Johal was the Chief Financial Officer of Secured Diversified Investment, Ltd from 2002 to January 2009 and Davi Skin, Inc. from March 2007 to May 2010. Since 1990, Mr. Johal has served as a financial officer of various companies including Pacific Heritage Bank as Executive Vice President. From 1981 to 1987 Mr. Johal was a Senior Analytical Manager for Office of Thrift Supervision, Department of the Treasury (formerly Federal Home Loan Bank Board, the 11th District). Mr. Johal oversaw a staff of seventeen people and was responsible for, among other things, monitoring banking activities and enforcement actions for lending institutions and holding companies valued at $500 million or less. Mr. Johal’s skill set at researching, reviewing, analyzing, managing and overseeing entities from a financial prospective has provided SearchCore with valuable direction and guidance as it relates to our reporting procedures. Mr. Johal’s extensive financial expertise has also played a material role in providing management and the Board of Directors of SearchCore (formerly General Cannabis, Inc.)  with sound financial counsel as it relates to analyzing potential acquisition targets. In addition, Mr. Johal’s regulatory experience and other prior experience with public companies and banks as a compliance officer, in addition to being a CFO, is beneficial to the company with respect to internal controls, disclosures, and complying with necessary regulatory requirements.

In total, Mr. Johal has over 28 years of broad experience in banking, accounting, finance, and management in the private and public sector. Mr. Johal earned his MBA from the University of San Francisco in 1980. He received his BS degree in History from the University of California, Los Angeles, in 1978.

Bonni Goldstein, M.D., age 47, has been one of our directors since August 2010.  She has been the Medical Director at Synergistic Resources, LLC since 2008.  Dr. Goldstein has performed extensive independent medical research in the medicinal cannabis industry.  Dr. Goldstein’s overall working knowledge of the medicinal cannabis industry and her medical background combined with the entrepreneurial skills necessary to own and operate a business made Dr. Goldstein an attractive candidate for the Board of Directors at SearchCore (formerly General Cannabis, Inc.) .  Another positive attribute of Dr. Goldstein is her ability to clearly and easily communicate cannabis related medical information as it periodically applies to our operations and management.

Prior to joining Synergistic Resources, from 2006 to 2008, Ms. Goldstein was the owner and founder of Brainiacs Science Discover Center in Redondo Beach, California. From 2002 to 2006, Ms. Goldstein was a Pediatric Emergency Medicine Physician at the Little Company of Mary Hospital in Torrance, California. Ms. Goldstein attended Rutgers College where she majored in Biology and graduated in 1986, and then attended University of Medicine and Dentistry of New Jersey (Robert Wood Johnson Medical School) where she received her M.D. in 1990. After an internship and residency at Children’s Hospital Los Angeles, she was chosen to be the Chief Resident of the program. She worked in the Community Health Center evaluating low-income pediatric patients while also acting as Clinical Instructor for USC School of Medicine. She became an Attending Physician in the LAC-USC Pediatric Emergency Department, handling complex emergencies and instructing medical students and residents in the art of assessing pediatric illness. Dr. Goldstein is also a published medical author, creating questions for ExamMaster, a Board Preparation Program. Ms. Goldstein is a Member of the International Association of Cannabis as Medicine and a Member of the International Cannabinoid Research Society.

Justin Hartfield , age 27, has been our Chief Web Officer since November 2010, when we acquired his company, WeedMaps, LLC. Mr. Hartfield was the founder and Chief Executive Officer of WeedMaps, LLC beginning in July 2008. Mr. Hartfield’s expertise in the medicinal cannabis industry made him attractive as one of our significant employees. Mr. Hartfield also serves as an Executive Vice President for The Prometheus Institute, a think tank in Orange County focused on technology and Internet issues, where he has been since December 2003. From October 2004 through October 2007, Mr. Hartfield was a Content Manager at Innovative Media Solutions, where he was responsible for licensing, receiving, maintaining, billing, and supplying metadata for all content used in the PEA (Portable Entertainment Appliance) in-flight entertainment system, including music, games, movies, TV shows, music videos, and newspapers. Mr. Hartfield has a Bachelor of Science in Information and Computer Science from the University of California, Irvine.

Keith Hoerling , age 30, has served as our Chief Technology Officer since November 2010. From October 1, 2009 through November 1, 2009, Mr. Hoerling was the Chief Technology Officer and co-founder of WeedMaps, LLC. Mr. Hoerling’s expertise in the medicinal cannabis industry made him attractive as one of our significant employees. From March 1, 2008 through October 1, 2009, Mr. Hoerling worked at Internet Brands in El Segundo, CA. Mr. Hoerling was a Senior Software Engineer who worked across all verticals, responsible for managing a team of developers that improved public-facing web properties and for building internal workflow efficiency tools to gain competitive advantage against competitors in similar spaces. From January 1, 2008 through March 1, 2008, Mr. Hoerling worked at Opposing Views, Los Angeles CA as part of a small team of three (3) Ruby on Rails engineers responsible for launching a modern website startup that helps people make educated life decisions. From 2006 through 2007, he worked at Dynamic Concepts, Aliso Viejo CA, where he worked with a team of engineers to architect modern Apple XNU/Unix solutions for transitioning clients from legacy SCO/Unix. Keith was also responsible for maintaining technical customer relationships and writing both high-level web-based software interfaces for DynamicXport, a secure software transport layer, and low-level business logic in C. Mr. Hoerling received his BS in Information Technology from Chapman University in 2003.

 Family Relationships

There are no family relationships among any of our officers, directors, or greater-than-10% shareholders.

EXECUTIVE COMPENSATION

Executive Compensation

We currently have written employment agreements with James Pakulis and Douglas Francis.  All of our executives are at-will employees or consultants whose compensation is set forth in the Summary Compensation Table below.

We previously entered into a three-year Consulting Agreement for mergers and acquisition services with Douglas Francis, our President.  The Consulting Agreement provided him with a cash consulting fee of One Million Eight Hundred Thousand Dollars ($1,800,000) payable to Francis, one-half on June 30, 2012 (per an Amendment to the agreement) and the other half on January 10, 2013.  The merger and acquisition services provided by Mr. Francis pursuant to the consulting agreement were for formulating corporate strategy, financing and the targeting of candidate companies that we could acquire or merge with in order to grow and significantly expand our business operations during the term of the agreement. The purpose of entering into this agreement, at the time, was to properly incentivize and retain Mr. Francis on a long-term basis.

On August 1, 2011, we entered into a Termination of Consulting Agreement with Mr. Francis, which terminated, effective as of April 1, 2011, his Consulting Agreement with us dated as of November 19, 2010. During 2011 and prior to Termination of the Consulting Agreement on August 1, 2011, Mr. Francis received a total of $150,000 in payments pursuant to the Consulting Agreement. Mr. Francis is no longer entitled to the $1,800,000 as a result of the Termination of the Consulting Agreement.

On August 1, 2011, we entered into an at-will Employment Agreement with Mr. Francis.  Mr. Francis’ employment is effective as of April 1, 2011.  Under the terms of the agreement, his compensation is thirty thousand dollars ($30,000) per month.  In the event of termination of the agreement for a reason other than for cause, Mr. Francis will be entitled to severance equal to eighteen (18) months of compensation.

On August 1, 2011, we entered into an at-will Employment Agreement with James Pakulis, our Chief Executive Officer and Chairman of our Board of Directors.  Mr. Pakulis’ employment is effective as of August 1, 2011.  Under the terms of the agreement, his compensation is thirty thousand dollars ($30,000) per month.  In the event of termination of the agreement for a reason other than for cause, Mr. Pakulis will be entitled to severance equal to eighteen (18) months of compensation.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our Chief Executive Officer, President, and Chief Financial Officer for the fiscal year ended December 31, 2010 and 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

James Pakulis (1)	2010	30,000	-0-	-0-	-0-	-0-	-0-	-0-	30,000
CEO	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Douglas Francis (2)	2010	30,000	-0-	-0-	-0-	-0-	-0-	-0-	30,000
President	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Munjit Johal (3)	2010	4,000	-0-	-0-	-0-	-0-	-0-	-0-	4,000
CFO	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Mr. Pakulis' annual salary, beginning in December 2010, is $360,000.

(2)
Mr. Francis' annual consulting compensation, beginning in December 2010, was $360,000. Effective August 1, 2011, he entered into an employment agreement and his consulting agreement was terminated. During 2011 and prior to Termination of the Consulting Agreement on August 1, 2011, Mr. Francis received a total of $150,000 in payments pursuant to the Consulting Agreement. Mr. Francis is no longer entitled to the $1,800,000 as a result of the Termination of the Consulting Agreement.

(3)	Mr. Johal's receives $4,000 per month, beginning in December 2010, for his services as Chief Financial Officer. At December 31, 2010 the $4,000 represents accrued amounts due to Mr. Johal.

Director Compensation

For the year ended December 31, 2010, none of the members of our Board of Directors received compensation for his or her service as a director.  We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.  We intend to develop such a policy in the near future.

Outstanding Equity Awards at Fiscal Year-End

We do not currently have a stock option or grant plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, certain information with respect to our equity securities owned of record or beneficially by (i) each Officer and Director; (ii) each person who owns beneficially more than 10% of each class of our outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class Before Offering (2)		Percent of Class After Offering (3)

Common Stock	James Pakulis (4)(5)	28,327,290		34.0%		32.1%

Common Stock	Douglas Francis (4)(5)	28,827,289		34.5%		32.6%

Common Stock	Munjit Johal (4)	-0-		-0-		-0-

Common Stock	Bonni Goldstein (4)	-0-		-0-		-0-

Common Stock	Justin Hartfield	8,200,000	(6)	9.8	%(6)	9.3	%(6)

Common Stock	Keith Hoerling	8,200,000	(6)	9.8	%(6)	9.3	%(6)

Common Stock	All Directors and Officers As a Group (4 persons)	57,154,579		68.6%		64.7%

(1)	Unless indicated otherwise, the address of the shareholder is c/o SearchCore, Inc. (formerly General Cannabis, Inc.), 1300 Dove Street, Suite 100, Newport Beach, California 92660.

(2)
Unless otherwise indicated, based on 83,340,256 shares of common stock issued and outstanding.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(3)	Based on 88,340,256 shares of common stock outstanding if all 5,000,000 shares offered by us are sold.

(4)	Indicates one of our officers or directors.

(5)
The shares held by Mr. Pakulis and Mr. Francis are held of record by R.H. Daignault Law Corporation, In Trust, pursuant to an escrow agreement between them and the parties who assigned certain debts to Pakulis prior to its conversion into the shares.  Mr. Pakulis and Mr. Francis maintain investment control, including the power of disposition and voting, over the shares.

(6)
Each of Mr. Hartfield and Mr. Hoerling own 8,200,000 shares.  The shares held by each of Mr. Hartfield and Mr. Hoerling does not include an additional 8,000,000 shares each that may be earned pursuant to earn-out provisions set forth in the agreement whereby they sold WeedMaps, LLC to us.  If the additional 8,000,000 shares was included in the ownership of each of Mr. Hartfield and Mr. Hoerling, their percentage ownership before the offering would be 16.3% each, and their percentage ownership after the offering would be 15.5% each.

The issuer is not aware of any person who owns of record, or is known to own beneficially, ten percent or more of the outstanding securities of any class of the issuer, other than as set forth above.  The issuer is not aware of any person who controls the issuer as specified in Section 2(a)(1) of the 1940 Act.  There are no classes of stock other than common stock issued or outstanding.  We do not have an investment advisor.

There are no current arrangements which will result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 17, 2011, we entered into a Lock-Up Agreement with James Pakulis and Douglas Francis that prevents them from selling any of their securities until the earlier to occur of (i) three months after effectiveness of the registration statement of which this prospectus is a part, (b) we are no longer selling our securities in a primary sale pursuant to the registration statement, or (c) the closing sale price for our common stock is over $3.00 for twenty (20) consecutive trading days.

We currently have written employment agreements with James Pakulis and Douglas Francis.  All of our executives are at-will employees or consultants whose compensation is set forth in the Summary Compensation Table below.

We previously entered into a three-year Consulting Agreement for mergers and acquisition services with Douglas Francis, our President.  The Consulting Agreement provided him with a cash consulting fee of One Million Eight Hundred Thousand Dollars ($1,800,000) payable to Francis, one-half on June 30, 2012 (per an Amendment to the agreement) and the other half on January 10, 2013.  The merger and acquisition services provided by Mr. Francis pursuant to the consulting agreement were for formulating corporate strategy, financing and the targeting of candidate companies that we could acquire or merge with in order to grow and significantly expand our business operations during the term of the agreement. The purpose of entering into this agreement, at the time, was to properly incentivize and retain Mr. Francis on a long-term basis.

On August 1, 2011, we entered into a Termination of Consulting Agreement with Mr. Francis, which terminated, effective as of April 1, 2011, his Consulting Agreement with us dated as of November 19, 2010, with no further amounts due under the Consulting Agreement.

On August 1, 2011, we entered into an at-will Employment Agreement with Mr. Francis.  Mr. Francis’ employment is effective as of April 1, 2011.  Under the terms of the agreement, his compensation is thirty thousand dollars ($30,000) per month.  In the event of termination of the agreement for a reason other than for cause, Mr. Francis will be entitled to severance equal to eighteen (18) months of compensation.

On August 1, 2011, we entered into an at-will Employment Agreement with James Pakulis, our Chief Executive Officer and Chairman of our Board of Directors.  Mr. Pakulis’ employment is effective as of August 1, 2011.  Under the terms of the agreement, his compensation is thirty thousand dollars ($30,000) per month.  In the event of termination of the agreement for a reason other than for cause, Mr. Pakulis will be entitled to severance equal to eighteen (18) months of compensation.

On November 23, 2010, we sold an aggregate of 825,000 shares of our common stock, restricted in accordance with Rule 144 and containing an appropriate restrictive legend, to four shareholders at a purchase price of $2.00 per share, for aggregate cash consideration of $1,650,000.  One of the four shareholders was James Pakulis, our Chief Executive Officer and a member of our Board of Directors, who purchased 150,000 shares for aggregate cash consideration of $300,000.

On November 19, 2010, we entered into an Agreement and Plan of Reorganization and Merger pursuant to which we acquired 100% of the membership interests of WeedMaps, LLC, Nevada limited liability company.  As consideration for the purchase, we issued an aggregate of Sixteen Million Four Hundred Thousand (16,400,000) shares of our common stock to two individuals, Justin Hartfield and Keith Hoerling.  As further consideration for the purchase, we issued four (4) Secured Promissory Notes, two (2) to each of Hartfield and Hoerling.  The total principal amount of the notes is Three Million Six Hundred Thousand Dollars ($3,600,000), one half of which is due on June 30, 2012 (per an Amendment to the Notes), and the other half of which is due on January 10, 2013.  The notes pay interest at the rate of 0.35% per annum.  Pursuant to a three-year Consulting Agreement for mergers and acquisition services with Douglas Francis, one of our officers and directors, a cash consulting fee of One Million Eight Hundred Thousand Dollars ($1,800,000) is payable to Francis, one-half on June 30, 2012 (per an Amendment to the agreement) and the other half on January 10, 2013.  Hartfield and Hoerling can collectively earn up to an aggregate of Sixteen Million (16,000,000) additional shares of our common stock pursuant to certain earn-out provisions in the Purchase Agreement.  All of the shares of common stock issued or to be issued to Hartfield and Hoerling are subject to the terms of a Lock-Up Agreement whereby none of the shares may be sold prior to June 30, 2011, up to twenty five percent (25%) of the shares may be sold beginning on June 30, 2011, and the remaining shares may be sold beginning on November 30, 2011.

On August 18, 2010, a total of $1,609,704 in our convertible debt was assigned by various parties to James Pakulis.  On that same date, Mr. Pakulis converted the debt into an aggregate of 53,656,814 shares of our common stock, representing (as of October 29, 2010) 84.5% of our issued and outstanding common stock, which were issued on August 24, 2010.  Mr. Pakulis subsequently sold one-half (1/2) of the shares to Douglas Francis, another of our officers and directors.  Also on August 18, 2010, James Pakulis purchased 5,000,000 shares of our common stock from a former affiliate shareholder, representing (as of October 29, 2010) 7.8% of our issued and outstanding common stock.  The shares held by Mr. Pakulis and Mr. Francis are held of record by R.H. Daignault Law Corporation, In Trust, pursuant to an escrow agreement between them and the parties who assigned the debts to Pakulis prior to its conversion into the shares.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Article V of our Articles of Incorporation provides that, the personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph 1 of Section 78.037 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

Article VI of our Articles of Incorporation provides that, the corporation shall, to the fullest extent permitted by Section 78.751 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section.

Our bylaws do not further address indemnification, and there are no resolutions of our shareholders or directors which address indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

AVAILABLE INFORMATION

We are not subject to the reporting requirements of the Securities Exchange Act of 1934.  We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with all amendments and exhibits thereto, under the Securities Act of 1933 with respect to the common stock offered hereby.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.  Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Copies of all or any part of the registration statement may be inspected without charge or obtained from the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549.  The registration statement is also available through the Commission’s web site at the following address:  http://www.sec.gov.

EXPERTS

The audited financial statements of SearchCore, Inc. (formerly General Cannabis, Inc.),  as of December 31, 2010 and 2009 and for the years then ended appearing in this prospectus which is part of a registration statement have been so included in reliance on the report of Tarvaran, Askelson & Company, LLC, given on the authority of such firm as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

Restated Consolidated Balance Sheet as of September 30, 2011 (unaudited) and December 31, 2010 (audited)	F-2
Restated Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2011 and 2010	F-3
Restated Consolidated Statements of Cash Flows for the Three and Nine Months Ended September 30, 2011 and 2010	F-4
Notes to Financial Statements	F-5 to F-30

Report of Independent Registered Public Accounting Firm	F-31
Restated Consolidated Balance Sheet as of December 31, 2010 and 2009	F-32
Restated Consolidated Statements of Operations for the Years Ended December 31, 2010 and 2009	F-33
Restated Consolidated Statements of Cash Flows for the Years Ended December 31, 2010 and 2009	F-34
Restated Consolidated Statements of Stockholders’ Equity (Deficit) for the Years Ended December 31, 2010 and 2009	F-35
Notes to Financial Statements	F-36 to F-68

Exhibit 99.1 to the registration statement of which this Prospectus is a part contains unaudited pro-forma financial statements and financial information of the company and its subsidiaries.

SEARCHCORE, INC.

Restated Consolidated Balance Sheet

	September 30,	December 31,
	2011	2010
ASSETS	(Unaudited)	(Audited)
CURRENT ASSETS
Cash and cash equivalents	$1,387,113	$1,388,574
Accounts receivable	197,140	—
Other current assets	24,961	1,104,337
TOTAL CURRENT ASSETS	1,609,214	2,492,911

Property and equipment, net	468,414	47,168
Intangible assets:
Management Contract, net	1,341,420	1,424,297
Domain Names	123,734	23,076
Software, net	539,825	—
Goodwill	3,204,941	2,718,538
Other Assets	655,322	933,872

TOTAL ASSETS	$7,942,870	$7,639,862

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$122,674	$124,353
Accrued liabilities	1,136,130	1,037,670
Note payable	125,000	125,000

TOTAL CURRENT LIABILITIES	$1,383,804	$1,287,023

LONG TERM LIABILITIES

Other accrued liabilities	—	900,000
Note payable - related party	3,205,000	3,600,000
Earn-out provisions, WeedMaps	18,362,269	18,362,269

TOTAL LONG TERM LIABILITIES	21,567,269	22,862,269

TOTAL LIABILITIES	$22,951,073	$24,149,292

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, $0.001 par value: 20,000,000 shares authorized;
zero shares issued and outstanding at September 30, 2011;
zero shares issued and outstanding at December 31, 2010;	—	—
Common stock, $0.001 par value: 200,000,000 shares authorized;
83,140,256 shares issued and outstanding at September 30, 2011;
82,640,256 shares issued and outstanding at December 31, 2010;	83,140	82,640
Paid-in capital	(16,752,294)	(16,964,444)
Retained Earnings	1,660,951	372,374

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(15,008,203)	(16,509,430)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$7,942,870	$7,639,862

The accompanying notes are an integral part of these consolidated financial statements.

SEARCHCORE, INC.

Restated Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010

REVENUE
Sales	$4,126,195	$944,121	$10,382,120	$2,011,187

Total revenue	4,126,195	944,121	10,382,120	2,011,187

OPERATING EXPENSES
Cost of sales	40,239	37,759	176,020	74,556
Selling, general and administrative expenses	3,327,756	492,057	8,069,583	1,439,570

Total operating expenses	3,367,995	529,816	8,245,603	1,514,126

Operating Income	758,200	414,305	2,136,517	497,061

Other Income
Interest income	35	4	214	64

Total other income	35	4	214	64

INCOME BEFORE INCOME TAXES	758,235	414,309	2,136,731	497,125

Provision for Income Taxes	324,000	—	853,000	—

NET INCOME	$434,235	$414,309	$1,283,731	$497,125

BASIC AND DILUTED NET INCOME PER COMMON SHARE	$0.01	$0.01	$0.02	$0.03

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	83,140,256	31,312,813	83,116,446	17,005,611

The accompanying notes are an integral part of these consolidated financial statements.

SEARCHCORE, INC.

Restated Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2011	2010
Cash flows from operating activities:
Net income from continuing operations	$1,283,731	$497,125
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	50,703	111,820
Amortization	110,755	—
Changes in operating assets and liabilities:
Accounts receivable	(197,140)	(22,076)
Prepaid expenses and deposits	539,210	(44,668)
Accounts payable and accrued liabilities	96,781	50,760

Net cash used in operating activities	1,884,040	592,961

Cash flows from investing activities:
Purchases of property and equipment	(441,983)	(112,559)
Purchases of intangible assets	(148,518)	(8,170)

Net cash used in investing activities	(590,501)	(120,729)

Cash flows from financing activities:
Convertible note related party	—	(18,250)
Payments on note payable - related party	(1,295,000)	—

Net cash provided by financing activities	(1,295,000)	(18,250)

Net increase (decrease) in cash and cash equivalents	(1,461)	453,982

Cash and cash equivalents at beginning of period	1,388,574	16,513

Cash and cash equivalents at end of period	$1,387,113	$470,495

Non-cash investing and financing activity:

Shares issued pursuant to Revyv acquisition	500,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

NOTE 1 GENERAL

Nature of Business:

SearchCore , Inc., together with its wholly owned subsidiaries (hereinafter collectively referred to as the “Company”) is engaged in providing a variety of services to the medicinal cannabis industry. The Company provides services in four different sectors: media, technology, medical clinic management, and marketing.  The Company is not engaged in the growing, harvesting, cultivation, possession, or distribution of cannabis. Instead, the Company assists the physicians, dispensaries, and end-users within the medicinal cannabis industry in finding each other and in managing their businesses.  SearchCore , Inc. was formed on July 14, 2003 in the State of Nevada as Tora Technologies, Inc. On November 21, 2006, it changed its name to Makeup.com Limited, on January 29, 2010, changed its name again to LC Luxuries Limited, on November 5, 2010, the company changed its name to General Cannabis, Inc. Finally, on January 6, 2012, the company changed its name to SearchCore, Inc.

The Medicinal Cannabis Industry

Sixteen states, plus the District of Columbia, have adopted laws that exempt patients from state criminal penalties who use medicinal cannabis under a physician’s supervision.  These are collectively generally referred to as the states that have de-criminalized medicinal cannabis, although there is a subtle difference between de-criminalization and legalization, and each state’s laws are different.  The states are as follows (in alphabetical order):

☐	Alaska,
☐	Arizona,
☐	California,
☐	Colorado,
☐	Delaware
☐	District of Columbia,
☐	Hawaii,
☐	Maine,
☐	Michigan,
☐	Montana,
☐	Nevada,
☐	New Jersey,
☐	New Mexico,
☐	Oregon,
☐	Rhode Island,
☐	Vermont, and
☐	Washington.

Medical cannabis decriminalization is generally referred to as the removal of all criminal penalties for the private possession and use of cannabis by adults, including cultivation for personal use and casual, nonprofit transfers of small amounts.  Legalization is generally referred to as the development of a legally controlled market for cannabis, where consumers purchase from a safe, legal, and regulated source.

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

The United States federal government regulates drugs through the Controlled Substances Act (21 U.S.C. § 811), which places controlled substances, including cannabis, in a schedule.  Cannabis is classified as a Schedule I drug, which is viewed as highly addictive and having no medical value.  Under the First Amendment, doctors may recommend cannabis for medical use; however, under federal law, they may not prescribe cannabis for medical use.  In 2010, the United States Veterans Affairs Department clarified that veterans using medicinal cannabis will not be denied services or other medications that are denied to those using illegal drugs.

Principal Services

The Company’s principal services are offered through the following wholly owned subsidiaries.

WeedMaps Media, Inc.

WeedMaps Media, Inc. is our wholly-owned subsidiary, and its primary operation is the internet website, www.weedmaps.com.  Weedmaps.com is an online finder site service that allows patients to find local medical cannabis dispensaries, which are also referred to as collectives.  Dispensaries are locations where patients who have received letters of recommendation from a health care provider can purchase medicinal cannabis, as well as a variety of other non-cannabis related items including, but not limited to, apparel accessories, posters, bumper stickers, concert tickets, books and musical CD’s.

General Health Solutions, Inc.

General Health Solutions, Inc. (CannaCenters.com) is our wholly-owned subsidiary, and through a contractual arrangement with a professional medical corporation, manages medical cannabis clinics.  The medical clinics managed by General Health Solutions are all located throughout California.  Individuals that believe they may benefit from medical cannabis schedule a doctor’s appointment at one of the clinics throughout the state to be seen by a California licensed physician.  After the medical evaluation, if the physician believes the patient suffers from any of the symptoms or ailments as defined by law, the physician provides the patient a Letter Of Recommendation (“LOR”).  The “LOR” allows the patient to visit an independent dispensary, and after their “LOR” is verified, the patient is permitted to enter the dispensary and purchase any number of cannabis and non-cannabis related products.

General Marketing Solutions, Inc.

General Marketing Solutions, Inc. is our wholly-owned subsidiary, and its primary operation is the internet website, www.cannabiscenters.com.   Though primarily in the development stage, the website aids prospective patients in finding physicians across the country that support and recommend medicinal cannabis.  There is a patient verification system which verifies the authenticity of the patient’s Letter Of Recommendation.  This is an internal control system designed to validate the status of a patient to law enforcement, dispensaries and other interested parties, as well as a social media platform for users.

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

General Merchant Solutions, Inc.

Prior to August 1, 2011, General Merchant Solutions supplied dispensaries with credit card processing services, however, due to market conditions (specifically lack of reliable financing) we felt it to be in our best interests to discontinue providing merchant services to dispensaries.  The remaining credit card processing business proved to be only nominally profitable, and on October 31, 2011, General Merchant Solutions discontinued all retail credit card processing operations.  The entity is held as an entity in good standing with no operations.

General Management Solutions, Inc.

General Management Solutions, Inc., is our wholly-owned subsidiary that oversees and provides all of the human resource issues for employees including hiring, terminating, and employee benefits.

Other Subsidiaries

We have two additional wholly-owned subsidiaries whose operations are relatively inactive at this time, namely General Processing Corporation, CannaCenters Corporation (dba CannaCenters), and a third subsidiary, LV Luxuries Incorporated (which operated as makeup.com), whose operations have been discontinued.  As of right now we have no imminent or specific plans for either of the entities and they are held as corporations in good standing with no operations.

BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information.  All intercompany transactions and balances have been eliminated in consolidation.  The interim financial information is unaudited, but reflects all normal recurring adjustments that are, in the opinion of management, necessary to fairly present the information set forth herein. The interim financial statements should be read in conjunction with the audited financial statements and related notes submitted on Form S-1 for the year ended December 31, 2010 filed with the Securities and Exchange Commission (the “SEC”) on December 21 , 2011. Interim results are not necessarily indicative of the results for a full year.

Restatement of Financial Statements and Recapitalization

The Company has restated it financial statements for the years ended December 31, 2010 and 2009 and for the nine months ended September 30, 2011.  During December 2011 the Company determined that the method we previously used to account for the merger with WeedMaps, LLC did not accurately reflect the transaction and that the transaction would better reflected by being accounted for as a reverse merger treated as a recapitalization. The Company has restated its financial statements to reflect this basis of accounting.   Under our previous accounting treatment we had recognized previously unrecognized intangible assets namely, the intangible assets including goodwill associated with the WeedMaps transaction which resulted in the Company amortizing those intangible assets that did not have indefinite useful lives.  Under the new basis of accounting, the intangible assets and goodwill associated with the WeedMaps transaction are eliminated along with an associated approximate non-cash amortization expense of one million.

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

Further, prior to the Merger, SearchCore was deemed to be a non-operating public shell corporation with nominal net assets and WeedMaps was a private operating company with significant operations and as such, after the completion of the Merger, assuming the issuance of shares pursuant to certain earn-out provisions, SearchCore’s previous shareholders owned 64,215,256 shares of common stock and WeedMaps shareholders owned 32,400,000, or approximately 34% of the outstanding shares of SearchCore’s common stock, for accounting purposes the transaction is considered to be a reverse merger treated as a recapitalization of SearchCore where SearchCore is the surviving legal entity and the accounting acquiree, and WeedMaps is considered to be the accounting acquirer and the legal acquiree.  The assets and liabilities of WeedMaps are recorded at their historical cost with the equity structure of SearchCore.  No goodwill is recorded in the transaction.  SearchCore is deemed a continuation of the business of WeedMaps and the historical financial statements of WeedMaps will become the historical financial statements of SearchCore.

The following summary reflects the conversion of 100% membership interest of WeedMaps into 16,400,000 shares of SearchCore common stock, the additional 16,000,000 shares of common stock pursuant to the Earn-out provisions and the elimination of the accumulated deficit of SearchCore including its wholly owned subsidiary LV Luxuries:

Recapitalization Adjustment

Issuance of SearchCore common stock—16,400,000 shares at $.001 par value	$16,400
Earn-out provisions liability, WeedMaps	18,362,269
Elimination of SearchCore accumulated deficit	5,625,522
Elimination of LV Luxuries' accumulated deficit	141,509
Recapitalization adjustment to additional-paid-in capital	$24,145,700

Below is a comparative presentation of the consolidated balance sheets, consolidated statements of operations, and statement of cash flows for the year ended December 31, 2010 as restated in this report and as previously reported in the Company’s reports on Form S-1 previously filed with the SEC.

	Year Ended December 31, 2010
Changes to Consolidated Balance Sheet	As filed	As restated	Adjustment

Cash and cash equivalents	$1,393,805	$1,388,574	$(5,231)
Other current assets	1,867,569	1,104,337	(763,232)
Property and equipment, net	2,202	47,168	44,966
Intangible assets	59,170,825	4,165,911	(55,004,914)
Other Assets	900,000	933,872	33,872

Accounts payable	$128,144	$124,353	$(3,791)
Accrued liabilities	1,071,593	1,037,670	(33,923)
Earn-out provisions, WeedMaps		18,362,269	18,362,269

Paid-in capital	$62,680,851	$(16,964,444)	$(79,645,295)
Retained (deficit) earnings	(5,253,827)	372,374	5,626,201

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

	Year Ended December 31, 2010
Changes to Consolidated Statement of Operations	As filed	As restated	Adjustment

Sales	$7,699,634	$3,576,484	$(4,123,150)
Cost of sales	—	365,702	365,702
Selling, general and administrative expenses	7,750,862	2,796,401	(4,954,461)

Income (loss) from discontinued operations	1,350,400	—	(1,350,400)
NET INCOME	$1,200,632	$350,495	$(850,137)

Basic and diluted per share amounts:
Continuing operations	(0.00)	0.01	0.02
Discontinued operations	0.05	-	(0.05)
Net income	0.04	0.01	(0.03)

	Year Ended December 31, 2010
Changes to Consolidated Statements of Cash Flows	As filed	As restated	Adjustment

Net income from continuing operations	$1,200,632	$350,495	$(850,137)
Stock-based compensation	50,000	—	(50,000)
Accounts receivable	12,557	—	(12,557)
Prepaid expenses and deposits	6,566	878,670	872,104
Accounts payable and accrued liabilities	(366,066)	(62,161)	303,905
Purchases of property and equipment	$(166,815)	$(211,781)	$(44,966)

Below is a comparative presentation of the consolidated balance sheets, consolidated statements of operations, and statement of cash flows for the nine months ended September 30, 2011 and 2010 as restated in this report on Amended Form S-1.

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

	Nine Months Ended September 30, 2011
Changes to Consolidated Balance Sheet	As filed	As restated	Adjustment

Other current assets	741,426	24,961	(716,465)
Property and equipment, net	430,189	468,414	38,225
Intangible assets	59,222,431	5,209,920	(54,012,511)

Accrued liabilities	849,844	1,136,130	286,286
Earn-out provisions, WeedMaps	-	18,362,269	18,362,269
Paid-in capital	62,893,001	(16,752,294)	(79,645,295)
Retained earnings	(4,645,038)	1,660,951	6,305,989

	Nine Months Ended September 30, 2010
Changes to Consolidated Balance Sheet	As filed	As restated	Adjustment

Other current assets	545,939	545,939	-
Property and equipment, net	739	739	-
Intangible assets	8,170	8,170	-

Accrued liabilities	54,095	54,095	-
Earn-out provisions, WeedMaps	-	-	-
Paid-in capital	81,640	81,640	-
Retained earnings	21,879	21,879	-

	Nine Months Ended September 30, 2011
Changes to Consolidated Statement of Operations	As filed	As restated	Adjustment

Selling, general and administrative expenses	$9,073,371	$8,069,583	$(1,003,788)
Provision for Income Taxes	529,000	853,000	324,000
NET INCOME	$603,943	$1,283,731	$679,788

Basic and diluted per share amounts:	$0.01	$0.02	$0.01

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

	Nine Months Ended September 30, 2010
Changes to Consolidated Statement of Operations	As filed	As restated	Adjustment

Selling, general and administrative expenses	$1,439,570	$1,439,570	$-
Provision for Income Taxes	-	-	-
NET INCOME	$497,125	$497,125	$-

Basic and diluted per share amounts:	$0.03	$0.03	$-

	Three Months Ended September 30, 2011
Changes to Consolidated Statement of Operations	As filed	As restated	Adjustment

Selling, general and administrative expenses	$3,670,425	$3,327,756	$(342,669)
Provision for Income Taxes	324,000	324,000	-
NET INCOME	$91,566	$434,235	$342,669

Basic and diluted per share amounts:	$0.00	$0.01	$0.01

	Three Months Ended September 30, 2010
Changes to Consolidated Statement of Operations	As filed	As restated	Adjustment

Selling, general and administrative expenses	$492,057	$492,057	$-
Provision for Income Taxes	-	-	-
NET INCOME	$414,309	$414,309	$-

Basic and diluted per share amounts:	$0.01	$0.01	$-

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

	Nine Months Ended September 30, 2011
Changes to Consolidated Statements of Cash Flows	As filed	As restated	Adjustment

Net income from continuing operations	$603,943	$1,283,731	$679,788
Depreciation	43,962	50,703	6,741
Amortization	1,103,158	110,755	(992,403)
Accounts receivable	(189,609)	(197,140)	(7,531)
Prepaid expenses and deposits	573,132	539,210	(33,922)
Accounts payable and accrued liabilities	(227,219)	96,781	324,000
Purchases of property and equipment	$(471,949)	$(441,983)	$29,966

	Nine Months Ended September 30, 2010
Changes to Consolidated Statements of Cash Flows	As filed	As restated	Adjustment

Net income from continuing operations	$497,125	$497,125	$—
Depreciation	111,820	111,820	—
Amortization	—	—	—
Accounts receivable	(22,076)	(22,076)	—
Prepaid expenses and deposits	(44,668)	(44,668)	—
Accounts payable and accrued liabilities	50,760	50,760	—
Purchases of property and equipment	$(112,559)	$(112,559)	$—

Below is a presentation of the effect on income from continuing operations, net income, and related per-share amounts for each prior interim period of the current fiscal year related to the restatement.

	Three Months Ended June 30, 2010
Changes to Consolidated Statement of Operations	As filed	As restated	Adjustment

Operating income	$170,264	$512,933	$342,669
NET INCOME	$170,264	$512,933	$342,669

Basic and diluted per share amounts:	$0.00	$0.01	$0.01

	Three Months Ended March 31, 2011
Changes to Consolidated Statement of Operations	As filed	As restated	Adjustment

Operating income	$3,819	$346,488	$342,669
NET INCOME	$3,998	$346,667	$342,669

Basic and diluted per share amounts:	$0.00	$0.00	$0.00

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

Reclassifications

Certain prior year amounts in the accompanying consolidated financial statements have been reclassified to conform to the current year’s presentation. These reclassifications had no effect on the consolidated results of operations or financial position for any years presented.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates are based on knowledge of current events and anticipated future events and accordingly, actual results may differ from those estimates.

Risks related to cash

The Company maintains cash in bank and deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Cash and Cash equivalents

The Company considers only highly liquid investments such as money market funds and commercial paper with maturities of 90 days or less at the date of their acquisition as cash and cash equivalents.

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

Fair Value of Financial Instruments

The accounting standards regarding disclosures about fair value of financial instruments defines financial instruments and required fair value disclosure of those instruments. This accounting standard defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. Receivables, investments, payables, short and long term debt and warrant liabilities qualified as financial instruments. Management believes the carrying amounts of receivables, payables and debt are a reasonable estimate of fair value because of the short period of time between the origination of such instruments, their expected realization, and if applicable, their stated interest rate is equivalent to interest rates currently available. The three levels are defined as follows:

Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2
inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

The Company analyzes all financial instruments with features of both liabilities and equity under the accounting standards regarding accounting for certain financial instruments with characteristics of both liabilities and equity, accounting for derivative instruments and hedging activities, accounting for derivative financial instruments indexed to, and potentially settled in, a company’s own stock, and the accounting standard regarding determining whether an instrument (or embedded feature) is indexed to an entity’s own stock. The accounting standard specifies that a contract that would otherwise meet the definition of a derivative but is both (a) indexed to the Company’s own stock and (b) classified in stockholders’ equity in the statement of financial position would not be considered a derivative financial instrument. This standard provides a two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for this accounting standard scope exception. All warrants issued by the Company are denominated in U.S. dollars.

Accounts Receivable

Accounts receivable are recorded at the invoice amount and do not bear interest.

Allowance for Doubtful Accounts

Allowance for doubtful accounts is defined as a Company's estimate of the amount of probable credit losses in the Company's existing accounts receivable.  The Company does not maintain an allowance for doubtful account based upon management’s review of the Company’s revenue structure whereby substantially all receivables are confirmed before they are booked as revenue. The Company reviews its allowance for doubtful accounts policy periodically. The Company does not have any off-balance-sheet exposure related to its customers.

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the useful lives of the assets, generally from three to seven years. Property and equipment at September 30, 2011 and December 31, 2010 are presented net of accumulated depreciation of $76,123 and $55,386, respectfully.

Goodwill

In accordance with Goodwill and Other Intangible Assets, goodwill is defined as the excess of the purchase price over the fair value assigned to individual assets acquired and liabilities assumed and is tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis in the Company's fourth fiscal quarter or more frequently if indicators of impairment exist. The performance of the test involves a two-step process. The first step of the impairment test involves comparing the fair value of the Company's reporting units with each respective reporting unit's carrying amount, including goodwill. The fair value of reporting units is generally determined using the income approach. If the carrying amount of a reporting unit exceeds the reporting unit's fair value, the second step of the goodwill impairment test is performed to determine the amount of any impairment loss. The second step of the goodwill impairment test involves comparing the implied fair value of the reporting unit's goodwill with the carrying amount of that goodwill. No amortization is recorded for goodwill with indefinite useful life. No impairment of Goodwill was recognized during the nine months ended September 30, 2011 and 2010, respectively.

 Intangible Assets

In accordance with Goodwill and Other Intangible Assets, intangible assets that are determined not to have an indefinite useful life are subject to amortization. The Company amortizes intangible assets using the straight-line method over their estimated useful lives.

Impairment of Long-Lived and Intangible Assets

In accordance with Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. The Company assesses the recoverability of the long-lived and intangible assets by comparing the carrying amount to the estimated future undiscounted cash flow associated with the related assets. No impairment of long-lived assets was recognized during the nine months ended September 30, 2011 and 2010, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the provisions of Share-Based Payment, which addresses the accounting for equity-based compensation and which requires that the cost of all equity-based compensation arrangements, be reflected in the financial statements over the vesting period based on the estimated fair value of the awards. During the nine months ended September 30, 2011 and 2010, the Company had no stock-based compensation expense related to issuances of shares of the Company’s common stock to consultants.

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

Revenue Recognition

We recognize revenue in accordance with ASC 605, “Revenue Recognition,” we recognize as revenue the fees we charge customers as referenced below because persuasive evidence of an arrangement exists, the fees we charge are substantially fixed or determinable during the period that we provide the services, we and our customers understand the specific nature and terms of the agreed upon transactions, collectability is reasonable assured and services have been rendered.

The Company and its wholly owned subsidiaries recognize revenue as follows:

Listing Fee Revenue – The Company operates WeedMaps.com and several associated websites, together composing a large scale, medical-cannabis industry focused internet media portal that targets dispensaries, advertisers and consumers.  The Company generates revenues from listings on the Company’s website.  We recognize as revenue the fees we charge customers for listing their related company on our website.  The terms of the listing arrangements with our customers are pursuant to a marketing agreement entered into with each customer pursuant to the terms of which the listing period is on a month-to-month term, listings are prepaid monthly and we do not offer returns, as such, our policy is to recognize revenues on a per-listing fee basis in the month that we provide the listing service.

Ad Revenue – The Company generates revenues from advertising on the Company’s websites.  We recognize as revenue the fees we charge customers for placing ads for their related company on our websites.  The terms of the advertising arrangements with our customers are pursuant to an advertising agreement entered into with each customer pursuant to the terms of which the advertising period is on a month-to-month term, ads are prepaid monthly and we do not offer returns, as such, our policy is to recognize revenues on a per-ad fee basis in the month that we provide the advertising service.

Content Production Revenue – The Company generates revenues from photo and video production of content, which is displayed on the Company’s websites.  We recognize as revenue the fees we charge customers for photo and video production services pursuant to which we create virtual tours of their establishments and products, which are then displayed on our websites.  The terms of the production services with our customers are pursuant to an agreement entered into with each customer pursuant to the terms of which the production services are on a one-time basis and our policy is to recognize revenues on a per-production basis in the month that we provide the production services.

Management Fee Revenue – The Company manages medical cannabis clinics throughout California pursuant to a contractual arrangement with a professional medical corporation.  We recognize as revenue the fees we charge the professional medical corporation for providing administrative, marketing and human resources services. Our policy is to recognize revenues during the period that the services are rendered and we do not offer returns.

Payment Processing Revenue – The Company also generates revenues by processing payment transactions for our customers.  We recognize as revenues commissions charged to merchants on the transactions processed.  Our policy is to recognize revenues on a per-transaction basis at the time the payment transaction has been processed.

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

Software Product Revenue – The Company generates revenues from the delivery of our software products via the cloud. We recognize as revenue the fees we charge customers for a software subscription service. The terms of the software subscription arrangements with our customers are pursuant to an agreement entered into with each customer pursuant to the terms of which the subscription period is on a month-to-month term, subscriptions are prepaid monthly and we do not offer returns, as such, our policy is to recognize revenues on a per-subscription fee basis in the month that we provide the software subscription service.

Income Taxes

The Company follows Accounting for Income Taxes that requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes. During the nine months ended September 30, 2011 and 2010, the Company did not record a provision for US income taxes.

The charge for taxation is based on the results for the year as adjusted for items that are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also recorded in equity.

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Uncertain tax positions

The Company recognizes uncertain tax positions based on a benefit recognition model. Provided that the tax position is deemed more likely than not of being sustained, the Company recognizes the largest amount of tax benefit that is greater than 50 percent likely of being ultimately realized upon settlement. The tax position is derecognized when it is no longer more likely than not of being sustained. The Company classifies income tax-related interest and penalties as interest expense and SGA expense, respectively, on the Consolidated Statement of Operations.  As of September 30, 2011 the Company believes it has no unrecognized uncertain tax positions.

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

Advertising Cost

The Company expenses advertising costs when incurred. Advertising expense for the nine months ended September 30, 2011 and 2010 was $1,310,154 and $669,760, respectively.

Subsequent Events

During May 2009 and February 2010, the FASB issued new authoritative pronouncement regarding recognized and non-recognized subsequent events. This guidance establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The Company adopted this guidance and it had no impact on the Company’s results of operations or financial position.

Recent Accounting Pronouncements

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In January 2010, FASB issued ASU No. 2010-02 - Accounting and Reporting for Decreases in Ownership of a Subsidiary - a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity. The amendments in this update are effective beginning in the period that an entity adopts Non-controlling Interests in Consolidated Financial Statements. If an entity has previously adopted Non-controlling Interests in Consolidated Financial Statements as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted Non-controlling Interests in Consolidated Financial Statements. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In January 2010, FASB issued ASU No. 2010-06 - Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. These disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU did not have a material impact on our consolidated financial statements.

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

In September 2009, the FASB issued Accounting Standards Update No. 2009-08 Earnings Per Share - Amendments to Section 260-10-S99, which represents technical corrections to topic 260-10-S99 Earnings per share, based on EITF Topic D-53 Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42 The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The adoption of this ASU did not have a material impact on our consolidated financial statements, results of operations or cash flows.

In August 2009, the FASB issued Accounting Standards Update No. 2009-05 Fair Value Measurement and Disclosures Topic 820 - Measuring Liabilities at Fair Value, which provides amendments to subtopic 820-10 Fair Value Measurements and Disclosures - Overall for the fair value measurement of liabilities. This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a) the quoted price of the identical liability when traded as an asset b) quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The adoption of this ASU did not have a material impact on our consolidated financial statements, results of operations or cash flows.

In June 2009, the FASB issued standards that establish only two levels of U.S. generally accepted accounting principles (“GAAP”), authoritative and nonauthoritative. The FASB Accounting Standards Codification (the “Codification”) became the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the Securities and Exchange Commission (“SEC”), which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification became nonauthoritative. This standard is effective for financial statements for interim or annual reporting periods ending after September 15, 2009. We have begun to use the new guidelines and numbering system prescribed by the Codification when referring to GAAP. As the Codification was not intended to change or alter existing GAAP, it did not have a material impact on our consolidated financial statements.

In May 2009, the FASB issued standards that require management to evaluate subsequent events through the date the financial statements are either issued, or available to be issued. Companies are required to disclose the date through which subsequent events have been evaluated. This standard is effective for interim or annual financial periods ending after June 15, 2009. The Company evaluated its September 30, 2011 financial statements for subsequent events through December 1 9 , 2011, the date the financial statements were available to be issued. Other than the events in Note 18 , the Company is not aware of any subsequent events that would require recognition or disclosure in the financial statements.

In April 2009, the FASB issued standards that require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This standard also requires those disclosures in summarized financial information at interim reporting periods. This standard applies to all financial instruments within the scope of Statement 107 held by publicly traded companies, as defined by APB 28, and requires that a publicly traded company include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. This standard is effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The adoption of this standard did not have a material impact on our consolidated financial statements, results of operations or cash flows.

In April 2009, the FASB issued standards that provide additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased and also includes guidance on identifying circumstances that indicate a transaction is not orderly for fair value measurements. This standard is effective for interim and annual periods ending after June 15, 2009. The adoption of this standard did not have a material impact on our consolidated financial statements, results of operations or cash flows.

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

NOTE 2 BUSINESS COMBINATIONS

Revyv, LLC

On January 11, 2011, we entered into a Reorganization and Asset Acquisition Agreement pursuant to which we acquired substantially all the assets of Revyv, LLC.  The assets consisted primarily of the intellectual property associated with the name CannabisCenters, including its website (www.cannabiscenters.com), its related physician software and patient verification system.  As consideration for the purchase, which closed on January 13, 2011, we issued an aggregate of Five Hundred Thousand (500,000) shares of our common stock to Revyv, LLC or its assigns.  Effective on January 10, 2011, we entered into an at-will employment agreement with each of James Johnson and David Johnson, each of which are members of Revyv, LLC.  The compensation due to each is $12,500 per month.  This business is now operated as General Marketing Solutions, Inc. Neither James Johnson nor David Johnson are currently employed by us.

The purchase price was $1,000,000, which pursuant to the Revyv Purchase Agreement consisted of the issuance of 500,000 shares of the Company’s common stock.  The purchase price was determined based on the value of the associated underlying shares of the Company’s common stock, which value of $2.00 per share, represented the offering price of the Company’s Common Stock used in its most recently completed equity transactions prior to the date of the acquisitions in accordance with the following FASB ASC 820-10-35-5, Principal Market or Most Advantageous Market guidance.

In addition to the Purchase Price, beginning on the tenth (10th) business day of the month immediately following the first full month after the Transfer Date, we will pay to the Seller, or its assigns, an amount equal to ten percent (10%) of the gross revenue generated by the Domain Name (the “Revenue Payment”) until such time as the Note is paid in full (the “Revenue Obligation Period”).  The Revenue Payment will be accounted for pursuant to ASC 805-10-55-25 as a separate transaction.  Since the Revenue Payments formula is a specified percentage of earnings (i.e. 10%), it is a profit-sharing arrangement and will be expensed as it is paid.

The following table summarizes the acquisition with a total purchase price of $1,000,000:

Current assets	$—
Domains	18,500
Software	501,343
Goodwill	486,403
Total assets acquired	1,006,246
Accrued liabilities assumed	(6,246)
Total purchase price	$1,000,000

NOTE 3  OTHER CURRENT ASSETS

During November 2010, the Company entered into a marketing services agreement with a third-party firm (the “Marketing Agreement”) pursuant to the terms of which, the Company would receive marketing services for a term of two years.   Pursuant to the terms of the Marketing Agreement, consideration consisted of a cash payment of $115,000 and 250,000 Common Stock purchase warrants with a four year contractual term and with each warrant entitling the holder thereof to purchase one share of common stock at a price of $4.00, which price of $4.00 represented price of the underlying stock on the date of the agreement as quoted on the OTC Markets, and which cash payment portion will be amortized on a straight-line basis over the term of the Marketing Agreement. As of September 30, 2011, the Company has an outstanding balance of $42,000 which balance is due October 2011.

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

Consulting Agreement and Employment Agreement

During November 2010, the Company entered into a three-year Consulting Agreement with Douglas Francis, our President, pursuant to the terms of which the Company would receive merger and acquisition consulting services for a term of three years.  The Company valued the agreement at $1,850,000 which consisted of a cash payment of $50,000 and a consulting fee of One Million Eight Hundred Thousand Dollars ($1,800,000) payable, one-half on June 30, 2012 (per an Amendment to the agreement) and the other half on January 10, 2013.  Subsequent to the Consulting Agreement being executed, it was contemplated that the Company would consummate an employment agreement with Mr. Francis, pursuant to the terms of which the services received and consideration given pursuant to the Consulting Agreement would be included in the employment agreement such that the employment agreement would supersede the Consulting Agreement.

On August 1, 2011, we entered into an at-will Employment Agreement with Douglas Francis, our President and a member of our Board of Directors.  Mr. Francis’ employment is effective as of April 1, 2011.  Under the terms of the agreement, his compensation is thirty thousand dollars ($30,000) per month.  In the event of termination of the agreement for a reason other than for cause, Mr. Francis will be entitled to severance equal to eighteen (18) months of compensation.  See also Termination of a Material Definitive Agreement, below.

On August 1, 2011, we entered into a Termination of Consulting Agreement with Douglas Francis, our President and a member of our Board of Directors, which terminated, effective as of April 1, 2011, his Consulting Agreement with us dated as of November 19, 2010, with no further amounts due under the Consulting Agreement.

Credit Card Processing

During the normal course of business, the Company processes customer payments using a third-party merchant credit card processing system, which payments normally take one to three days to “clear.” At September 30, 2011, the Company had $156,085 in merchant processing which will clear in one to three days.

NOTE 4  PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated using the straight-line method over the useful lives of the assets, generally from three to seven years. Property and equipment at September 30, 2011 and December 31, 2010 consist of the following:

	September 30,	December 31,
	2011	2010
Furniture and Computer Equipment	$544,537	$102,554
Less: Accumulated Depreciation	(76,123)	(55,386)
Property and Equipment, net	$468,414	$47,168

For the nine months ended September 30, 2011 and 2010, depreciation expense totaled $50,703 and zero, respectively.

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

NOTE 5  INTANGIBLE ASSETS

Intangible assets consist of a suite of domain names, a capitalized management contract and goodwill associated with the Synergistic Resources acquisition.

The domain names have been determined to have an indefinite useful life based primarily on the renewability of the domain name. Intangible assets with an indefinite life are not subject to amortization, but will be subject to periodic evaluation for impairment.

The term of the Management Contract is for an initial term of ten (10) years with an automatic renewal period of five (5) years for a total term of fifteen (15) years.

To determine the fair value of the software, the company used the Income Approach valuation method.  The company used a 5-year discounted cash flow model which cash flows were based on current and recent period actual results, had an assumed flat growth rate of 5% over the 5 year period, and a discount rate of 25%. The software acquired from Revyv, LLC is a comprehensive application suite that is designed for the complete management of alternative healthcare practices. The software is a comprehensive physician software suite which provides healthcare practices with a patient verification system as well as the ability to manage appointments, including automated voice, email and SMS patient reminders and appointment confirmations, easy website integration, and the ability to create management reports.  The amortization period for the software is 5 years.

Intangible assets and accumulated amortization at September 30, 2011 and December 31, 2010 are comprised of the following:

	September 30,	December 31,
	2011	2010
Management Contract	$1,424,297	$1,424,297
Domain Names	123,734	23,076
Software	567,703	—
Goodwill	3,204,941	2,718,538
Subtotal	$5,320,675	$4,165,911
Accumulated Amortization	(110,755)	—
Total intangible Assets	$5,209,920	$4,165,911

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

NOTE 6  OTHER ASSETS

Capitalized product software development costs

The Company accounts for the costs of software within its software products in accordance with ASC 985-20 "Costs of Software to be Sold, Leased or Marketed", pursuant to which certain software costs incurred subsequent to the establishment of technological feasibility and subsequent to all research and development activities for any other components of the product or process have been completed are capitalized and amortized over the estimated useful lives of the related software products.  Pursuant to 985-20-25-5 allocated amounts of indirect costs, such as overhead related to programmers and the facilities they occupy are capitalized.  The Company determines technological feasibility pursuant to 985-20-25-2 whereby feasibility is established upon the completion of a working model of the software product and which completeness of the working model have been confirmed by testing. Upon the general release of the product to customers, development costs for that product are amortized over the expected useful life of the product.  The estimated useful life of costs capitalized is evaluated for each specific product and is amortized over three to five years.  Amortization is computed on a straight-line basis, which should approximate a per unit method over the total estimated units projected for sale. Pursuant to 985-20-45-1 the amortization expense of capitalized product software costs is charged to cost of sales because it relates to a software product that is marketed to others. Capitalized product software is included in Other Assets pursuant to 985-20-45-2 whereby capitalized software costs having a life of more than one year are presented as an Other Asset because the costs are an amortizable intangible asset.

The Company began capitalizing software costs in January 2011. As of September 30, 2011 capitalized product software was $458,259.   We expect to begin marketing the software during the first quarter 2012 and as such, we will begin amortizing the capitalized costs over a period of three years.

Deposits and Prepaid expenses

The balance of other assets includes $60,000 in deposits and $56,000 in prepaid expenses.

NOTE 7  ACCOUNTS PAYABLE

Accounts payable at September 30, 2011 included amounts owed to certain vendors related to the ongoing normal course of the Company’s operations.

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

NOTE 8 ACCRUED LIABILITIES

Accrued liabilities at September 30, 2011 and December 31, 2010 are comprised of the following:

	September 30,	December 31,
	2011	2010
Obligations on consulting agreements	$—	$900,000
Obligations on marketing agreements	—	72,500
Income taxes payable	915,000	62,000
Other	221,130	3,170
Total accrued liabilities	$1,136,130	$1,037,670

NOTE 9 NOTE PAYABLE

During November 2008, the Company issued a note payable in the amount of $60,000, which note was unsecured and payable on demand.  At September 30, 2011, no principal reduction had taken place and the balance on the note was $60,000, which included $5,000 in accrued interest.  During the year ended 2008, the Company issued a note payable in the amount of $90,000, which note was unsecured and had a maturity date of December 31, 2011.  At September 30, 2011, the note payable had an outstanding balance of $10,000 including accrued interest.

At December 31, 2009 the Company had a note payable in the amount of $50,000. This note was payable on demand and was unsecured. At September 30, 2011, no principal reduction had taken place and the balance on the note was $50,000.

NOTE 10 NOTE PAYABLE – RELATED PARTY

During November 2010 we acquired 100% of the membership interests of WeedMaps, LLC, a Nevada limited liability Company, pursuant to which we issued Secured Promissory Notes with the aggregate principal amount of $3,600,000, in the form of four $900,000 principal amount 0.35% Secured Promissory Notes, two issued to each of the Sellers, half of which principal matures on June 30, 2012, and half of which principal matures on January 10, 2013.

NOTE 11 OTHER LONG TERM ACCRUED LIABILITIES

See Note 3 Other Current Assets for information on the Consulting Agreement entered into between the Company and Douglas Francis, our President.

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

NOTE 12  INCOME PER COMMON SHARE

Income per common share is based on the weighted average number of common shares outstanding. The Company complies with Earnings Per Share, which requires dual presentation of basic and diluted earnings per share on the face of the statements of operations. Basic per share earnings or loss excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted-average common shares outstanding for the period. Diluted per share earnings or loss reflect the potential dilution that could occur if convertible preferred stock or debentures, options and warrants were to be exercised or converted or otherwise result in the issuance of common stock that is then shared in the earnings of the entity.

As of September 30, 2011, there were outstanding 250,000 common stock purchase warrants that were not included in the computation of diluted EPS because to do so would have been antidilutive for the period presented. See Note 3 Other Current Assets for information on the warrants.

NOTE 13  INCOME TAXES

The Company is currently conducting an analysis of whether our federal and state net operating loss carryforwards (“NOLs”) are subject to a limitation on utilization due to certain ownership change provisions of Section 382 of the Internal Revenue Code (“Section 382”) and similar state provisions. Section 382 imposes a limitation on the amount of income that a corporation may offset with net operating losses and certain other tax attributes following an ownership change.

A portion of our valuation allowance for deferred tax assets of $250,000 related to federal net operating losses expected to be available for 2011 was restored for the quarter ended September 30, 2011, based on our expected utilization of our NOL’s.  The Company has maintained a 100% valuation allowance for the remaining deferred tax asset related to these NOL’s until such time that we have completed our study of the effect of Section 382 on the utilization of these NOLS, although we expects to utilize at least a portion of these NOL’s.

During the nine months ended September 30, 2011 our operating income was $2.1 million and our net income was $1.3 million. As such, the Company estimated its income tax liability of $915,000 as of September 30, 2011, consisting of $726,000 of federal and $189,000 of state liabilities, respectively based upon a federal tax rate of 34% and expected state rate of 8.84%. For the year ended December 31, 2010, we had previously recognized an income tax liability of $62, 800 . As a result of our estimated income tax liability, we recognized $853,000 in income tax expense for the nine months ended September 30, 2011.

NOTE 14 RELATED PARTY TRANSACTIONS

All material intercompany transactions have been eliminated upon consolidation of our entities.  During the nine months ended September 30, 2011, cash transfers, equity and accounts between the Company and its subsidiaries have been eliminated upon consolidation.

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

NOTE 15 COMMITMENT AND CONTINGENCIES

On January 27, 2011, the Company entered into a commercial lease agreement for approximately 20,332 square feet of office space in Newport Beach, California. The lease expires on January 31, 2014 and requires monthly payments of $39,647. The Company is confident that this commercial space will provide adequate space to meet our needs and provide for future growth.

Set forth below is a summary of our current obligations as of September 30, 2011 comprised exclusively of a rental lease obligation to make future payments due by the period indicated below:

Operating lease payments	Minimum Payments	Monthly Base Rent
October 1, 2011 to December 31, 2011	$118,941	$39,647
FYE 2012	495,288	41,274
FYE 2013	514,812	42,901
FYE 2014	42,901	42,901

NOTE 16 EQUITY TRANSACTIONS

On January 11, 2010, we entered into a Reorganization and Asset Acquisition Agreement pursuant to which we acquired substantially all the assets of Revyv, LLC.  As consideration for the purchase, we issued an aggregate of Five Hundred Thousand (500,000) shares of our common stock to Revyv.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited and had access to information necessary to make an investment decision.  The shares were restricted securities as described in Rule 144 pursuant to the Securities Act of 1933.

NOTE 17 WARRANTS

As of September 30, 2011, there were outstanding 250,000 common stock purchase warrants. See Note 3 Other Current Assets for information on the warrants.

The following table summarizes information about common stock warrants outstanding at September 30, 2011.

Outstanding				Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$4.00	250,000	3.12	$4.00	250,000	$4.00

$4.00	250,000	3.12	$4.00	250,000	$4.00

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

NOTE 18 SUBSEQUENT EVENTS

The Company evaluated its September 30, 2011 financial statements for subsequent events through December 19 , 2011, the date the financial statements were available to be issued.

Marijuana.com

On November 18, 2011, the Company entered into a Domain Name Purchase Agreement with an unrelated party for the purchase of “marijuana.com.” Pursuant to the terms of the agreement, the purchase price was $4,250,000, payable $125,000 on the date of execution of the agreement, and the remaining balance over sixty nine (69) consecutive months beginning on January 18, 2012 pursuant to a Non-Recourse Secured Promissory Note of the same date.

GrowShops.com

On October 19, 2011, SearchCore launched a new international grow shop directory website GrowShops.com.  GrowShops.com is designed to be an international grow shop and hydroponic store finder site, similar to SearchCore’s successful US-based website WeedMaps.com.  GrowShops.com is currently accessible in the United States, Canada, Australia, and select European countries and regions such as Germany, the Netherlands, Czech Republic and Spain and is available in six different languages.

Employment Agreements

On August 1, 2011, we entered into an at-will Employment Agreement with James Pakulis, our Chief Executive Officer and Chairman of our Board of Directors.  Mr. Pakulis’ employment is effective as of August 1, 2011.  Under the terms of the agreement, his compensation is thirty thousand dollars ($30,000) per month.  In the event of termination of the agreement for a reason other than for cause, Mr. Pakulis will be entitled to severance equal to eighteen (18) months of compensation.

On August 1, 2011, we entered into an at-will Employment Agreement with Douglas Francis, our President and a member of our Board of Directors.  Mr. Francis’ employment is effective as of April 1, 2011.  Under the terms of the agreement, his compensation is thirty thousand dollars ($30,000) per month.  In the event of termination of the agreement for a reason other than for cause, Mr. Francis will be entitled to severance equal to eighteen (18) months of compensation.  See also Termination of a Material Definitive Agreement, below.

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

Termination of Consulting Agreement

On August 1, 2011, we entered into a Termination of Consulting Agreement with Douglas Francis, our President and a member of our Board of Directors, which terminated, effective as of April 1, 2011, his Consulting Agreement with us dated as of November 19, 2010, with no further amounts due under the Consulting Agreement.

General Merchant Solutions, Inc.

Prior to August 1, 2011, General Merchant Solutions supplied dispensaries with credit card processing services, however, due to market conditions (specifically lack of reliable financing) we felt it to be in our best interests to discontinue providing merchant services to dispensaries.  The remaining credit card processing business proved to be only nominally profitable, and on October 15, 2011, General Merchant Solutions discontinued all retail credit card processing operations.  The entity is held as an entity in good standing with no operations.

NOTE 19 OPERATING SEGMENTS

At September 30, 2011, our operations contained two identifiable segments, the media and marketing segment and the medical clinic management segment. The factors the Company considers when identifying our reportable segments are primarily the products and services which are offered by each segment.

WeedMaps Media, Inc. and General Marketing Solutions, Inc., our media & marketing segment, are medical-cannabis industry-focused, marketing and media companies that derive their revenue by monetizing industry related information and by providing advertisers and industry professionals a direct and accessible platform via the internet.  General Health Solutions, Inc., our medical clinic management segment, through a contractual arrangement with a professional medical corporation, derives its revenues from managing medical cannabis clinics. The accounting policies of these segments are the same as those described in Note 2.

The following is a summary of financial data by segment:

	Three Months Ended September 30, 2011
	Marketing & Media Segment	Medical Clinic Management Segment	Total
Net sales to unaffiliated customers	$3,574,758	539,466	$4,114,223
Operating income (loss)	1,667,126	(117,282)	1,549,844

Long-lived assets	$1,321,853	4,166,336	$5,488,189
All other identifiable assets	1,425,679	434,883	1,860,563

Total assets	$2,747,532	$4,601,219	$7,348,752

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

	Nine Months Ended September 30, 2011
	Marketing & Media Segment	Medical Clinic Management Segment	Total Segments
Net sales to unaffiliated customers	$8,494,394	1,795,601	$10,289,995
Operating income (loss)	3,164,153	(425,491)	2,738,662

Long-lived assets	$1,321,853	4,166,336	$5,488,189
All other identifiable assets	1,425,679	434,883	1,860,563

Total assets	$2,747,532	$4,601,219	$7,348,752

The following is a summary of reconciliations of reportable segment revenues, profit or loss and assets, to the consolidated totals:

	Three Months Ended		Nine Months Ended
	Marketing & Media Segment	Medical Clinic Management Segment	Marketing & Media Segment	Medical Clinic Management Segment
Reconciliations of Reportable Segment revenues, Profit or Loss and Assets, to the Consolidated Totals	September 30, 2011	September 30, 2011	September 30, 2011	September 30, 2011
Revenues
Total revenues for reportable segments	$3,574,758	$539,466	$8,494,394	$1,795,601
Other revenues		11,972		92,125
Elimination of intersegment revenues
Total consolidated revenues	$3,574,758	$551,437	$8,494,394	$1,887,726

Profit or Loss
Total profit or loss for reportable segments	$1,667,126	$(117,282)	$3,164,153	$(425,491)
Other profit or loss	35	(791,644)	213	(602,145)
Elimination of intersegment profits
Unallocated amounts:
Litigation settlement received
Other corporate expenses
Adjustments in consolidation
Income before income taxes and extraordinary items	$1,667,161	$(908,926)	$3,164,366	$(1,027,636)

Assets
Total assets for reportable segments	$2,747,532	$4,601,219	$2,747,532	$4,601,219
Other assets		594,118		594,118
Elimination of intersegment receivables
Goodwill not allocated to segments
Other unallocated amounts
Consolidated total	$2,747,532	$5,195,337	$2,747,532	$5,195,337

SEARCHCORE, INC.
(Formally General Cannabis, Inc. )
Notes to Restated Consolidated Financial Statements
September 30, 2011
Unaudited

	Nine Months Ended
	Marketing & Media Segment	Medical Clinic Management Segment
Long-lived assets by reporting segment	September 30, 2011	September 30, 2011

Fixed Assets	$172,786	$10,460
Accumulated Depreciation	(14,773)	(959)
Intangible Assets:
Domain names	109,734	14,000
Software	567,703
Management Contract		1,424,297
Goodwill	486,403	2,718,538
Total long-lived assets	$1,321,853	$4,166,336

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of General Cannabis, Inc.

We have audited the accompanying consolidated balance sheets of General Cannabis, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ and equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2010. General Cannabis, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of General Cannabis, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

Tarvaran, Askelson & Company, LLP

Laguna Niguel, CA
December 20, 2011

SEARCHCORE, INC.

Restated Consolidated Balance Sheet (Audited)

	December 31,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,388,574	$16,513
Other current assets	1,104,337	8,700
TOTAL CURRENT ASSETS	2,492,911	25,213

Property and equipment, net	47,168	—
Intangible assets:
Management Contract	1,424,297	—
Domain Names	23,076	—
Goodwill	2,718,538	—
Other Assets	933,872	—

TOTAL ASSETS	$7,639,862	$25,213

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$124,353	$3,334
Accrued liabilities	1,037,670	—
Note payable	125,000	—

TOTAL CURRENT LIABILITIES	$1,287,023	$3,334

LONG TERM LIABILITIES

Other accrued liabilities	900,000	—
Note payable - related party	3,600,000	—
Earn-out provisions, WeedMaps	18,362,269	—

TOTAL LONG TERM LIABILITIES	22,862,269	—

TOTAL LIABILITIES	$24,149,292	$3,334

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, $0.001 par value: 20,000,000 shares authorized;
zero shares issued and outstanding at December 31, 2010;
zero shares issued and outstanding at December 31, 2009;	—	—
Common stock, $0.001 par value: 200,000,000 shares authorized;
82,640,256 shares issued and outstanding at December 31, 2010;
9,733,442 shares issued and outstanding at December 31, 2009;	82,640	9,733
Paid-in capital	(16,964,444)	(9,733)
Retained Earnings	372,374	21,879

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(16,509,430)	21,879

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$7,639,862	$25,213

The accompanying notes are an integral part of these consolidated financial statements.

SEARCHCORE, INC.

Restated Consolidated Statements of Operations (Audited)

	Years Ended
	December 31,	December 31,
	2010	2009

REVENUE
Sales	$3,576,484	$94,823

Total revenue	3,576,484	94,823

OPERATING EXPENSES
Cost of sales	365,702	25,355
Selling, general and administrative expenses	2,796,401	47,589

Total operating expenses	3,162,103	72,944

Operating income (loss)	414,381	21,879

Other Income (expense)
Interest income (expense)	(1,086)	—

Income (loss) before income taxes	413,295	21,879

Provision for Income Taxes	62,800	—

NET INCOME (LOSS)	$350,495	$21,879

Weighted average shares outstanding	28,868,864	9,733,442

Basic and diluted per share amounts:
Continuing operations	0.01	0.00
Net income (loss)	0.01	0.00

The accompanying notes are an integral part of these consolidated financial statements.

SEARCHCORE, INC.

Restated Consolidated Statements of Cash Flows (Audited)

	Years Ended
	December 31,	December 31,
	2010	2009
Cash flows from operating activities:
Net income from continuing operations	$350,495	$21,879
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	115,319	—
Stock-based compensation	87,777	—
Changes in operating assets and liabilities:
Prepaid expenses and deposits	878,670	(8,700)
Accounts payable and accrued liabilities	(62,161)	3,334

Net cash used in operating activities	1,370,100	16,513

Cash flows from investing activities:
Purchases of property and equipment	(211,781)	—
Purchases of intangible assets	(327,834)	—

Net cash used in investing activities	(539,615)	—

Cash flows from financing activities:
Proceeds from issuance of common stock	1,650,000	—
Payments from note payable	(40,000)	—
Payments from convertible notes	(419,392)	—
Payments from convertible note related party	(211,489)	—
Payments from note payable - related party	(437,543)	—

Net cash provided by financing activities	541,576	—

Net increase (decrease) in cash and cash equivalents	1,372,061	16,513

Cash and cash equivalents at beginning of period	16,513	—

Cash and cash equivalents at end of period	$1,388,574	$16,513

Non-cash investing and financing activity:

Issuance of warrants to consultants	250,000	—
Shares issued pursuant to consulting agreement	$50,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

SEARCHCORE, INC.

Restated Consolidated Statements of Stockholders' Equity (Deficit)

					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)

BALANCES, December 31, 2008	—	—	9,733,442	$9,733	$(9,733)	$—	$—

Net income (loss) from continuing operations						21,879	21,879

BALANCES, December 31, 2009	—	—	9,733,442	$9,733	$(9,733)	$21,879	$21,879.00

Issuance of common stock, private placements			825,000	825	1,649,175		1,650,000
Issuance of common stock, convertible debt			53,656,814	53,657	1,493,839		1,547,496
Issuance of common stock, acquisition			2,000,000	2,000	3,998,000		4,000,000
Stock based compensation			25,000	25	49,975		50,000

Recapitalization			16,400,000	16,400	(24,145,700)		(24,129,300)

Net income (loss) from continuing operations						350,495	350,495

BALANCES, December 31, 2010	—	—	82,640,256	$82,640	$(16,964,444)	$372,374	$(16,509,430)

The accompanying notes are an integral part of these consolidated financial statements.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

1. Description of Business

SearchCore , Inc. was formed on July 14, 2003 in the State of Nevada as Tora Technologies, Inc.  On November 21, 2006, it changed its name to Makeup.com Limited, and on January 29, 2010, changed its name again to LC Luxuries Limited, on November 5, 2010, the company changed its name to General Cannabis, Inc. Finally, on January 6, 2012, the company changed its name to SearchCore, Inc.

We are not engaged in the growing, harvesting, cultivation, possession, or distribution of cannabis. Instead, we assist the physicians, dispensaries, and end-users within the medicinal cannabis industry in finding each other and in managing their businesses.

We are a technology service provider, currently primarily involved in the medicinal cannabis industry through four different sectors:

•            media,
•            technology,
•            medical clinic management, and
•            marketing.

References in this document to the “Company,” “we,” “us,” and “our” refer to SearchCore , Inc. and its wholly-owned subsidiaries.  All of our operations are conducted through our wholly-owned subsidiaries, each of which is incorporated or qualified to do business in the states in which it does so.

Recent Developments

WeedMaps and Recapitalization

On November 19, 2010, SearchCore, Inc. entered into an Agreement and Plan of Reorganization and Merger with WeedMaps Media, Inc., a wholly owned subsidiary of SearchCore and WeedMaps, LLC (“WeedMaps”) (the “Merger Agreement”) (the “Merger”). Prior to the Merger, SearchCore was deemed to be a non-operating public shell corporation with nominal net assets and WeedMaps was a private operating company with significant operations.  For accounting purposes the transaction is considered to be a reverse merger treated as a recapitalization of SearchCore where SearchCore is the surviving legal entity and the accounting acquiree, and WeedMaps is considered to be the accounting acquirer and the legal acquiree.  The assets and liabilities of WeedMaps are recorded at their historical cost with the equity structure of SearchCore.  No goodwill was recorded in the transaction.  SearchCore was deemed a continuation of the business of WeedMaps and the historical financial statements of WeedMaps became the historical financial statements of SearchCore.

See Note 3 Recapitalization for a discussion regarding the elimination of the historical results of operation and the accumulated deficit of SearchCore including its wholly owned subsidiary, LV Luxuries Incorporated, as a result of the Merger and the associated reverse merger accounting and recapitalization of SearchCore.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

Synergistic Resources, LLC

On December 3, 2010, we entered into a Reorganization and Asset Acquisition Agreement pursuant to which we acquired substantially all the assets of Synergistic Resources, LLC, a California limited liability company. The assets consisted primarily of the intellectual property and established marketing associated with the name Marijuana Medicine Evaluation Centers, including its website (www.marijuanamedicine.com), and the assignment of a Management Services Agreement pursuant to which we now manage twelve (12) medicinal cannabis clinics. As consideration for the purchase, we issued an aggregate of Two Million (2,000,000) shares of our common stock, and paid Fifty Thousand Dollars ($50,000) cash, to Synergistic Resources. Also effective on December 3, 2010, we entered into an at-will employment agreement with Brent Inzer, the sole manager and member of Synergistic Resources, with compensation of Fifteen Thousand Dollars ($15,000) per month.

Revyv, LLC

On January 10, 2011, we entered into a Reorganization and Asset Acquisition Agreement pursuant to which we acquired substantially all the assets of Revyv, LLC. The assets consisted primarily of the intellectual property associated with the name CannabisCenters, including its website (www.cannabiscenters.com), its related physician software and patient verification system, and numerous existing contracts. As consideration for the purchase, which closed on January 13, 2011, we issued an aggregate of Five Hundred Thousand (500,000) shares of our common stock to Revyv, LLC or its assigns. Effective on January 10, 2011, we entered into an at-will employment agreement with each of James Johnson and David Johnson, each of which are members of Revyv, LLC. The compensation due to each is $12,500 per month. As of the quarter ending September 30, 2011, neither James Johnson nor David Johnson were employed by us.

Marijuana.com

On November 18, 2011, we entered into a Domain Name Purchase Agreement with an unrelated party for the purchase of “marijuana.com.” Pursuant to the terms of the Agreement, the purchase price was $4,250,000, payable $125,000 on the date of execution of the Agreement, and the remaining balance over sixty nine (69) consecutive months beginning on January 18, 2012 pursuant to a Non-Recourse Secured Promissory Note of the same date (the “Note”).

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

Our Subsidiaries

The following are wholly-owned subsidiaries through which we conduct our operations:

WeedMaps Media, Inc.

WeedMaps Media is a medical-cannabis industry-focused, marketing and media company, whose business plan is to monetize industry related information and to provide advertisers and industry professionals a direct and accessible platform via the internet.

The Company operates WeedMaps.com and several associated websites, together composing a large scale, medical-cannabis industry focused internet media portal that targets dispensaries, advertisers and consumers, which are estimated by the National Survey on Drug Use and Health to total more than 16.7 million Americans in 2009 and increasing. WeedMaps is a venue for marketers to deliver new media advertising campaigns to a vast and targeted demographic and have available to them multiple touch points ranging from dispensary listings, interactive ads to social-networking clubs, product reviews and various other sponsored and unsponsored events. With this combination, we have been very competitive and sufficiently appealing that WeedMaps has captured significant market share in this industry and has become one of the most widely recognized website within this space. Currently, there are over 2,200 dispensaries that subscribe to the website, which receives over 10.2 million page views per month. We believe that significant opportunities exist in this industry, and we will actively pursue this potential source of revenue during the year ending December 31, 2011 and beyond.

General Health Solutions, Inc.

General Health Solutions, Inc., through a contractual arrangement with a professional medical corporation, manages medical cannabis clinics.   As of December 31, 2010 , it manages twelve (1 2 ) medical cannabis clinics throughout California.  General Health Solutions, Inc. receives compensation from the professional medical corporation, and handles all billing, collections, administrative functions and marketing, leaving the physician to focus his or her time on medical treatment of patients.  The call center operated by General Health Solutions averages approximately 800 to 1,000 incoming calls per day, and sets between 150 and 250 appointments per day, resulting in approximately 4,000 patients seen per month.  Gross revenues for the clinics under management were over $4 million in 2010.

General Marketing Solutions, Inc.

General Marketing Solutions, Inc., whose primary operation is the internet website, www.cannabiscenters.com. The website aids prospective patients in finding physicians across the country that support and recommend medicinal cannabis. There is a patient verification system that is an internal control system designed to validate the status of a patient to third parties, including dispensaries and other interested parties, as well as a social media platform for users.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

General Merchant Solutions, Inc.

General Merchant Solutions, Inc. provides merchant credit card processing services. We provide merchant credit card services to non-dispensary merchants, including but not limited to, healthcare, automobile and the restaurant sectors. See Note 22 Subsequent Events for a discussion regarding the Company’s decision during the quarter ending December 31, 2011 to discontinuing offering credit card processing services. As a result, General Merchant Solutions, Inc. is held as an entity in good standing with no operations.

General Management Solutions, Inc.

General Management Solutions, Inc., oversees and provides all of the human resources issues for employees including hiring, terminating, and employee benefits.

Other Subsidiaries

We have two additional wholly-owned subsidiaries whose operations are relatively inactive at this time, namely General Processing Corporation, CannaCare Management, Inc. (dba CannaCenters), and a third subsidiary, LV Luxuries Incorporated (which operated as makeup.com), whose operations have been discontinued.

General Processing Corporation – See Note 22 Subsequent Events for a discussion regarding the Company’s decision during the quarter ending December 31, 2011 to discontinuing offering credit card processing services. As a result, General Merchant Solutions, Inc. is held as an entity in good standing with no operations.

CannaCare Management, Inc. – It is contemplated that CannaCare Management, Inc. will provide management services to assist physicians with their operations and administration under a different name. As of right now we have no imminent or specific plans and the entity is held as a corporation in good standing with no operations.

LV Luxuries Incorporated (formally Makeup.com, Inc.) was formed under the laws of Nevada on February 12, 2004 as a wholly owned subsidiary of the Company.

On April 28, 2011, US Cannabis, Inc. changed its name to General Processing Corporation.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

2. Basis of Presentation and Significant Accounting Policies.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with the Generally Accepted Accounting Principles in the United States of America ("GAAP").

Reclassifications

Certain prior year amounts in the accompanying consolidated financial statements have been reclassified to conform to the current year’s presentation. These reclassifications had no effect on the consolidated results of operations or financial position for any years presented.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Restatement of Financial Statements and Recapitalization

The Company has restated it financial statements for the years ended December 31, 2010 and 2009 and for the nine months ended September 30, 2011.  During December 2011 the Company determined that the method we previously used to account for the merger with WeedMaps, LLC did not accurately reflect the transaction and that the transaction would better reflected by being accounted for as a reverse merger treated as a recapitalization. The Company has restated its financial statements to reflect this basis of accounting.   Under our previous accounting treatment we had recognized previously unrecognized intangible assets namely, the intangible assets including goodwill associated with the WeedMaps transaction which resulted in the Company amortizing those intangible assets that did not have indefinite useful lives.  Under the new basis of accounting, the intangible assets and goodwill associated with the WeedMaps transaction are eliminated along with an associated approximate non-cash amortization expense of one million.

Further, prior to the Merger, SearchCore was deemed to be a non-operating public shell corporation with nominal net assets and WeedMaps was a private operating company with significant operations and as such, after the completion of the Merger, assuming the issuance of shares pursuant to certain earn-out provisions, SearchCore’s previous shareholders owned 64,215,256 shares of common stock and WeedMaps shareholders owned 32,400,000, or approximately 34% of the outstanding shares of SearchCore’s common stock, for accounting purposes the transaction is considered to be a reverse merger treated as a recapitalization of SearchCore where SearchCore is the surviving legal entity and the accounting acquiree, and WeedMaps is considered to be the accounting acquirer and the legal acquiree.  The assets and liabilities of WeedMaps are recorded at their historical cost with the equity structure of SearchCore.  No goodwill is recorded in the transaction.  SearchCore is deemed a continuation of the business of WeedMaps and the historical financial statements of WeedMaps will become the historical financial statements of SearchCore.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

The following summary reflects the conversion of 100% membership interest of WeedMaps into 16,400,000 shares of SearchCore common stock, the additional 16,000,000 shares of common stock pursuant to the Earn-out provisions and the elimination of the accumulated deficit of SearchCore including its wholly owned subsidiary LV Luxuries:

Recapitalization Adjustment

Issuance of SearchCore common stock—16,400,000 shares at $.001 par value	$16,400
Earn-out provisions liability, WeedMaps	18,362,269
Elimination of SearchCore accumulated deficit	5,625,522
Elimination of LV Luxuries' accumulated deficit	141,509
Recapitalization adjustment to additional-paid-in capital	$24,145,700

Below is a comparative presentation of the consolidated balance sheets, consolidated statements of operations, and statement of cash flows for the year ended December 31, 2010 as restated in this report and as previously reported in the Company’s reports on Form S-1 previously filed with the SEC.

	Year Ended December 31, 2010
Changes to Consolidated Balance Sheet	As filed	As restated	Adjustment

Cash and cash equivalents	$1,393,805	$1,388,574	$(5,231)
Other current assets	1,867,569	1,104,337	(763,232)
Property and equipment, net	2,202	47,168	44,966
Intangible assets	59,170,825	4,165,911	(55,004,914)
Other Assets	900,000	933,872	33,872

Accounts payable	$128,144	$124,353	$(3,791)
Accrued liabilities	1,071,593	1,037,670	(33,923)
Earn-out provisions, WeedMaps		18,362,269	18,362,269

Paid-in capital	$62,680,851	$(16,964,444)	$(79,645,295)
Retained (deficit) earnings	(5,253,827)	372,374	5,626,201

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

	Year Ended December 31, 2009
Changes to Consolidated Balance Sheet	As filed	As restated	Adjustment

Cash and cash equivalents	$48,131	$16,513	$(31,618)
Other current assets	108,435	8,700	(99,735)
Property and equipment, net	53,698	—	(53,698)
Intangible assets	333,334	—	(333,334)
Management Contract	-		—
Domain Names	333,334		(333,334)
			—
Goodwill	-		—
Other Assets	-		—

Accounts payable	$497,001	$3,334	$(493,667)
Accrued liabilities	146,302	—	(146,302)
Earn-out provisions, WeedMaps	-	—	—

Paid-in capital	$3,501,893	$(9,733)	$(3,511,626)
Retained (deficit) earnings	(6,454,459)	21,879	6,476,338

	Year Ended December 31, 2010
Changes to Consolidated Statement of Operations	As filed	As restated	Adjustment

Sales	$7,699,634	$3,576,484	$(4,123,150)
Cost of sales	—	365,702	365,702
Selling, general and administrative expenses	7,750,862	2,796,401	(4,954,461)

Income (loss) from discontinued operations	1,350,400	—	(1,350,400)
NET INCOME	$1,200,632	$350,495	$(850,137)

Basic and diluted per share amounts:
Continuing operations	(0.00)	0.01	0.02
Discontinued operations	0.05	—	(0.05)
Net income	0.04	0.01	(0.03)

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

	Year Ended December 31, 2009
Changes to Consolidated Statement of Operations	As filed	As restated	Adjustment

Sales	$2,670,721	$94,823	$(2,575,898)
Cost of sales	—	25,355	25,355
Selling, general and administrative expenses	3,098,981	47,589	(3,051,392)

Income (loss) from discontinued operations	(839,136)	—	839,136
NET INCOME	$(1,275,595)	$21,879	$1,297,474

Basic and diluted per share amounts:
Continuing operations	(0.04)	0.00	0.04
Discontinued operations	(0.09)	0.00	0.09
Net income	(0.13)	0.00	0.13

	Year Ended December 31, 2010
Changes to Consolidated Statements of Cash Flows	As filed	As restated	Adjustment

Net income from continuing operations	$1,200,632	$350,495	$(850,137)
Stock-based compensation	50,000	—	(50,000)
Accounts receivable	12,557	—	(12,557)
Prepaid expenses and deposits	6,566	878,670	872,104
Accounts payable and accrued liabilities	(366,066)	(62,161)	303,905
Purchases of property and equipment	$(166,815)	$(211,781)	$(44,966)

	Year Ended December 31, 2009
Changes to Consolidated Statements of Cash Flows	As filed	As restated	Adjustment

Net income from continuing operations	$(1,275,595)	$21,879	$1,297,474
Stock-based compensation	—	—	—
Accounts receivable	(16,650)	—	16,650
Prepaid expenses and deposits	106,225	(8,700)	(114,925)
Accounts payable and accrued liabilities	132,327	3,334	(128,993)
Purchases of property and equipment	$(72,331)	$—	$72,331

See Note 3 Recapitalization for a discussion regarding the elimination of the historical results of operation and the accumulated deficit of General Cannabis including its wholly owned subsidiary, LV Luxuries Incorporated, as a result of the Merger and the associated reverse merger accounting and recapitalization of General Cannabis.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates are based on knowledge of current events and anticipated future events and accordingly, actual results may differ from those estimates.

Foreign Operations and Foreign Currency Transactions

The Company's functional currency is the United States Dollar (the "US Dollar"). In the past, the Company entered into transactions denominated in foreign currencies, such as the Canadian Dollar ("CAD"). During the twelve months ended December 31, 2011 and 2012, the Company does not anticipate having foreign operations.

Risks related to cash

The Company maintains cash in bank and deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Cash and Cash equivalents

The Company considers only highly liquid investments such as money market funds and commercial paper with maturities of 90 days or less at the date of their acquisition as cash and cash equivalents.

Fair Value of Financial Instruments

The accounting standards regarding disclosures about fair value of financial instruments defines financial instruments and required fair value disclosure of those instruments. This accounting standard defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. Receivables, investments, payables, short and long term debt and warrant liabilities qualified as financial instruments. Management believes the carrying amounts of receivables, payables and debt are a reasonable estimate of fair value because of the short period of time between the origination of such instruments, their expected realization, and if applicable, their stated interest rate is equivalent to interest rates currently available. The three levels are defined as follows:

Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2
inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

The Company analyzes all financial instruments with features of both liabilities and equity under the accounting standards regarding accounting for certain financial instruments with characteristics of both liabilities and equity, accounting for derivative instruments and hedging activities, accounting for derivative financial instruments indexed to, and potentially settled in, a company’s own stock, and the accounting standard regarding determining whether an instrument (or embedded feature) is indexed to an entity’s own stock. The accounting standard specifies that a contract that would otherwise meet the definition of a derivative but is both (a) indexed to the Company’s own stock and (b) classified in stockholders’ equity in the statement of financial position would not be considered a derivative financial instrument. This standard provides a two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for this accounting standard scope exception. All warrants issued by the Company are denominated in U.S. dollars.

Goodwill

In accordance with Goodwill and Other Intangible Assets, goodwill is defined as the excess of the purchase price over the fair value assigned to individual assets acquired and liabilities assumed and is tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis in the Company's fourth fiscal quarter or more frequently if indicators of impairment exist. The performance of the test involves a two-step process. The first step of the impairment test involves comparing the fair value of the Company's reporting units with each respective reporting unit's carrying amount, including goodwill. The fair value of reporting units is generally determined using the income approach. If the carrying amount of a reporting unit exceeds the reporting unit's fair value, the second step of the goodwill impairment test is performed to determine the amount of any impairment loss. The second step of the goodwill impairment test involves comparing the implied fair value of the reporting unit's goodwill with the carrying amount of that goodwill. No amortization is recorded for goodwill with indefinite useful life. No impairment of Goodwill was recognized during the twelve months ended December 31, 2010 and 2009, respectively.

Intangible Assets

In accordance with Goodwill and Other Intangible Assets, intangible assets that are determined not to have an indefinite useful life are subject to amortization. The Company amortizes intangible assets using the straight-line method over their estimated useful lives.

Impairment of Long-Lived and Intangible Assets

In accordance with Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. The Company assesses the recoverability of the long-lived and intangible assets by comparing the carrying amount to the estimated future undiscounted cash flow associated with the related assets. No impairment of long-lived assets was recognized during the twelve months ended December 31, 2010 and 2009, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the provisions of Share-Based Payment, which addresses the accounting for equity-based compensation and which requires that the cost of all equity-based compensation arrangements, be reflected in the financial statements over the vesting period based on the estimated fair value of the awards. During the twelve months ended December 31, 2010 and December 31, 2009, the Company had stock-based compensation expense related to issuances of shares of the Company’s common stock to consultants of $ 88 ,000 and zero, respectively.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

Revenue Recognition

We recognize revenue in accordance with ASC 605, "Revenue Recognition," we recognize as revenue the fees we charge customers as referenced below because persuasive evidence of an arrangement exists, the fees we charge are substantially fixed or determinable during the period that we provide the services, we and our customers understand the specific nature and terms of the agreed upon transactions, collectability is reasonable assured and services have been rendered.

Listing Fee Revenue – The Company operates WeedMaps.com and several associated websites, together composing a large scale, medical-cannabis industry focused internet media portal that targets dispensaries, advertisers and consumers. The Company generates revenues from listings on the Company’s website. We recognize as revenue the fees we charge customers for listing their related company on our website. The terms of the listing arrangements with our customers are pursuant to a marketing agreement entered into with each customer pursuant to the terms of which the listing period is on a month-to-month term, listings are prepaid monthly and we do not offer returns, as such, our policy is to recognize revenues on a per-listing fee basis in the month that we provide the listing service.

Ad Revenue – The Company generates revenues from advertising on the Company’s websites. We recognize as revenue the fees we charge customers for placing ads for their related company on our websites. The terms of the advertising arrangements with our customers are pursuant to an advertising agreement entered into with each customer pursuant to the terms of which the advertising period is on a month-to-month term, ads are prepaid monthly and we do not offer returns, as such, our policy is to recognize revenues on a per-ad fee basis in the month that we provide the advertising service.

Content Production Revenue – The Company generates revenues from photo and video production of content, which is displayed on the Company’s websites. We recognize as revenue the fees we charge customers for photo and video production services pursuant to which we create virtual tours of their establishments and products, which are then displayed on our websites. The terms of the production services with our customers are pursuant to an agreement entered into with each customer pursuant to the terms of which the production services are on a one-time basis and our policy is to recognize revenues on a per-production basis in the month that we provide the production services.

Management Fee Revenue – The Company manages medical cannabis clinics throughout California pursuant to a contractual arrangement with a professional medical corporation. We recognize as revenue the fees we charge the professional medical corporation for providing administrative, marketing and human resources services. Our policy is to recognize revenues during the period that the services are rendered and we do not offer returns.

Payment Processing Revenue – The Company also generates revenues by processing payment transactions for our customers. We recognize as revenues commissions charged to merchants on the transactions processed. Our policy is to recognize revenues on a per-transaction basis at the time the payment transaction has been processed.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

Accounts Receivable

Accounts receivable are recorded at the invoice amount and do not bear interest.

Allowance for Doubtful Accounts

Allowance for doubtful accounts is defined as a Company's estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company does not maintain an allowance for doubtful account based upon management’s review of the Company’s revenue structure whereby substantially all receivables are confirmed before they are booked as revenue. The Company reviews its allowance for doubtful accounts policy periodically. The Company does not have any off-balance-sheet exposure related to its customers.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the useful lives of the assets, generally from three to seven years. Property and equipment at December 31, 2010 and December 31, 2009 are presented net of accumulated depreciation of $ 115 ,000 and zero , respectfully.

Income Taxes

The Company follows Accounting for Income Taxes that requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes. During the years ended December 31, 2010 and December 31, 2009, the Company accrued a provision for US income taxes in the amounts of $62,000 and zero, respectively.

The charge for taxation is based on the results for the year as adjusted for items that are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also recorded in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

Uncertain tax positions

The Company recognizes uncertain tax positions based on a benefit recognition model. Provided that the tax position is deemed more likely than not of being sustained, the Company recognizes the largest amount of tax benefit that is greater than 50 percent likely of being ultimately realized upon settlement. The tax position is derecognized when it is no longer more likely than not of being sustained. The Company classifies income tax-related interest and penalties as interest expense and SGA expense, respectively, on the Consolidated Statement of Operations. As of December 31, 2010 and 2009 the Company believes it has no unrecognized uncertain tax positions.

Advertising Costs

The Company expenses advertising costs when incurred. Advertising expense for the years ended December 31, 2010 and 2009 was $ 277 ,000 and $ 3 00, respectively.

Subsequent Events

During May 2009 and February 2010, the FASB issued new authoritative pronouncement regarding recognized and non-recognized subsequent events. This guidance establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The Company adopted this guidance and it had no impact on the Company’s results of operations or financial position.

Recent Accounting Pronouncements

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In January 2010, FASB issued ASU No. 2010-02 - Accounting and Reporting for Decreases in Ownership of a Subsidiary - a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity. The amendments in this update are effective beginning in the period that an entity adopts Non-controlling Interests in Consolidated Financial Statements. If an entity has previously adopted Non-controlling Interests in Consolidated Financial Statements as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted Non-controlling Interests in Consolidated Financial Statements. The adoption of this ASU did not have a material impact on our consolidated financial statements.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

In January 2010, FASB issued ASU No. 2010-06 - Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. These disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In September 2009, the FASB issued Accounting Standards Update No. 2009-09 Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees. This update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The adoption of this ASU did not have a material impact on our consolidated financial statements, results of operations or cash flows.

In September 2009, the FASB issued Accounting Standards Update No. 2009-08 Earnings Per Share - Amendments to Section 260-10-S99, which represents technical corrections to topic 260-10-S99 Earnings per share, based on EITF Topic D-53 Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42 The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The adoption of this ASU did not have a material impact on our consolidated financial statements, results of operations or cash flows.

In August 2009, the FASB issued Accounting Standards Update No. 2009-05 Fair Value Measurement and Disclosures Topic 820 - Measuring Liabilities at Fair Value, which provides amendments to subtopic 820-10 Fair Value Measurements and Disclosures - Overall for the fair value measurement of liabilities. This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a) the quoted price of the identical liability when traded as an asset b) quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The adoption of this ASU did not have a material impact on our consolidated financial statements, results of operations or cash flows.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

In August 2009, the FASB issued Accounting Standards Update No. 2009-04 Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99 which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98 Classification and Measurement of Redeemable Securities. The adoption of this ASU did not have a material impact on our consolidated financial statements, results of operations or cash flows.

In June 2009, the FASB issued standards that establish only two levels of U.S. generally accepted accounting principles (“GAAP”), authoritative and nonauthoritative. The FASB Accounting Standards Codification (the “Codification”) became the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the Securities and Exchange Commission (“SEC”), which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification became nonauthoritative. This standard is effective for financial statements for interim or annual reporting periods ending after September 15, 2009. We have begun to use the new guidelines and numbering system prescribed by the Codification when referring to GAAP. As the Codification was not intended to change or alter existing GAAP, it did not have a material impact on our consolidated financial statements.

In June 2009, the FASB issued standards that require a qualitative approach to identifying a controlling financial interest in a variable interest entity (“VIE”) and requires ongoing assessment of whether an entity is a VIE and whether an interest in a VIE makes the holder the primary beneficiary of the VIE. In addition, the standard requires additional disclosures about the involvement with a VIE and any significant changes in risk exposure due to that involvement and is effective for fiscal years beginning after November 15, 2009. The adoption of this standard did not have a material impact on our consolidated financial statements, results of operations or cash flows.

In June 2009, the FASB issued standards that eliminate the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures in order to enhance information reported to users of financial statements by providing greater transparency about transfers of financial assets, including securitization transactions, and an entity’s continuing involvement in and exposure to the risks related to transferred financial assets. This standard is effective for fiscal years beginning after November 15, 2009. The adoption of this standard did not have a material impact on our consolidated financial statements, results of operations or cash flows.

In May 2009, the FASB issued standards that require management to evaluate subsequent events through the date the financial statements are either issued, or available to be issued. Companies are required to disclose the date through which subsequent events have been evaluated. This standard is effective for interim or annual financial periods ending after June 15, 2009. The Company evaluated its December 31, 2010 financial statements for subsequent events through December 19 , 2011, the date the financial statements were available to be issued. Other than the events in Note 22 Subsequent Events , the Company is not aware of any subsequent events that would require recognition or disclosure in the financial statements.

In April 2009, the FASB issued standards that require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This standard also requires those disclosures in summarized financial information at interim reporting periods. This standard applies to all financial instruments within the scope of Statement 107 held by publicly traded companies, as defined by APB 28, and requires that a publicly traded company include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. This standard is effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The adoption of this standard did not have a material impact on our consolidated financial statements, results of operations or cash flows.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

In April 2009, the FASB issued standards that provide additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased and also includes guidance on identifying circumstances that indicate a transaction is not orderly for fair value measurements. This standard is effective for interim and annual periods ending after June 15, 2009. The adoption of this standard did not have a material impact on our consolidated financial statements, results of operations or cash flows.

3. Recapitalization

On November 19, 2010, General Cannabis, Inc. entered into an Agreement and Plan of Reorganization and Merger with WeedMaps Media, Inc., a wholly owned subsidiary of General Cannabis (“Merger Sub”) and WeedMaps, LLC (“WeedMaps”) (the “Merger Agreement”). WeedMaps is a privately held medical-cannabis industry-focused, marketing and media company, whose business plan is to monetize industry related information and to provide advertisers and industry professionals a direct and accessible platform via the internet. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into WeedMaps and WeedMaps is the surviving corporation and a wholly owned subsidiary of General Cannabis (the “Merger”).

Prior to the Merger, General Cannabis was deemed to be a non-operating public shell corporation with nominal net assets and WeedMaps was a private operating company with significant operations. After the completion of the Merger, assuming the issuance of shares pursuant to certain earn-out provisions, General Cannabis’ previous shareholders owned 64,215,256 shares of common stock and WeedMaps shareholders owned 32,400,000, or approximately 34% of the outstanding shares of General Cannabis’ common stock and as such, for accounting purposes the transaction is considered to be a reverse merger treated as a recapitalization of General Cannabis where General Cannabis is the surviving legal entity and the accounting acquiree, and WeedMaps is considered to be the accounting acquirer and the legal acquiree.  The assets and liabilities of WeedMaps are recorded at their historical cost with the equity structure of General Cannabis.  No goodwill was recorded in the transaction.  General Cannabis was deemed a continuation of the business of WeedMaps and the historical financial statements of WeedMaps became the historical financial statements of General Cannabis.

See the Pro Forma Condensed Combined Financial Statements as filed hereto with this Form S-1/A which pro forma financial statements reflected (i) elimination of the historical results of operation of General Cannabis including its wholly owned subsidiary, LV Luxuries Incorporated, (“LV Luxuries”) prior to the date of the Merger, and (ii) elimination of the accumulated deficit of General Cannabis including its wholly owned subsidiary, LV Luxuries Incorporated, as a result of the Merger and the associated reverse merger accounting and recapitalization of General Cannabis.

The following summary reflects the conversion of 100% membership interest of WeedMaps into 16,400,000 shares of General Cannabis common stock, the additional 16,000,000 shares of common stock pursuant to the Earn-out provisions and the elimination of the accumulated deficit of General Cannabis including its wholly owned subsidiary LV Luxuries:

Recapitalization Adjustment

Issuance of General Cannabis’s common stock—16,400,000 shares at $.001 par value	$16,400
Earn-out provisions liability, WeedMaps	18,362,269
Elimination of General Cannabis’ accumulated deficit	5,625,522
Elimination of LV Luxuries' accumulated deficit	141,509
Recapitalization adjustment to additional-paid-in capital	$24,145,700

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

4 . Other Current Assets

On September 13, 2010, the Company entered into a Promissory Note bearing no interest with SiliconPalms.com, Inc., pursuant to the terms of which, the Company agreed to loan SiliconPalms.com, Inc. $25,000 for a period of 90 days at zero interest and, in exchange, SiliconPalms.com, Inc. agreed to place as collateral certain domain names in its possession. At December 31, 2010, the balance in other current assets related to this Promissory Note was $25,000.

On September 30, 2010, the Company entered into a Promissory Note and Loan Agreement (the “Promissory Note”) with Prometheus Institute, Incorporated, a California corporation (“Prometheus”). Pursuant to the terms of the Promissory Note, the Company loaned Prometheus $10,000 with an interest rate of zero and a maturity date 45 days from the date of issuance. At December 31, 2010, the balance in other current assets related to the Promissory Note was $10,000.

During October 2010, the Company entered into an advertising agreement (the “Website Advertising Agreement”) with a certain third-party website pursuant to the terms of which, the Company would advertise on the website for a term of six months and in consideration, the Company would pay a fee of $90,000. The Website Advertising Agreement was valued at $90,000 and will be amortized on a straight-line basis over the term of the agreement. At December 31, 2010, the balance remaining as a prepaid expense in the other current assets related to the Website Advertising Agreement was $45,000.

During November 2010, the Company entered into an agreement with a third-party law firm (the “Retainer Agreement”) pursuant to the terms of which, the law firm agreed to provide certain legal services to the Company. At December 31, 2010, the balance remaining as a prepaid expense in the other current assets related to the Retainer Agreement was $6,700.

During November 2010, the Company entered into a marketing services agreement with a third-party firm (the “Marketing Agreement”) pursuant to the terms of which, the Company would receive marketing services for a term of two years. Pursuant to the terms of the Marketing Agreement , consideration consisted of a cash payment of $115,000 and 250,000 Common Stock purchase warrants with a four year contractual term and with each warrant entitling the holder thereof to purchase one share of common stock at a price of $4.00. The Company valued the agreement at $115,000 and will be amortized on a straight-line basis over the term of the Marketing Agreement.

During November 2010, the Company entered into a three-year Consulting Agreement with Douglas Francis, our President, pursuant to the terms of which the Company would receive merger and acquisition consulting services for a term of three years. The Company valued the agreement at $1,850,000 which consisted of a cash payment of $50,000 and a consulting fee of One Million Eight Hundred Thousand Dollars ($1,800,000) payable, one-half on June 30, 2012 (per an Amendment to the agreement) and the other half on January 10, 2013. Subsequent to the Consulting Agreement being executed, it was contemplated that the Company would consummate an employment agreement with Mr. Francis, pursuant to the terms of which the services received and consideration given pursuant to the Consulting Agreement would be included in the employment agreement such that the employment agreement would supersede the Consulting Agreement. The Company, as of December 31, 2010, had not consummated an employment agreement with Mr. Francis. The Consulting Agreement will be amortized on a straight-line basis over the term of the agreement. See Note 22 Subsequent Events for information regarding a Termination of Consulting Agreement and an at-will Employment Agreement entered into by the Company and Mr. Francis.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

During November 2010, the Company entered into a short-term month-to-month rental agreement (the “Rental Agreement”) pursuant to which the Company agreed to rent certain space and was required to make a deposit of $5,600.

During the normal course of business, the Company processes customer payments using a third-party merchant credit card processing system, which payments normally take one to three days to “clear.” At December 31, 2010, the Company had $53,700 in merchant processing that had not yet cleared.

5 . Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the useful lives of the assets, generally from three to seven years. Property and equipment at December 31, 2010 and 2009 consist of the following:

Property and Equipment	December 31,
	2010	2009
Furniture and Equipment	$162,487	$0
Less: Accumulated Depreciation	(115,319)	(0)
Property and Equipment, net	$47,168	$0

For the years ended December 31, 2010 and 2009, annual depreciation expense totaled $115,000 and zero , respectively.

6. Business Combinations

On December 3, 2010, we entered into a Reorganization and Asset Acquisition Agreement (the “Synergistic Purchase Agreement”) pursuant to which we acquired substantially all the assets of Synergistic Resources, LLC, a California limited liability company (“Synergistic Resources”).  Pursuant to the terms of the Synergistic Purchase Agreement, the Synergistic Resources assets were placed into General Health Solutions, Inc., a wholly-owned subsidiary of the Company.

The acquisition of Synergistic Resources was accounted for in accordance with the authoritative literature described in ASC 805-10 Business Combinations.  Pursuant to ASC 805-10 Business Combinations only the acquisition method may be applied to account for a business combination.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

The assets consisted primarily of the intellectual property and established marketing associated with the name Marijuana Medicine Evaluation Centers, including its website www.marijuanamedicine.com, and the assignment of a Management Services Agreement pursuant to which, as of December 31, 2010 we manage twelve (12) medicinal cannabis clinics.

Pursuant to the terms of the Management Services Agreement (the “Management Contract”) entered into by Synergistic Resources, LLC and a private medical corporation, we manage medicinal cannabis clinics.  The terms of the Management Contract provide that Synergistic Resources will provide administrative, management and development services and to supervise and manage the day-to-day operations of the medicinal cannabis clinics for a term of ten (10) years with an automatic renewal period of five (5) years for a total term of fifteen (15) years.

The purchase price was $4,050,000, which pursuant to the Synergistic Purchase Agreement consisted of the issuance of 2,000,000 shares of the Company’s common stock, and a payment in the agreement amount of $50,000 to Synergistic.

The following table summarizes the acquisition with a total purchase price of $4,050,000:

Domain Name	$14,000
Management Contract	1,424,297
Goodwill	2,718,538
Furniture, Equipment & Software	75,985
Accumulated Depreciation	(42,383)
Leasehold Improvements	11,364
Rent Deposits	33,872
Accounts Payable	(60,674)
Note Payables	(125,000)
Net Assets	$4,050,000

7. Other Assets

See Note 4 Other Current Assets for information on the Consulting Agreement entered into between the Company and Douglas Francis, our President, pursuant to the terms of which, the Company would receive merger and acquisition consulting services for a term of three years. The Company valued the agreement at $1,850,000, which consisted of a cash payment of $50,000 and two cash payments of $900,000 payable on June 30, 2012 and January 10, 2013. The Consulting Agreement will be amortized on a straight-line basis over the term of the agreement. See Note 22 Subsequent Events for information regarding a Termination of Consulting Agreement and an at-will Employment Agreement entered into by the Company and Mr. Francis.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

8. Intangible Assets

Intangible assets consist of a suite of domain names, a capitalized management contract and goodwill associated with the Synergistic Resources acquisition.

The domain names have been determined to have an indefinite useful life based primarily on the renewability of the domain name. Intangible assets with an indefinite life are not subject to amortization, but will be subject to periodic evaluation for impairment.

The term of the Management Contract is for an initial term of ten (10) years with an automatic renewal period of five (5) years for a total term of fifteen (15) years.

Intangible assets subject to amortization:

	Amount	Useful life	Weighted-average amortization period
Management Contract	1,424,297	10	9.50
Total intangible assets subject to amortization	1,424,297		9.50

Intangible assets not subject to amortization:

Domain Names	$23,076
Goodwill	2,718,538
Total intangible assets not subject to amortization	$2,741,614

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

9. Income Taxes

The components of income from continuing operations before income taxes at December 31 , 2010 and December 31, 2009 were $413,295 and $21,879, respectively.

As described in Note 3, the Company completed a Merger with WeedMaps, LLC. and for accounting purposes the transaction is considered to be a reverse merger treated as a recapitalization of General Cannabis where General Cannabis is the surviving legal entity and the accounting acquiree, and WeedMaps is considered to be the accounting acquirer and the legal acquiree.  The assets and liabilities of WeedMaps are recorded at their historical cost with the equity structure of General Cannabis.  No goodwill was recorded in the transaction.  General Cannabis was deemed a continuation of the business of WeedMaps and the historical financial statements of WeedMaps became the historical financial statements of General Cannabis. Prior to the Merger, WeedMaps, LLC was not a tax paying entity for federal and state income tax purposes. Income from WeedMaps prior to the Merger was taxed at the members’ level. Accordingly, the Company has not provided a provision for 2009 income taxes from operations of WeedMaps, LLC prior to the Merger.

Income tax expense (benefit) attributable to income from continuing operations consists of as of December 31:

2010
Deferred tax expense (benefit)
US Federal	$429,295
US State	30,763
Current tax expense (benefit)
US Federal	-
US State	62,800
522,858

Change in valuation allowance	(460,058)
Total	$62,800

The following is a reconciliation of the U.S. federal statutory income tax rate to the effective income tax rate included in the accompanying consolidated statement of operations as of December 31:

2010
Federal income taxes	35.00%
State income taxes, net of federal benefit	9.85%
Change in valuation allowance	29.70%
15.15%

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

The significant components of the Company’s net deferred tax assets and liabilities are as follows at December 31:

2010
Deferred tax assets
Net operating loss carryforwards	$1,488,000
Stock based compensation	18,000
Less valuation allowance	(1,506,000)
$-

At December 31, 2010 and December 31, 2009, the Company had U.S. federal tax net operating loss carryforwards (“NOLs”) of approximately $3.5 million and $5.4 million respectively, which begin to expire in 2013. The NOLs are subject to limitations under IRC Section 382 of the Internal Revenue Code (“Section 382”). The Company has maintained a 100% valuation allowance for the deferred tax asset related to these NOL’s until it has completed its study of the effect of Section 382 on the utilization of these NOLs. Until 2009, the Company operated both in the United States and Canada. The Company had no tax obligations in Canada and expects any remaining operating loss carryforwards for Canada to expire unused and accordingly has maintained a 100% valuation allowance against those NOLs.

As described in Note 6, the Company acquired substantially all the assets of Synergistic Resources, LLC. Synergistic Resources, LLC is not a tax paying entity for federal and state income tax purposes. Income from the Synergistic Resources, LLC is taxed at the members’ level. Further, the results of operations of Synergistic Resources, LLC prior to the date of acquisition, the year ended December 31, 2009 and the period ended December 2, 2010, were attributed to the single member of the LLC . Accordingly, the Company has not provided a provision for income taxes from operations of Synergistic Resources, LLC prior to its acquisition. Effective the date of the acquisition, Synergistic Resources, LLC converted to a C-corp.

10. Loss Per Common Share

Income (loss) per common share is based on the weighted average number of common shares outstanding. The Company complies with Earnings Per Share, which requires dual presentation of basic and diluted earnings per share on the face of the statements of operations. Basic per share earnings or loss excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted-average common shares outstanding for the period. Diluted per share earnings or loss reflect the potential dilution that could occur if convertible preferred stock or debentures, options and warrants were to be exercised or converted or otherwise result in the issuance of common stock that is then shared in the earnings of the entity.

As of December 31, 2010, there were outstanding 250,000 common stock purchase warrants that were not included in the computation of diluted EPS because to do so would have been antidilutive for the period presented.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

11. Accounts Payable

Accounts payable at December 31, 2010 included amounts owed to certain vendors related to the ongoing normal course of the Company’s operations.

12. Accrued Liabilities

Accrued liabilities at December 31, 2010 and 2009 are comprised of the following:

Accrued liabilities	December 31,
	2010	2009
Obligations on consulting agreements	$900,000	—
Obligations on marketing agreements	72,500	—
Tax provision	62,000	—
Accrued professional fees	—	—
Other	3,170	—
Total accrued liabilities	$1,037,670	—

13. Note Payable

During November 2008, the Company issued a note payable in the amount of $60,000, which note was unsecured and payable on demand. At December 31, 2010, no principal reduction had taken place and the balance on the note was $60,000, which included $5,000 in accrued interest.

During the year ended 2008, the Company issued a note payable in the amount of $90,000, which note was unsecured and had a maturity date of December 31, 2011. At December 31, 2010, the note payable had an outstanding balance of $10,000 including accrued interest.

At December 31, 2009 the Company had a note payable in the amount of $50,000. This note was payable on demand and was unsecured. At December 31, 2010, no principal reduction had taken place and the balance on the note was $50,000.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

14. Other Accrued Liabilities

See Note 4 Other Current Assets for information on the Consulting Agreement entered into between the Company and Douglas Francis, our President, pursuant to the terms of which, the Company would receive merger and acquisition consulting services for a term of three years. The Company valued the agreement at $1,850,000, which consisted of a cash payment of $50,000 and two cash payments of $900,000 payable on June 30, 2012 and January 10, 2013. The Consulting Agreement will be amortized on a straight-line basis over the term of the agreement. See Note 22 Subsequent Events for information regarding a Termination of Consulting Agreement and an at-will Employment Agreement entered into by the Company and Mr. Francis.

15. Earn-out Provisions, WeedMaps

See Note 3 Recapitalization for a discussion regarding the recapitalization of General Cannabis as a result of the Merger with WeedMaps, LLC. In part, and as further consideration for the purchase, the sellers of WeedMaps, LLC can collectively earn up to an aggregate of Sixteen Million (16,000,000) additional shares of our common stock pursuant to certain earn-out provisions (the “Earn-out Provisions”) in the Purchase Agreement.

The Company accounts for Contingent Consideration according to FASB ASC 805 Business Combinations. Contingent consideration typically represents the acquirer's obligation to transfer additional assets or equity interests to the former owners of the acquiree if specified future events occur or conditions are met. FASB ASC 805 requires that contingent consideration be recognized at acquisition-date fair value as part of the consideration transferred in the transaction. FASB ASC 805 uses the fair value definition in Fair Value Measurements, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  As defined in FASB ASC 805, contingent consideration is (i) an obligation of the acquirer to transfer additional assets or equity interests to the former owners of an acquiree as part of the exchange for control of the acquiree if specified future events occur or conditions are met or (ii) the right of the acquirer to the return of previously transferred consideration if specified conditions are met.

Accordingly, the Company valued the Earn-out Provisions based on an analysis using a cash flow model (a "decision tree") to determine the Expected Earn-Out Payment, which model determined that the aggregate Expected Earn-out Payment was $25,450,000 and the present value of the contingent consideration liability was $18,362,269.  The Company thus recognized at the acquisition date an $18,362,269 Earn-out Provisions Liability amount associated with the Earn-out Provisions as part of the consideration transferred in the WeedMaps Purchase Agreement.

The probabilities for the three different scenarios in determining the likelihood of payouts related to the earn-out provisions (e.g., 75% probability that upside scenario will be achieved in year 1), as well as the discount rate used in our calculations were based on internal Company projections which were vetted by senior management, which probability rate for year 1 has, to date, already been exceeded, and as such, each of Mr. Hartfield and Mr. Hoerling will earn their respective earn-out provisions for year 1.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

Pursuant to the WeedMaps Purchase Agreement, the Earn-out Provisions provide that for a period of three years following the acquisition of WeedMaps, LLC, each of the Sellers will be eligible to earn and be issued a certain number of shares of the Company’s common stock based upon the following formula as follows:

i.
In year one following the acquisition of WeedMaps, LLC each of the Sellers will be eligible to earn and be issued 3,000,000 shares of the Company’s common stock on January 31, 2012, if the gross revenues of Merger Sub [WeedMaps, LLC was merged with and into WeedMaps Media, Inc. (“Merger Sub”)], for the fiscal year ended December 31, 2011 are at least 20% higher than they were for the fiscal year ended December 31, 2010. If the 2011 gross revenues of Merger Sub are at least 10%, but less than 20%, higher than the 2010 gross revenues, then the number of shares to be issued shall be reduced to 1,250,000 shares to each of the Sellers. If the 2011 gross revenues of Merger Sub are less than 10% higher than the 2010 gross revenues, then no shares shall be issued hereunder.

Year 1 Scenarios	# of Shares Earn-Out	Probability	Probability-Weighted Shares

Upside	6,000,000	75%	4,500,000
Gross Revenue 20% higher than previous year

Mid	2,500,000	20%	500,000
Gross Revenue higher than 10% but less than 20% of previous year

Downside
Gross Revenue 10% or lower than previous year	0	5%	0

	Expected Earn-Out Shares		5,000,000

	Price per common share		$2.00

	Discount rate		20%
	No. of Years (nper)		1.00
	Payments (pmt)		$-
	Fair value (fv)		$10,000,000

	Present value factor at 20% discount rate for 12 months		0.83333

	Year 1: Present Value of Liability		$8,333,333

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

ii.
In year two following the acquisition of WeedMaps, LLC each of the Sellers will be eligible to earn and be issued 3,000,000 shares of the Company’s common stock on January 31, 2013, if the gross revenues of Merger Sub for the fiscal year ended December 31, 2012 are at least 20% higher than they were for the fiscal year ended December 31, 2011. If the 2012 gross revenues of Merger Sub are at least 10%, but less than 20%, higher than the 2011 gross revenues, then the number of shares to be issued shall be reduced to 1,250,000 shares to each of the Sellers. If the 2012 gross revenues of Merger Sub are less than 10% higher than the 2011 gross revenues, then no shares shall be issued.

Year 2 Scenarios	# of Shares Earn-Out	Probability	Probability-Weighted Shares

Upside	6,000,000	70%	4,200,000
Gross Revenue 20% higher than previous year

Mid	2,500,000	20%	500,000
Gross Revenue higher than 10% but less than 20% of previous year

Downside
Gross Revenue 10% or lower than previous year	0	10%	0

	Expected Earn-Out Shares		4,700,000

	Price per common share		$2.00

	Discount rate		20%
	No. of Years (nper)		2.00
	Payments (pmt)		$-
	Fair value (fv)		$9,400,000

	Present value factor at 20% discount rate for 24 months		0.69444

	Year 2 Present value of liability		$6,527,778

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

iii.
In year three following the acquisition of WeedMaps, LLC each of the Sellers will be eligible to earn and be issued 2,000,000 shares of the Company’s common stock on January 31, 2014, if the gross revenues of Merger Sub for the fiscal year ended December 31, 2013 are at least 20% higher than they were for the fiscal year ended December 31, 2012. If the 2012 gross revenues of Merger Sub are at least 10%, but less than 20%, higher than the 2013 gross revenues, then the number of shares to be issued shall be reduced to 1,250,000 shares to each of the Sellers. If the 2013 gross revenues of Merger Sub are less than 10% higher than the 2012 gross revenues, then no shares shall be issued.

Year 3 Scenarios	# of Shares Earn-Out	Probability	Probability-Weighted Shares

Upside	4,000,000	60%	2,400,000
Gross Revenue 20% higher than previous year

Mid	2,500,000	25%	625,000
Gross Revenue higher than 10% but less than 20% of previous year

Downside
Gross Revenue 10% or lower than previous year	0	15%	0

	Expected Earn-Out Shares		3,025,000

	Price per common share		$2.00

	Discount rate		20%
	No. of Years (nper)		3.00
	Payments (pmt)		$-
	Fair value (fv)		$6,050,000

	Present value factor at 20% discount rate for 36 months		0.57870

	Year 3 Present Value of Liability		$3,501,157

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

16. Note Payable – Related Party

See Note 6 Business Combinations for information regarding an Agreement and Plan of Reorganization and Merger entered into by the Company pursuant to which we acquired 100% of the membership interests of WeedMaps, LLC, a Nevada limited liability Company, pursuant to which we issued Secured Promissory Notes with the aggregate principal amount of $3,600,000, in the form of four $900,000 principal amount 0.35% Secured Promissory Notes, two issued to each of the Sellers, half of which principal matures on June 30, 2012, and half of which principal matures on January 10, 2013.

1 7 . Related Party Transactions

All material intercompany transactions have been eliminated upon consolidation of our entities. During the year ended December 31, 2010, cash transfers, equity and accounts between the Company and its subsidiaries have been eliminated upon consolidation.

1 8 . Commitment and Contingencies

See Note 22 Subsequent Events for information regarding a Commercial Lease entered into by the Company during January 2011.

19 . Equity Transactions

On January 13 2010, we entered into a Reorganization and Asset Acquisition Agreement pursuant to which we acquired substantially all the assets of Revyv, LLC. As consideration for the purchase, we issued an aggregate of Five Hundred Thousand (500,000) shares of our common stock to Revyv. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited and had access to information necessary to make an investment decision. The shares were restricted securities as described in Rule 144 pursuant to the Securities Act of 1933.

On December 15, 2010, we issued Twenty Five Thousand (25,000) shares of common stock, restricted in accordance with Rule 144, to The Lebrecht Group, APLC, our legal counsel, in exchange for services rendered. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited and had access to information necessary to make an investment decision.

On December 3, 2010, we entered into a Reorganization and Asset Acquisition Agreement pursuant to which we acquired substantially all the assets of Synergistic Resources, LLC. As consideration for the purchase, we issued an aggregate of Two Million (2,000,000) shares of our common stock to Synergistic Resources. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited and had access to information necessary to make an investment decision. The shares were restricted securities as described in Rule 144 pursuant to the Securities Act of 1933.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

On November 23, 2010, we sold an aggregate of 825,000 shares of our common stock, restricted in accordance with Rule 144 and containing an appropriate restrictive legend, to four shareholders at a purchase price of $2.00 per share, for aggregate cash consideration of $1,650,000. One of the four shareholders was James Pakulis, our Chief Executive Officer and a member of our Board of Directors, who purchased 150,000 shares for aggregate cash consideration of $300,000. The issuances were exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, and each investor was accredited.

On November 19, 2010, we entered into an Agreement and Plan of Reorganization and Merger pursuant to which we acquired 100% of the membership interests of WeedMaps, LLC, Nevada limited liability company. As consideration for the purchase, we issued an aggregate of Sixteen Million Four Hundred Thousand (16,400,000) shares of our common stock to two individuals, Justin Hartfield and Keith Hoerling. Hartfield and Hoerling can collectively earn up to an aggregate of Sixteen Million (16,000,000) additional shares of our common stock pursuant to certain earn-out provisions in the purchase agreement. Each of the issuances was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and each of the investors was accredited and had access to information necessary to make an investment decision. The shares were all restricted securities as described in Rule 144 pursuant to the Securities Act of 1933.

On August 24, 2010, we issued 53,656,814 shares of our common stock to James Pakulis, one of our officers and directors, in exchange for the cancellation of $1,609,704 in convertible debt at $0.03 per share. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. Mr. Pakulis subsequently sold one-half (1/2) of the shares to Douglas Francis, another of our officers and directors.

20 . Warrants

See Note 4 Other Current Assets for information on a marketing services agreement entered into by the Company and a third-party firm pursuant to the terms of which, the Company issued 250,000 Common Stock purchase warrants with a contractual term of four years and with each warrant entitling the holder thereof to purchase one share of common stock at a price of $4.00. The issuance of these warrants was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The following table summarizes information about common stock warrants outstanding at December 31, 2010:

	Outstanding		Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$4.00	250,000	3.87	$4.00	62,500	$4.00
$4.00	250,000	3.87	$4.00	62,500	$4.00

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

21 . Operating Segments

At December 31, 2010, our operations contained two identifiable segments, the media and marketing segment and the medical clinic management segment. The factors the Company considers when identifying our reportable segments are primarily the products and services which are offered by each segment.

WeedMaps Media, Inc., our media & marketing segment, is a medical-cannabis industry-focused, marketing and media company, derives its revenue by monetizing industry related information and by providing advertisers and industry professionals a direct and accessible platform via the internet. General Health Solutions, Inc., our medical clinic management segment, through a contractual arrangement with a professional medical corporation, derives its revenues from managing medical cannabis clinics. The accounting policies of these segments are the same as those described in Note 2.

The following is a summary of financial data by segment:

	Year Ended December 31, 2010
	Marketing & Media Segment	Medical Clinic Management Segment	Total
Net sales to unaffiliated customers	$3,355,944	$220,540	$3,576,484
Operating income (loss)	$456,583	$(42,202)	$414,381

Long-lived assets	$11,278	$4,201,801	$4,213,079
All other identifiable assets	$3,319,177	$107,606	$3,426,783

Total assets	$3,330,455	$4,309,407	$7,639,862

	Year Ended December 31, 2009
	Marketing & Media Segment	Medical Clinic Management Segment	Total
Net sales to unaffiliated customers	$94,823	$-	$94,823
Operating income (loss)	$21,879	$-	$21,879

Long-lived assets	$—	$-	$0
All other identifiable assets	$25,213	$-	$25,213

Total assets	$25,213	$-	$25,213

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

The following is a summary of reconciliations of reportable segment revenues, profit or loss and assets, to the consolidated totals:

Reconciliations of Reportable Segment revenues, Profit or Loss and Assets, to the Consolidated Totals
	2010	2009
Revenues
Total revenues for reportable segments	$3,576,484	$94,823
Other revenues	-	-
Elimination of intersegment revenues	-	-
Total consolidated revenues	$3,576,484	$94,823

Profit or Loss
Total profit or loss for reportable segments	$414,381	$21,879
Other profit or loss	-	-
Elimination of intersegment profits	-	-
Unallocated amounts:
Litigation settlement received	-	-
Other corporate expenses	-	-
Adjustments in consolidation	-	-
Income before income taxes and extraordinary items	$414,381	$21,879

Assets
Total assets for reportable segments	$7,639,862	$25,213
Other assets	-	-
Elimination of intersegment receivables	-	-
Goodwill not allocated to segments	-	-
Other unallocated amounts	-	-
Consolidated total	$7,639,862	$25,213

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

Long-lived assets by reporting segment:

	2010		2009
		Medical Clinic		Medical Clinic
	Marketing &	Management	Marketing &	Management
	Media Segment	Segment	Media Segment	Segment
Fixed Assets	$2,269	$160,218	$-	$-
Accumulated Depreciation	(67)	(115,252)	-	-
Intangible Assets:
Domain names	9,076	14,000	-	-
Management Contract	-	1,424,297	-	-
Goodwill	-	2,718,538	-	-
Total long-lived assets	$11,278	$4,201,801	$—	$—

22 . Subsequent Events

The Company has performed an evaluation of the subsequent events review through December 15 , 2011, which is the date the audited consolidated financial statements were issued.

On January 10, 2011, we entered into a Reorganization and Asset Acquisition Agreement pursuant to which we acquired substantially all the assets of Revyv, LLC.  Revyv is a technology firm specializing in the online interfacing, marketing and optimizing of health care facilities in the medicinal cannabis industry. In addition to acquiring key domains such as CannabisCenters.com and SafeaccessMD.com, SearchCore is also acquiring Revyv's proprietary verification system designed specifically for the medicinal cannabis industry. As consideration for the purchase, we issued an aggregate of Five Hundred Thousand (500,000) shares of our common stock to Revyv.   As of the quarter ending September 30, 2011, neither James Johnson nor David Johnson were employed by us.

On January 27, 2011, the Company entered into a commercial lease agreement for approximately 20,000 square feet of office space in Newport Beach, California. The lease expires on February 2014 and requires monthly payments of $42,000. The Company is confident that this commercial space will provide adequate space to meet our needs and provide for future growth.

SEARCHCORE, INC.
(Formally General Cannabis, Inc.)
Notes to the Restated Consolidated Financial Statements
December 31, 2010

Effective January 27, 2011, the Company entered into an agreement with The Centennial Group, a retirement plan advisory group, whereby, The Centennial Group will act as fund manager and develop a 401(k) Retirement Plan for the Company pursuant to the terms of which, the Company will not match funds, will not act as trustee and will not act as the fund manager.

On April 28, 2011, US Cannabis, Inc. changed its name to General Processing Corporation.

On August 1, 2011, we entered into a Termination of Consulting Agreement with Douglas Francis, our President and a member of our Board of Directors, which terminated, effective as of April 1, 2011, his Consulting Agreement with us dated as of November 19, 2010, with no further amounts due under the Consulting Agreement.

On August 1, 2011, we entered into an at-will Employment Agreement with Douglas Francis, our President and a member of our Board of Directors. Mr. Francis’ employment is effective as of April 1, 2011. Under the terms of the agreement, his compensation is thirty thousand dollars ($30,000) per month.

On August 1, 2011, we entered into an at-will Employment Agreement with James Pakulis, our Chief Executive Officer and Chairman of our Board of Directors. Mr. Pakulis’ employment is effective as of August 1, 2011. Under the terms of the agreement, his compensation is thirty thousand dollars ($30,000) per month.

Prior to August 1, 2011, General Merchant Solutions supplied dispensaries with credit card processing services, however, due to market conditions (specifically lack of reliable financing), the Company felt it to be in our best interests to discontinue providing merchant services to dispensaries. The remaining credit card processing business proved to be only nominally profitable, and on October 15, 2011, General Merchant Solutions discontinued all retail credit card processing operations. The entity is held as an entity in good standing with no operations.

Marijuana.com

On November 18, 2011, we entered into a Domain Name Purchase Agreement with an unrelated party for the purchase of “marijuana.com.” Pursuant to the terms of the Agreement, the purchase price was $4,250,000, payable $125,000 on the date of execution of the Agreement, and the remaining balance over sixty nine (69) consecutive months beginning on January 18, 2012 pursuant to a Non-Recourse Secured Promissory Note of the same date (the “Note”).

YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR SALE OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SHARES OF THE COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

Dealer Prospectus Delivery Obligation.  Until ___________________, 201 2 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

9,397,500 SHARES

SearchCore, INC.

-------------------------
PROSPECTUS
-------------------------

_______________, 201 2

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling stockholders, who may be deemed to be an underwriter in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	Approximately	$7,900
Transfer Agent Fees	Approximately	500
Costs of Printing and Engraving	Approximately	500
Legal Fees	Approximately	45,000
Accounting and Audit Fees	Approximately	35,000
Total		$88,900

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article V of our Articles of Incorporation provides that, the personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph 1 of Section 78.037 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

Article VI of our Articles of Incorporation provides that, the corporation shall, to the fullest extent permitted by Section 78.751 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section.

Our bylaws do not further address indemnification, and there are no resolutions of our shareholders or directors which address indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On December 19, 2011, we entered into a Reorganization and Asset Purchase Agreement pursuant to which we acquired substantially all the assets of MMJMenu, LLC, an unrelated Colorado limited liability company. As consideration for the purchase, we issued an aggregate of Two Hundred Thousand (200,000) shares of our common stock to MMJMenu, LLC. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited and had access to information necessary to make an investment decision, and there was no solicitation. The shares were restricted securities as described in Rule 144 pursuant to the Securities Act of 1933.

On January 10, 2011, we entered into a Reorganization and Asset Acquisition Agreement pursuant to which we acquired substantially all the assets of Revyv, LLC. As consideration for the purchase, we issued an aggregate of Five Hundred Thousand (500,000) shares of our common stock to Revyv. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited and had access to information necessary to make an investment decision, and there was no solicitation. The shares were restricted securities as described in Rule 144 pursuant to the Securities Act of 1933.

On December 15, 2010, we issued Twenty Five Thousand (25,000) shares of common stock, restricted in accordance with Rule 144, to The Lebrecht Group, APLC, our legal counsel, in exchange for services rendered. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited and had access to information necessary to make an investment decision, and there was no solicitation.

On December 3, 2010, we entered into a Reorganization and Asset Acquisition Agreement pursuant to which we acquired substantially all the assets of Synergistic Resources, LLC. As consideration for the purchase, we issued an aggregate of Two Million (2,000,000) shares of our common stock to Synergistic Resources. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited and had access to information necessary to make an investment decision, and there was no solicitation. The shares were restricted securities as described in Rule 144 pursuant to the Securities Act of 1933.

On November 23, 2010, we sold an aggregate of 825,000 shares of our common stock, restricted in accordance with Rule 144 and containing an appropriate restrictive legend, to four shareholders at a purchase price of $2.00 per share, for aggregate cash consideration of $1,650,000. One of the four shareholders was James Pakulis, our Chief Executive Officer and a member of our Board of Directors, who purchased 150,000 shares for aggregate cash consideration of $300,000. The issuances were exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, each investor was accredited, and there was no solicitation.

On November 19, 2010, we entered into an Agreement and Plan of Reorganization and Merger pursuant to which we acquired 100% of the membership interests of Weedmaps, LLC, a Nevada limited liability company. As consideration for the purchase, we issued an aggregate of Sixteen Million Four Hundred Thousand (16,400,000) shares of our common stock to two individuals, Justin Hartfield and Keith Hoerling. Hartfield and Hoerling can collectively earn up to an aggregate of Sixteen Million (16,000,000) additional shares of our common stock pursuant to certain earn-out provisions in the purchase agreement. Each of the issuances was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and each of the investors was accredited and had access to information necessary to make an investment decision, and there was no solicitation. The shares were all restricted securities as described in Rule 144 pursuant to the Securities Act of 1933.

On October 5, 2010, pursuant to the terms of a marketing services agreement of the same date, we issued four-year warrants to acquire 250,000 shares of our common stock at $4.00 per share. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and each of the investors was accredited and had access to information necessary to make an investment decision, and there was no solicitation.

On August 18, 2010, we issued 53,656,814 shares of our common stock to James Pakulis, one of our officers and directors, in exchange for the cancellation of $1,609,704 in convertible debt at $0.03 per share. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, Mr. Pakulis was accredited and had access to information necessary to make an investment decision, and there was no solicitation. Mr. Pakulis subsequently sold one-half (1/2) of the shares to Douglas Francis, another of our officers and directors in a private sale exempt from registration pursuant to the “Section 4(1 1/2)” exemption.

EXHIBITS

3.1 (1)	Amended and Restated Articles of Incorporation of General Cannabis, Inc.

3.2 (5)	Certificate of Amendment to Articles of Incorporation

3.3 (1)	Bylaws of General Cannabis, Inc.

5.1	Legal Opinion of The Lebrecht Group, APLC

10.1 (1)	Agreement and Plan of Reorganization and Merger dated November 19, 2010

10.2 (3)	First Amendment to Agreement and Plan of Reorganization and Merger dated November 19, 2010.

10.3 (1)	Secured Promissory Note issued to Justin Hartfield in the Principal Amount of $900,000 dated November 19, 2010 and due January 10, 2012

10.4 (1)	First Amendment to Secured Promissory Note issued to Justin Hartfield dated February 22, 2011

10.5 (1)	Secured Promissory Note issued to Justin Hartfield in the Principal Amount of $900,000 dated November 19, 2010 and due January 10, 2013

10.6 (1)	Secured Promissory Note issued to Keith Hoerling in the Principal Amount of $900,000 dated November 19, 2010 and due January 10, 2012

10.7 (1)	First Amendment to Secured Promissory Note issued to Keith Hoerling dated February 22, 2011

10.8 (1)	Secured Promissory Note issued to Keith Hoerling in the Principal Amount of $900,000 dated November 19, 2010 and due January 10, 2013

10.9 (1)	Security Agreement dated November 19, 2010

10.10 (1)	Lock-Up Agreement dated November 19, 2010

10.11 (1)	Employment Agreement with Justin Hartfield dated November 19, 2010

10.12 (1)	Employment Agreement with Keith Hoerling dated November 19, 2010

10.13 (1)	Consulting Agreement with Douglas Francis dated November 19, 2010

10.14 (1)	First Amendment to Consulting Agreement with Douglas Francis dated February 22, 2011

10.15 (1)	Reorganization and Asset Acquisition Agreement dated December 3, 2010

10.16 (1)	Assignment of Management Services Agreement dated December 3, 2010

10.17 (1)	Management Services Agreement dated March 1, 2008

10.18 (1)	Employment Agreement with Brent Inzer dated December 1, 2010

10.19 (1)	Reorganization and Asset Acquisition Agreement dated January 11, 2011.

10.20 (1)	Employment Agreement with David Johnson dated January 10, 2011.

10.21 (1)	Employment Agreement with James Johnson dated January 10, 2011.

10.22 (2)	Common Stock Purchase Warrant issued to Crystal Research Associates, LLC dated April 13, 2011.

10.23 (4)	Marketing Service Agreement with Crystal Research Associates, LLC dated October 5, 2010.

10.24 (3)	Termination of Consulting Agreement with Douglas Francis dated August 1, 2011

10.25 (3)	Employment Agreement with Douglas Francis dated August 1, 2011

10.26 (3)	Employment Agreement with James Pakulis dated August 1, 2011

10.27 (4)	Lock-Up Agreement dated October 17, 2011

10.28 (4)	Domain Name Purchase Agreement dated November 18, 2011

10.29 (4)	Non-Recourse Secured Promissory Note dated November 18, 2011

10.30 (5)	Reorganization and Asset Purchase Agreement dated December 19, 2011.

10.31 (5)	Employment Agreement with Alex Weidmann dated January 4, 2012.

10.32 (5)	Employment Agreement with Justin Weidmann dated January 4, 2012..

10.33 (5)	Advertising and Promotion Agreement with NORML

16.1 (2)	Letter from Mendoza Berger & Company, LLP

16.2 (2)	Letter from Dale Matheson Carr-Hilton Labonte, LLP

23.1	Consent of Tavaran, Askelson & Company, LLC

23.2	Consent of The Lebrecht Group, APLC (included in Exhibit 5.1)

99.1 (5)	Pro Forma Financial Information

99.2 (4)	Financial Statements of Synergistic Resources, LLC

(1)	Incorporated by reference from our Registration Statement on Form S-1 dated February 28, 2011, filed with the Commission on March 1, 2011.
(2)	Incorporated by reference from our Second Amended Registration Statement on Form S-1 dated June 21, 2011, filed with the Commission on June 22, 2011.
(3)	Incorporated by reference from our Third Amended Registration Statement on Form S-1 dated August 26, 2011, filed with the Commission on August 29, 2011.
(4)	Incorporated by reference from our Fourth Amended Registration Statement on Form S-1, dated December 20, 2011, filed with the Commission on December 21, 2011.
(5)	Incorporated by reference from our Fifth Amended Registration Statement on Form S-1, dated and filed with the Commission on January 23, 2012.

Undertakings

A.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in he registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i)
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(B)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Newport Beach, State of California.

General Cannabis, Inc.

/s/ James Pakulis
By:	James Pakulis
Its:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Dated: February 9 , 2012		/s/ James Pakulis
	By:	James Pakulis, Chairman of the Board and Chief Executive Officer

Dated: February 9 , 2012		/s/ Douglas Francis
	By:	Douglas Francis, President and Director

Dated: February 9 , 2012		/s/ Munjit Johal
	By:	Munjit Johal, Chief Financial Officer,
Chief Accounting Officer, and Director

Dated: February 9 , 2012		/s/ Bonni Goldstein
	By:	Bonni Goldstein, Director

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF
GENERAL CANNABIS, INC., ITS WHOLEY OWED SUBSIDIARY LV LUXURIES LIMITED,
WEEDMAPS, LLC AND GENERAL HEALTH SOLUDTIONS, INC.

Pro Forma Financial Information

The following unaudited pro forma condensed combined financial statements give effect to the merger between General Cannabis, Inc. (“General Cannabis”) and WeedMaps, LLC (“WeedMaps”), and of the acquisition of substantially all of the assets of Synergistic Resources, LLC (“Synergistic Resources”) by General Cannabis. For accounting purposes, the WeedMaps acquisition will be treated as a reverse acquisition treated as a recapitalization of General Cannabis, Inc. The acquisition of substantially all of the assets of Synergistic Resources will be accounted for as a purchase.

WeedMaps

The unaudited pro forma condensed combined financial statements as of December 31, 2010 give effect to the merger between General Cannabis and WeedMaps. Prior to the transaction contemplated under the Agreement and Plan of Reorganization and Merger, General Cannabis was deemed to be a non-operating public shell corporation with nominal net assets and WeedMaps was a private operating company with significant operations. Following completion of the merger, assuming the issuance of shares pursuant to certain earn-out provisions, General Cannabis’ previous shareholders owned 64,215,256 shares of common stock and WeedMaps shareholders owned 32,400,000, or approximately 34% of the outstanding shares of General Cannabis’ common stock. For accounting purposes the transaction is considered to be a reverse merger treated as a recapitalization of General Cannabis where General Cannabis is the surviving legal entity and the accounting acquiree, and WeedMaps is considered to be the accounting acquirer and the legal acquiree.  The assets and liabilities of WeedMaps are recorded at their historical cost with the equity structure of General Cannabis.  No goodwill is recorded in the transaction.  General Cannabis is deemed a continuation of the business of WeedMaps and the historical financial statements of WeedMaps will become the historical financial statements of General Cannabis. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheets as of December 31, 2010 combines the balance sheets of General Cannabis and WeedMaps and gives pro forma effect to:

(i)
the issuance of Secured Promissory Notes with the aggregate principal amount of $3,600,000, in the form of four $900,000 principal amount 0.35% Secured Promissory Notes, issued to the sellers of WeedMaps;

(ii)	the exchange of 100% of the membership interests of WeedMaps, LLC in exchange for the issuance of 16,400,000 shares of common stock by General Cannabis;

(iii)	up to an additional 16,000,000 shares of General Cannabis’ common stock pursuant to certain Earn-out provisions;

(iv)
the reverse merger between General Cannabis and WeedMaps, and the associated recapitalization of General Cannabis in which WeedMaps is deemed to be the acquiring entity for accounting purposes, as if the reverse merger had been completed as of December 31, 2009.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 combines the statement of operations of General Cannabis and WeedMaps and gives pro forma effect to these transactions as if they were completed on December 31, 2009.

The historical data of General Cannabis and WeedMaps for the year ended December 31, 2010 has been derived from their audited financial statements. The unaudited pro forma condensed combined balance sheets and statements of operations are based on assumptions and include adjustments as explained in the notes thereto.

The summary unaudited pro forma condensed combined financial statements do not necessarily reflect the results of operations of General Cannabis and WeedMaps that actually would have resulted had the Merger been consummated as of the dates referred to above. Accordingly, such data should not be viewed as fully representative of the past performance of General Cannabis or WeedMaps or indicative of future results.

These unaudited pro forma condensed combined financial statements are based upon the respective historical financial statements of General Cannabis and WeedMaps and should be read in conjunction with the historical financial statements of General Cannabis and WeedMaps and the related notes.

Synergistic Resources

The unaudited pro forma condensed combined statement of operations as of December 31, 2010 give effect to the acquisition of substantially all of the assets of Synergistic Resources as if the merger had taken place as of January 1, 2010. The Synergistic Resources assets were placed into General Health Solutions, Inc., a wholly owned subsidiary of General Cannabis. The acquisition will be accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair value, and the results of Synergistic Resources operations included in General Health Solutions’ financial statements.

The historical data of General Cannabis and Synergistic Resources for the year ended December 31, 2010 has been derived from their audited financial statements. The unaudited pro forma condensed combined statement of operations are based on assumptions and include adjustments as explained in the notes thereto.

The summary unaudited pro forma condensed combined statement of operations does not necessarily reflect the results of operations of General Cannabis and General Health Solutions that actually would have resulted had the acquisition been consummated as of the dates referred to above. Accordingly, such data should not be viewed as fully representative of the past performance of General Cannabis or General Health Solutions or indicative of future results.

GENERAL CANNABIS, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
December 31, 2010

	General Cannabis, Inc.	LV Luxuries, Inc.	WeedMaps, LLC	General Health Solutions, Inc.	Proforma Adjustments		Proforma

REVENUE
Sales	$2,092	$—	$3,355,944	$4,284,460	$(2,092)	(4)	$7,640,404

Total revenue	2,092	—	3,355,944	4,284,460	(2,092)		7,640,404

OPERATING EXPENSES
Cost of sales	—	—	365,702	54,442	—		420,144
Salaries and employee benefits	159,909	—	1,175,841	514,396	(159,909	)(4)	1,690,237
Professional fees	575,467	—	872,515	2,033,029	(575,467	)(4)	2,905,544
Rent	—	—	61,848	448,223	—		510,071
Taxes other than income taxes	—	—	—	—	—		—
General and administrative	84,698	—	423,455	1,270,362	(84,698	)(4)	1,693,817

Selling, general and administrative expenses	820,074	—	2,533,659	4,266,010	(820,074)		6,799,669

Total operating expenses	820,074	—	2,899,361	4,320,452	(820,074)		7,219,813

Operating income (loss)	(817,982)	—	456,583	(35,992)	817,982	(4)	420,591

Other Income (expense)
Interest income (expense)	(23,291)	—	—	(13,250)	23,291		(13,250)

Income (loss) before income taxes	(841,273)	—	456,583	(49,242)	841,273	(4)	407,341

Provision for Income Taxes	—	—	62,800	—	—		62,800

Income (loss) before discontinued operations and income taxes	(841,273)	—	393,783	(49,242)	841,273	(4)	344,541

Income (loss) from discontinued operations	—	1,352,591	—	—	(1,352,591	)(4)	—

NET INCOME (LOSS)	$(841,273)	$1,352,591	$393,783	$(49,242)	$(511,318	)(4)	$344,541

Weighted average shares outstanding	28,748,316						28,868,864

Basic and diluted per share amounts:
Continuing operations	(0.03)						0.01
Discontinued operations	—						—
Net income (loss)	(0.03)						0.01

The accompanying notes are an integral part of these consolidated financial statements.

INFORMATION TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

1. The WeedMaps Merger and Basis of Presentation

On November 19, 2010, General Cannabis, Inc. entered into an Agreement and Plan of Reorganization and Merger with WeedMaps Media, Inc., a wholly owned subsidiary of General Cannabis (“Merger Sub”) and WeedMaps, LLC (“WeedMaps”) (the “Merger Agreement”). WeedMaps s a privately held medical-cannabis industry-focused, marketing and media company, whose business plan is to monetize industry related information and to provide advertisers and industry professionals a direct and accessible platform via the internet. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into WeedMaps and WeedMaps is the surviving corporation and a wholly owned subsidiary of General Cannabis (the “Merger”).

As consideration for the purchase, we issued an aggregate of Sixteen Million Four Hundred Thousand (16,400,000) shares of our common stock to two individuals, Justin Hartfield and Keith Hoerling.  As further consideration for the purchase, we issued four (4) Secured Promissory Notes, two (2) to each of Hartfield and Hoerling.  The total principal amount of the notes is Three Million Six Hundred Thousand Dollars ($3,600,000), one half of which is due on June 30, 2012, and the other half of which is due on January 10, 2013.  The notes pay interest at the rate of 0.35% per annum. Hartfield and Hoerling can collectively earn up to an aggregate of Sixteen Million (16,000,000) additional shares of our common stock pursuant to certain earn-out provisions in the Purchase Agreement.  All of the shares of common stock issued or to be issued to Hartfield and Hoerling are subject to the terms of a Lock-Up Agreement whereby none of the shares may be sold prior to June 30, 2011, up to twenty five percent (25%) of the shares may be sold beginning on June 30, 2011, and the remaining shares may be sold beginning on November 30, 2011.  Also, on November 19, 2010, we entered into at-will employment agreements with each of Hartfield and Hoerling, with compensation of Thirty Thousand Dollars ($30,000) per month.

Prior to the Merger, General Cannabis was deemed to be a non-operating public shell corporation with nominal net assets and WeedMaps was a private operating company with significant operations. After the completion of the Merger, assuming the issuance of shares pursuant to certain earn-out provisions, General Cannabis’ previous shareholders owned 64,215,256 shares of common stock and WeedMaps shareholders owned 32,400,000, or approximately 34% of the outstanding shares of General Cannabis’ common stock and as such, for accounting purposes the transaction is considered to be a reverse merger treated as a recapitalization of General Cannabis where General Cannabis is the surviving legal entity and the accounting acquiree, and WeedMaps is considered to be the accounting acquirer and the legal acquiree.  The assets and liabilities of WeedMaps are recorded at their historical cost with the equity structure of General Cannabis.  No goodwill is recorded in the transaction.  General Cannabis is deemed a continuation of the business of WeedMaps and the historical financial statements of WeedMaps will become the historical financial statements of General Cannabis.

2. Estimate of Consideration Transferred

The purchase price of WeedMaps was $54,962,269. The purchase price in the acquisitions was determined based on the value of the associated underlying shares of the Company’s common stock, which value of $2.00 per share, represented the offering price of the Company’s Common Stock used in its most recently completed equity transactions prior to the date of the acquisition in accordance with the following ASC 820-10-35-5, Principal Market or Most Advantageous Market guidance.

The purchase price represents the sum of:

(i)
the issuance of 16,400,000 shares of common stock by the Company to two individuals, Justin Hartfield (“Hartfield”) and Keith Hoerling (“Hoerling”) (“Hartfield” and “Hoerling” together as “Sellers”), which shares were issued on January 20, 2011;

(ii)
the issuance of Secured Promissory Notes with the aggregate principal amount of $3,600,000, in the form of four $900,000 principal amount 0.35% Secured Promissory Notes, two issued to each of the Sellers, half of which principal matures on June 30, 2012, and half of which principal matures on January 10, 2013; and

(iii)	up to an aggregate of 16,000,000 additional shares of the Company’s common stock pursuant to certain Earn-out Provisions (the “Contingent Consideration”) in the WeedMaps Purchase Agreement.

3. Common Stock

The following is a summary of General Cannabis common stock outstanding after the Merger:

General Cannabis Common Stock	Shares
Shares held by existing General Cannabis common stockholders as of December 31, 2010*	66,240,256
Shares of General Cannabis common stock to be issued to WeedMaps stockholders	16,400,000
Additional shares of General Cannabis common stock to be issued to WeedMaps Sellers pursuant to Earn-out Provisions	16,000,000

Total potential shares outstanding after the Merger	98,640,256

* Includes 2,000,000 shares of General Cannabis common stock issued pursuant to Synergistic Resources asset acquisition.

The unaudited pro forma condensed combined financial statements reflect the issuance of 16,400,000 shares of General Cannabis common stock ($0.001 par value per share) to the WeedMaps Sellers in exchange for 100% of the membership interest of WeedMaps, LLC.

Additionally, the pro forma condensed combined financial statements reflect 16,000,000 shares of General Cannabis common stock to be issued to the WeedMaps Sellers pursuant to Earn-out Provisions.

4. Recapitalization, Results of Operation and Additional Paid-in Capital

The pro forma condensed combined financial statements reflect (i) elimination of the historical results of operation of General Cannabis including its wholly owned subsidiary, LV Luxuries Limited, (“LV Luxuries”) prior to the date of the Merger, and (ii) elimination of the accumulated deficit of General Cannabis including its wholly owned subsidiary, LV Luxuries Limited, as a result of the Merger and the associated reverse merger accounting and recapitalization of General Cannabis.

The following summary reflects the conversion of 100% membership interest of WeedMaps into 16,400,000 shares of General Cannabis common stock, the additional 16,000,000 shares of common stock pursuant to the Earn-out provisions and the elimination of the accumulated deficit of General Cannabis including its wholly owned subsidiary LV Luxuries:

Recapitalization Adjustment

Issuance of General Cannabis’s common stock—16,400,000 shares at $.001 par value	$16,400
Earn-out provisions liability, WeedMaps	18,362,269
Elimination of General Cannabis’ accumulated deficit	5,625,522
Elimination of LV Luxuries' accumulated deficit	141,509
Recapitalization adjustment to additional-paid-in capital	$24,145,700

5. Synergistic Resources Acquisition

On December 3, 2010, we entered into a Reorganization and Asset Acquisition Agreement (the “Synergistic Purchase Agreement”) pursuant to which we acquired substantially all the assets of Synergistic Resources, LLC, a California limited liability company (“Synergistic Resources”).  Pursuant to the terms of the Synergistic Purchase Agreement, the Synergistic Resources assets were placed into General Health Solutions, Inc., a wholly-owned subsidiary of the Company.

The acquisition of Synergistic Resources was accounted for in accordance with the authoritative literature described in ASC 805-10 Business Combinations.  Pursuant to ASC 805-10 Business Combinations only the acquisition method may be applied to account for a business combination.

The assets consisted primarily of the intellectual property and established marketing associated with the name Marijuana Medicine Evaluation Centers, including its website www.marijuanamedicine.com, and the assignment of a Management Services Agreement pursuant to which we now manage medicinal cannabis clinics.

Pursuant to the terms of the Management Services Agreement (the “Management Contract”) entered into by Synergistic Resources, LLC and a private medical corporation, we now manage medicinal cannabis clinics.  The terms of the Management Contract provide that Synergistic Resources will provide administrative, management and development services and to supervise and manage the day-to-day operations of the medicinal cannabis clinics for a term of ten (10) years with an automatic renewal period of five (5) years for a total term of fifteen (15) years.

The purchase price was $4,050,000, which pursuant to the Synergistic Purchase Agreement consisted of the issuance of 2,000,000 shares of the Company’s common stock, and a payment in the agreement amount of $50,000 to Synergistic.

The following table summarizes the acquisition with a total purchase price of $4,050,000:

Domain Name	$14,000
Management Contract	1,424,297
Goodwill	2,718,538
Furniture, Equipment & Software	75,985
Accumulated Depreciation	(42,383)
Leasehold Improvements	11,364
Rent Deposits	33,872
Accounts Payable	(60,674)
Note Payables	(125,000)
Net Assets	$4,050,000

6. Earn-out Provisions Liability

The Company accounts for Contingent Consideration according to FASB ASC 805 Business Combinations. Contingent consideration typically represents the acquirer's obligation to transfer additional assets or equity interests to the former owners of the acquiree if specified future events occur or conditions are met. FASB ASC 805 requires that contingent consideration be recognized at acquisition-date fair value as part of the consideration transferred in the transaction. FASB ASC 805 uses the fair value definition in Fair Value Measurements, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  As defined in FASB ASC 805, contingent consideration is (i) an obligation of the acquirer to transfer additional assets or equity interests to the former owners of an acquiree as part of the exchange for control of the acquiree if specified future events occur or conditions are met or (ii) the right of the acquirer to the return of previously transferred consideration if specified conditions are met.

Accordingly, the Company valued the Earn-out Provisions based on an analysis using a cash flow model (a "decision tree") to determine the Expected Earn-Out Payment, which model determined that the aggregate Expected Earn-out Payment was $25,450,000 and the present value of the contingent consideration liability was $18,362,269.  The Company thus recognized at the acquisition date an $18,362,269 Earn-out Provisions Liability amount associated with the Earn-out Provisions as part of the consideration transferred in the WeedMaps Purchase Agreement.

The probabilities for the three different scenarios in determining the likelihood of payouts related to the earn-out provisions (e.g., 75% probability that upside scenario will be achieved in year 1), as well as the discount rate used in our calculations were based on internal Company projections which were vetted by senior management, which probability rate for year 1 has, to date, already been exceeded, and as such, each of Mr. Hartfield and Mr. Hoerling will earn their respective earn-out provisions for year 1.

Pursuant to the WeedMaps Purchase Agreement, the Earn-out Provisions provide that for a period of three years following the acquisition of WeedMaps, LLC, each of the Sellers will be eligible to earn and be issued a certain number of shares of the Company’s common stock based upon the following formula as follows:

i.
In year one following the acquisition of WeedMaps, LLC each of the Sellers will be eligible to earn and be issued 3,000,000 shares of the Company’s common stock on January 31, 2012, if the gross revenues of Merger Sub [WeedMaps, LLC was merged with and into WeedMaps Media, Inc. (“Merger Sub”)], for the fiscal year ended December 31, 2011 are at least 20% higher than they were for the fiscal year ended December 31, 2010. If the 2011 gross revenues of Merger Sub are at least 10%, but less than 20%, higher than the 2010 gross revenues, then the number of shares to be issued shall be reduced to 1,250,000 shares to each of the Sellers. If the 2011 gross revenues of Merger Sub are less than 10% higher than the 2010 gross revenues, then no shares shall be issued hereunder.

Year 1 Scenarios	# of Shares Earn-Out	Probability	Probability-Weighted Shares

Upside	6,000,000	75%	4,500,000
Gross Revenue 20% higher than previous year

Mid	2,500,000	20%	500,000
Gross Revenue higher than 10% but less than 20% of previous year

Downside
Gross Revenue 10% or lower than previous year	0	5%	0
	Expected Earn-Out Shares		5,000,000

	Price per common share		$2.00

	Discount rate		20%
	No. of Years (nper)		1.00
	Payments (pmt)		$-
	Fair value (fv)		$10,000,000

	Present value factor at 20% discount rate for 12 months		0.83333

	Year 1: Present Value of Liability		$8,333,333

(ii)
In year two following the acquisition of WeedMaps, LLC each of the Sellers will be eligible to earn and be issued 3,000,000 shares of the Company’s common stock on January 31, 2013, if the gross revenues of Merger Sub for the fiscal year ended December 31, 2012 are at least 20% higher than they were for the fiscal year ended December 31, 2011. If the 2012 gross revenues of Merger Sub are at least 10%, but less than 20%, higher than the 2011 gross revenues, then the number of shares to be issued shall be reduced to 1,250,000 shares to each of the Sellers. If the 2012 gross revenues of Merger Sub are less than 10% higher than the 2011 gross revenues, then no shares shall be issued.

			Probability-Weighted
Year 2 Scenarios	# of Shares Earn-Out	Probability	Shares

Upside	6,000,000	70%	4,200,000
Gross Revenue 20% higher than previous year

Mid	2,500,000	20%	500,000
Gross Revenue higher than 10% but less than 20% of previous year

Downside
Gross Revenue 10% or lower than previous year	0	10%	0
	Expected Earn-Out Shares		4,700,000

	Price per common share		$2.00

	Discount rate		20%
	No. of Years (nper)		2.00
	Payments (pmt)		$-
	Fair value (fv)		$9,400,000

	Present value factor at 20% discount rate for 24 months		0.69444

	Year 2 Present value of liability		$6,527,778

iii.
In year three following the acquisition of WeedMaps, LLC each of the Sellers will be eligible to earn and be issued 2,000,000 shares of the Company’s common stock on January 31, 2014, if the gross revenues of Merger Sub for the fiscal year ended December 31, 2013 are at least 20% higher than they were for the fiscal year ended December 31, 2012. If the 2012 gross revenues of Mjerger Sub are at least 10%, but less than 20%, higher than the 2013 gross revenues, then the number of shares to be issued shall be reduced to 1,250,000 shares to each of the Sellers. If the 2013 gross revenues of Merger Sub are less than 10% higher than the 2012 gross revenues, then no shares shall be issued.

			Probability-Weighted
Year 3 Scenarios	# of Shares Earn-Out	Probability	Shares

Upside	4,000,000	60%	2,400,000
Gross Revenue 20% higher than previous year

Mid	2,500,000	25%	625,000
Gross Revenue higher than 10% but less than 20% of previous year

Downside
Gross Revenue 10% or lower than previous year	0	15%	0
	Expected Earn-Out Shares		3,025,000

	Price per common share		$2.00

	Discount rate		20%
	No. of Years (nper)		3.00
	Payments (pmt)		$-
	Fair value (fv)		$6,050,000

	Present value factor at 20% discount rate for 36 months		0.57870

	Year 3 Present Value of Liability		$3,501,157

7. Basic and Diluted Income (Loss) per Share

Basic income (loss) per common share is computed by dividing net income (loss) by the weighted average common shares outstanding. Diluted income (loss) per common shares is computed by dividing net income (loss) by the weighted average common shares outstanding and common shares equivalents related to stock options when dilutive. Pro forma weighted average shares outstanding were as follows:

Year Ended
December 31,
2010
General Cannabis historical weighted average shares	28,748,316
General Cannabis shares issued pursuant to WeedMaps acquisition	16,400,000
Weighted average shares outstanding—basic and diluted	28,868,864

8. Income Taxes

No income tax benefit was included in the unaudited pro forma condensed combined statements of operations because a full valuation allowance has been established on the deferred tax asset as it is more likely than not that future tax benefits will not be realized.